UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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HAMILTON INSURANCE GROUP, LTD.
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HAMILTON

Proxy Statement

Notice of Annual General Meeting of Shareholders: 5 May 2026

2026

LETTER TO SHAREHOLDERS
MARCH 24, 2026

Dear Shareholder,

We are pleased to invite you to attend the 2026 Annual General Meeting of Shareholders of Hamilton Insurance Group, Ltd. The attached proxy statement contains important information regarding the agenda for the meeting and voting instructions.

This past year has been a defining one for Hamilton. We delivered record financial results, strengthened our underwriting performance, and advanced our strategic priorities with discipline and focus. Our teams executed exceptionally well, positioning Hamilton as a leader in specialty insurance and reinsurance markets. We also made meaningful progress on innovation and operational efficiency, ensuring that we are building a company designed for sustainable growth.

At this year's meeting, you will have the opportunity to vote on matters that are critical to maintaining our momentum and supporting our long-term strategy. Your engagement and support are essential as we continue to create value for our shareholders and deliver on our commitments.

I encourage you to read the attached proxy statement, which will serve as your guide to the business to be conducted at the meeting. The meeting will be held virtually on May 5, 2026 at 9am Eastern Time and can be accessed via the following link:
www.virtualshareholdermeeting.com/HG2026

Thank you for your continued support.

Sincerely,

David A. Brown, Chairman

Notice of 2026 Annual General
Meeting of Shareholders
On behalf of the Hamilton Insurance Group, Ltd. Board of Directors, (the "Board of Directors" or "Board") you are cordially invited to attend the Hamilton 2026 Annual General Meeting of Shareholders (the “Annual Meeting" or “Annual General Meeting”).
Meeting Details

Date and Time	Location	Record Date
May 5, 2026 at 9:00 A.M. Eastern Time ("ET")	Live via the Internet at www.virtualshareholdermeeting.com/HG2026	Shareholders of record as of the close of business on March 17, 2026 are entitled to vote at the Annual Meeting
How To Vote

Method	Details	Vote must be received or submitted by:
By Phone	1-800-690-6903	11:59 p.m. ET, May 4, 2026
Online Before the Meeting	www.proxyvote.com	11:59 p.m. ET, May 4, 2026
By Mail	Return your completed proxy card in the prepaid envelope	11:59 p.m. ET, May 4, 2026
Online During the Meeting	www.virtualshareholdermeeting.com/HG2026	Before the polls close during the Annual Meeting
Matters to Be Voted On

1	To elect 11 Class B directors to serve until the 2027 Annual General Meeting of Shareholders or until their successors are duly elected and qualified
2	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers
3
To appoint Ernst & Young Ltd. to act as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and to authorize the Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm

We may also transact any other business as may properly come before the meeting. As of the date of this proxy statement, we are not aware of any business to be presented for consideration other than the matters described above.

Proxies
The Board of Directors is soliciting proxies to be voted at the Annual Meeting on May 5, 2026, and at any postponed or reconvened meeting. Shareholders of record are being mailed, sent or given, on or about March 24, 2026, a Notice of Internet Availability of Proxy Materials providing instructions on how to access the Proxy Materials on the Internet.
Accessing the 2026 Annual General Meeting
Your vote is important—we value input from all of our shareholders.
Please take time to review the accompanying proxy statement, which includes important details about the proposals to be considered at the Annual General Meeting.
To join the meeting and vote, you will need the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, your proxy card, or any voting instruction form included with these materials.
This year’s Annual General Meeting will be held in a virtual format, allowing shareholders to attend, vote, and submit questions online. We believe this approach enhances accessibility and encourages meaningful engagement with management, no matter where you are located. You are encouraged to participate virtually and vote your shares in advance by proxy.
For more information on voting and participating in the virtual meeting, please refer to the “Voting and Meeting Information” section in the proxy statement.
By order of the Board,
Gemma Carreiro
General Counsel & Secretary
March 24, 2026

Important Notice Regarding the Availability of Proxy Materials to be held virtually via the Internet on May 5, 2026. Our 2026 proxy statement as well as our 2025 Annual Report are available free of charge in the investors section of our website at www.hamiltongroup.com.

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “target,” “should,” “could,” “would,” “seeks,” “intends,” “plans,” “contemplates,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements appear throughout this proxy statement and address such matters such as our industry, growth strategy, market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, corporate governance practices, risk management, shareholder engagement, executive and director compensation programs, and equity compensation utilization. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict or quantify. Although we believe our expectations and projections are reasonable, actual results may differ materially.
Factors that can cause results to differ materially include those described under “Special Note Regarding Forward-Looking Statements” in Hamilton's Annual Report on Form 10-K ("Annual Report") filed with the Securities and Exchange Commission ("SEC") and available on our website, as well as other risks and uncertainties. You should evaluate all forward-looking statements in the context of these risks and uncertainties.
We cannot assure you that we will achieve the results or developments we expect or, even if realized, that they will have the anticipated effects. All forward-looking statements in this proxy statement apply only as of its date and are expressly qualified in their entirety by this cautionary note. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.
When used in this proxy statement, unless otherwise mentioned or unless the context indicates otherwise, the terms "we", "us", "our", the "Company", the "Group" and "Hamilton" refer to Hamilton Insurance Group, Ltd. and its consolidated subsidiaries.

Proxy Statement Summary
Annual General Meeting Information
•Date and Time: May 5, 2026 at 9am ET
•Virtual Meeting: www.virtualshareholdermeeting.com/HG2026
•Record Date: March 17, 2026
Proposals
This proxy statement summary highlights information regarding Hamilton and certain information included elsewhere in this proxy statement. It is not a substitute for the full proxy statement, and we encourage you to read the entire proxy statement before voting. You should also review our Annual Report for detailed information regarding our financial and operating performance for the year ended December 31, 2025, including the audited financial statements and related notes.

	Proposal	Board Recommendation	Vote Required to Adopt Proposal	Page Ref.
1	Election of Class B directors	FOR each Nominee	The affirmative vote of a plurality of the votes cast by holders of Class B common shares present in person or by proxy at the Annual General Meeting, provided that holders of more than 50% of such shares are present in person or by proxy to constitute a quorum. Broker non-votes and abstentions will not be considered votes cast and will have no effect on the outcome.	5
2	Non-binding advisory vote on fiscal year 2025 compensation paid to our named executive officers	FOR	The affirmative vote of a majority of the votes cast by holders of common shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Broker non-votes and abstentions will not be considered votes cast and will have no effect on the outcome.	38
3	Appointment of Ernst & Young Ltd. to act as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and to authorize the Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm	FOR	The affirmative vote of a majority of the votes cast by holders of common shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will not be considered votes cast and will have no effect on the outcome.	83
We may also transact any other business that may properly come before the meeting. As of the date of this proxy statement, we are not aware of any business to be presented for consideration other than the matters described above.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	1

Company Overview
We are a global specialty insurance and reinsurance company founded in Bermuda in 2013. We harness multiple drivers to create shareholder value. These include diverse underwriting operations supported by proprietary technology and a team of over 600 full-time employees, a strong balance sheet, and a unique investment management relationship with Two Sigma (see "Certain Relationships and Related Party Transactions" for additional details on our arrangement with Two Sigma ). We operate globally, with underwriting operations in London, Ireland, Bermuda, and the United States.
We are led by an entrepreneurial and experienced management team that has grown premiums written from $571 million for the year ended November 30, 2018, to $2.9 billion for the fiscal year ended December 31, 2025, while also reducing our combined ratio significantly. The combined effects of organic premium growth, strategic acquisition, new market developments and continuous platform cost optimization leave us well positioned to capitalize on the favorable market conditions across the lines of business written by our established and scaled underwriting platforms.
2025 Company Financial Performance

FINANCIAL PERFORMANCE
Net income attributable to common shareholders of $576.7 million	Gross premiums written of $2.9 billion	Underwriting income(1) of $148.8 million
Return on average equity ("ROE") of 22.4%	Net premiums earned of $2.1 billion	Combined ratio of 92.9%
In Good Company: Our People & Citizenship
At Hamilton, our success begins with our people. We foster an inclusive, entrepreneurial, and collaborative culture that enables our colleagues to deliver on our strategic priorities and support our commitment to disciplined underwriting. This culture — reflected in our corporate tagline, "In good company." — helps us attract, engage, and retain top talent through our “Magnet for Talent” business imperative and our ongoing investment in colleague development and engagement.
We are equally committed to being responsible corporate citizens. As underwriters and as global participants in the communities where we live and work, we strive to apply our business strengths to make a positive and lasting impact. Hamilton seeks to operate in a manner that considers our effect on society today and for future generations, and we actively support initiatives that promote community well-being and responsible business practices.
For more information on our people, culture, and corporate citizenship efforts, please see Corporate Governance – Human Capital Management.

1.Underwriting income is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures is included in “Appendix 1.”

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	2

Executive Compensation Highlights

Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. Key Features of our compensation program include:
•Pay-for-Performance: Compensation is primarily performance-based and rewards executives for achieving financial, operational, and strategic goals.
•Competitive and Reasonable: Designed to attract, motivate, and retain top executive talent while remaining aligned with market practices.
•Balanced Approach: Combines short-term and long-term incentives to drive sustainable results.
•Strong Governance: Maintains sound governance standards consistent with our compensation policies and practices.

What We Do	What We Don't Do
Pay for Performance	No Perks
Independent Compensation Committee	No Excise Tax Gross-Ups
Independent Compensation Consultant	No Hedging or Pledging of Company Shares
Clawback Policy	No Guaranteed Performance Bonuses(1)
Share Ownership Guidelines	No Dividend Equivalents on Unvested Performance Awards(2)
Caps on Annual Bonuses and Equity Grants
Double Trigger Change-in-Control Severance and Acceleration
Peer Data
Multi-year Vesting and Earn-out Requirements
Risk Mitigation

For more information on executive compensation, see "Compensation Discussion and Analysis."

1.    We do not provide guaranteed performance bonuses to our named executive officers at any minimum levels of payment under our annual cash incentive plan. For more information see "Compensation Discussion and Analysis" below.
2.    We do not pay dividends or dividend equivalents on performance-based awards unless and until the performance awards are earned and vested. For more information see "Compensation Discussion and Analysis" below.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	3

Corporate Governance Highlights
Corporate governance is a key area of focus for our Board. Our current governance practices include the below, a number of which are discussed in further detail throughout this proxy statement:
•Regular and proactive shareholder engagement
•Annual say-on-pay vote
•Our Board is composed of a majority of independent directors and the Audit, Compensation and Personnel, and Nominating and Corporate Governance Committees are composed of only independent directors
•None of our directors serve on the board of directors of more than four other publicly-held corporations
•There is no shareholder rights plan ("poison pill")
•All Class B shareholders have the right to vote on the election of the Class B directors on an annual basis
•Independent Chairman
•Stock ownership guidelines for executive officers and directors
•Our Board and each committee holds quarterly executive sessions without management present as well as an annual self-evaluation process
•Our Board provides oversight of key risks that impact the Company's ability to achieve its strategy
•Technology Committee provides oversight of technology strategy and cybersecurity risk management
•Robust clawback policy
•Our Board regularly reviews committee charters and key governance policies
•Our Board is engaged in an ongoing refreshment process to ensure coverage of the key skill-sets identified by the Board
General Information, Questions and Answers
Please see “Voting and Meeting Information” and “Shareholder Proposals for 2027 Annual General Meeting” for important information about the 2026 Annual Meeting, proxy materials, voting, and the deadlines to submit shareholder proposals and director nominees for the 2027 annual general meeting and other important information.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	4

Corporate Governance
PROPOSAL ONE:
Election of Class B Directors
Our business and affairs are managed under the direction of our Board. Our bye-laws provide that our Board consist of not less than eleven (11) directors or more than fifteen (15) directors as the Board may determine from time to time. The Board presently consists of thirteen (13) directors, including eleven (11) Class B directors and two (2) Shareholder Directors.
Under the Shareholders Agreement, dated November 14, 2023 (the “Shareholders Agreement”), four significant shareholders (each holding at least 5% of our issued and outstanding common shares as of such date) initially held the right to appoint one director each to our Board (each, a “Shareholder Director”), subject to maintaining certain ownership thresholds. One of these shareholders subsequently sold its shares back to the Company and no longer meets the required ownership level, and therefore has lost its appointment right. Of the three remaining shareholders that continue to hold such rights, two have appointed a Shareholder Director, while one has not yet exercised its right to do so but continues to retain that right. Additional details regarding the Shareholders Agreement are provided under “Board Composition” below.
At the Annual General Meeting, eleven (11) Class B directors will be elected by the holders of our Class B common shares (“Class B directors” ) to serve until the next annual general meeting of shareholders or until their successors are duly elected and qualified. These directors will join the two (2) Shareholder Directors appointed in accordance with the Shareholders Agreement and the Company’s bye-laws. Following the Annual General Meeting, the Board will continue to consist of thirteen (13) directors: eleven (11) Class B directors and two (2) Shareholder Directors. As further described below, one additional shareholder continues to retain the right, under the Shareholders Agreement, to appoint a Shareholder Director, although it has not yet exercised that right.
Recommendation

The Board recommends that shareholders vote their shares "FOR" the election of each of the eleven (11) Class B directors nominated by our Board and named in this proxy statement as a director to serve until the next annual general meeting or until his or her successor is elected and qualified

Vote Required
The election of Class B directors will be determined by a plurality of the votes cast by holders of Class B common shares present in person or represented by proxy at the Annual General Meeting, provided that holders of more than 50% of the Class B common shares entitled to vote are present in person or by proxy to constitute a quorum. Voting is subject to the limitations set forth in the Company’s bye-laws. Broker non-votes and abstentions will not be considered votes cast and will have no effect on the outcome of this proposal.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	5

Class B Director Nominees
The Nominating and Corporate Governance Committee has recommended, and our Board has approved, David A. Brown, Giuseppina (Pina) Albo, John J. Gauthier, Karen Ann Green, Anu (Henna) Karna, Neil Patterson, Marvin Pestcoe, David Priebe, Everard Barclay Simmons, Therese Vaughan and Peter W. Wilson as Class B director nominees for election as directors at the Annual General Meeting. If elected, each such nominee will serve as a director until the 2027 annual general meeting or until his or her successor is duly elected and qualified.

Name	Age	Committees	Position	Since
David A. Brown	68	Compensation and Personnel	Independent Director	2013
Giuseppina (Pina) Albo	63		CEO and Director	2018
John J. Gauthier	64	Compensation and Personnel, Nominating and Governance and Investment	Independent Director	2023
Karen Ann Green	58	Audit, Underwriting and Risk and Compensation and Personnel	Independent Director	2025
Anu (Henna) Karna	49	Nominating and Governance and Technology	Independent Director	2023
Neil Patterson	62	Audit, Nominating and Governance and Technology	Independent Director	2024
Marvin Pestcoe	65	Underwriting and Risk, Investment and Technology	Independent Director	2020
David Priebe	67	Audit, Underwriting and Risk and Technology	Independent Director	2025
Everard Barclay Simmons	53	Audit, Investment and Technology	Independent Director	2023
Therese Vaughan	69	Compensation and Personnel, Nominating and Governance and Underwriting and Risk	Independent Director	2024
Peter W. Wilson	66	Proposed to be on Underwriting and Risk, Nominating and Governance and Technology	Independent Director	First-time Nominee

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	6

Class B Director Nominee Biographies

David A. Brown
Mr. Brown has served as a director of the Company since 2013 and currently serves as Chair of the Board. He also has served as non-executive Chair of Hamilton Re, Ltd. since 2015. Mr. Brown previously served as the Chief Executive Officer at Flagstone Reinsurance Holdings Ltd. from September 2005 until its sale in November 2012. Mr. Brown was also the Chief Executive Officer of Centre Solutions from 1994 to 1997, and was a partner with Ernst & Young, Bermuda until 1993. In addition, Mr. Brown has extensive experience serving on the boards of various public and private companies, including currently serving on the boards of Miami International Holdings, Allshores Limited and Equitable Financial Bermuda Re Ltd. Mr. Brown is also a member of the Chartered Professional Accountants of Bermuda and a fellow of the Institute of Chartered Accountants in England and Wales. We believe Mr. Brown’s business and leadership experience in the reinsurance industry and his financial expertise qualify him to serve on the Company’s Board.

Giuseppina (Pina) Albo
Ms. Albo has served as Chief Executive Officer of the Company and a member of its Board since January 2018. Ms. Albo began her career as a lawyer in Toronto, Canada. After practicing in real estate, corporate finance and M&A, she accepted a position at Munich Re as a claims expert. During her 25-year career at Munich Re, Ms. Albo held increasingly senior positions which included Head of Casualty Unit, North America/UK and International D&O/EPL; Head of Casualty Operations at Munich Reinsurance Company of Canada and Temple Insurance Company; Executive Head of Department UK and Ireland; President, National Clients Division, Munich Re America; and President, Reinsurance Division, Munich Re America. Ms. Albo’s last position at Munich Re was Member of the Board of Executive Management where her responsibilities included P&C business and operations in Europe and Latin America. Ms. Albo currently sits on the Board of the Reinsurance Group of America, the Association of Bermuda Insurers and Reinsurers (Chair 2022-2024), and is an Advisor to Overalls. She has also served as an ambassador for the Insurance Supper Club, an international organisation that aims to improve networking opportunities for women across the finance and insurance industries. Ms. Albo has been a member of many industry boards including the Board of the Insurance Information Institute, the Board of the Reinsurance Association of America, and the National Board of the Insurance Industry Charitable Foundation. She has been recognized for her contributions to the insurance industry and has received numerous awards including the Association of Professional Insurance Women’s “Woman of the Year” (2011). She was designated a “Top Influencer” in Insurance Business America’s List of “Hot 100” (2014) and placed on Intelligent Insurer’s list of ‘Top 100 Women in Re/insurance” (2014 and 2015). Ms. Albo holds a Maîtrise en Droit, International and European Community Law, from L’Université d’Aix-Marseille III, Aix-en-Provence, France; a Juris Doctor from Osgoode Hall Law School, York University, Toronto, Canada; and a Bachelor of Arts degree in Languages from the University of Winnipeg, Winnipeg, Manitoba, Canada. We believe Ms. Albo’s extensive experience in the insurance industry and in leadership positions qualifies her to serve on the Company’s Board.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	7

John J. Gauthier
Mr. Gauthier has served as a director of the Company since October 2023. He served as President of Allied World Financial Services Company, Inc. from 2012 until his retirement in 2018 and as Chief Investment Officer of Allied World Assurance Company Holdings, AG. from 2008 to 2018. Before joining Allied World, Mr. Gauthier was a Managing Director with Goldman Sachs Asset Management and held positions of increasing responsibility with Conning Asset Management culminating in a position as Director of Investment Strategy for Conning’s property-casualty insurer clients. Prior to joining Conning Asset Management, Mr. Gauthier held positions at General Reinsurance/New England Asset Management and The Travelers. Mr. Gauthier holds a Bachelor of Science degree in Computer Information Systems from Quinnipiac College and a Master of Business Administration, Finance from The Wharton School of the University of Pennsylvania. He is a Principal at JJG Advisory, LLC, a consulting business, and at Talcott Capital Partners, LLC, an investor advisory business. Mr. Gauthier is a member of the boards of directors of Reinsurance Group of America, Incorporated where he chairs the Investment Committee, The Hartford Funds, and Middlesex (CT) Health Systems. Mr. Gauthier served on the Board of Crescent Acquisition Corporation from 2018-2021. We believe Mr. Gauthier’s extensive financial and business experience in leadership positions qualifies him to serve on the Company’s Board.

Karen Ann Green
Ms. Green has served as a director of the Company since 2025. She also serves as the Senior Independent Director for each of Standard Life Plc (previously Phoenix Group Holdings PLC), Great Portland Estates PLC and the Miller broking business (Miller Insurance Services LLP and Ben Nevis CleanCo Ltd). Ms. Green also serves as a Non-Executive Director for the TMF Group and the Admiral Insurance Group PLC (including as Chair of the Remuneration Committee) as well as an advisor to Cytora Ltd. She was previously a Council Member of Lloyd’s of London and a Non-Executive Director of Asta Managing Agency Ltd and Aspen Managing Agency Ltd. During her executive career, Ms. Green held various senior executive positions at Aspen Insurance Holdings including Chief Executive of Aspen UK, (comprising the UK insurance and reinsurance companies) and Group Head of Strategy and Corporate Development. Prior to this she worked as a principal with the global private equity firm MMC Capital Inc (now Stone Point Capital) having previously worked in business development at GE Capital in London. She was also previously Vice President of the Insurance Institute of London. She began her career as an investment banker with Baring Brothers and then Schroders. She is a Trustee of Wellbeing of Women as well as a Governor of Bute House Preparatory School for Girls Ltd. We believe that Ms. Green's extensive financial services experience and leadership experience qualify her to serve on the Company's Board.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	8

Anu (Henna) Karna
Dr. Karna has served as a director of the Company since October 2023. She has more than 25 years of experience leading innovation across digital/data in high-tech, CPG, risk management, and insurance industries. Dr. Karna has led businesses and advised Fortune 50 companies on digital innovation and disruption and has designed and developed patent-pending technology and applications in the field of genetic algorithms, behavioral analytics, deep neural nets and digital-data technologies. Currently, Dr. Karna is a co-founder and chief product & AI officer for NeuroVitals, a digital, healthtech company. Prior to that, Dr. Karna served as the General Manager, Managing Director, Global Insurance & Risk Management Solutions at Google from 2020 to 2023. Prior to Google, she served as Executive Vice President and Global Chief Data Officer at AXA XL from 2017 to 2020, as President of Verisk Digital Services, as Vice President, Digital Customer Strategy for Verisk Analytics and as Managing Director & Global Actuarial Chief Information Officer for AIG. Earlier in her career, Dr. Karna held positions at Affinnova, John Hancock Insurance and held cryptology-related roles for the government. Dr. Karna holds a Bachelor of Science from Worcester Polytechnic Institute, a Masters and Doctorate from the University of Massachusetts, Lowell and a Master of Business Administration from the Massachusetts Institute of Technology. She has a senior fellowship from Harvard University and is currently serving as an associate there, focusing on use of AI and social impact. She is a member of the board of directors of Essent Group Ltd, AAA NE, and The Doctors Company. We believe Dr. Karna’s extensive experience in the insurance and tech industries as well as in leadership positions qualifies her to serve on the Company’s Board.

Neil Patterson
Mr. Patterson has served as a director of the Company and as chair of our audit committee since March 2024. Mr. Patterson is the retired Chairman of the KPMG group of entities in Bermuda. He spent the majority of his career with KPMG, having joined the firm in 1989. He was a client facing lead audit partner from 1997 until his retirement on December 31, 2020; providing audit and advisory services to financial services clients in Bermuda. He was the Risk Management Partner for KPMG in Bermuda for over twenty years and was the Risk Management Partner for KPMG’s sub regional firm (The KPMG Islands Group) for fifteen years. Mr. Patterson became the Bermuda firm’s Office Managing Partner in 2008 and served for nine years, he then took on the role of Chairman until his retirement. From 2012 until 2015, Mr. Patterson served as the Managing Partner of The KPMG Islands Group. In this capacity, he was also a member of KPMG’s Board for its European, Middle East and Africa firm. From 2016 to 2020 Mr. Patterson served as a member of KPMG’s Global Insurance Advisory Group, a sub-committee of KPMG’s global board. The Group advises the KPMG global board on insurance matters affecting KPMG member firms around the world. Mr. Patterson is very active in the Bermuda community. In 2019 he co-founded Ignite Bermuda, the island’s first privately funded business incubator and accelerator. Ignite’s purpose is to help Bermudian entrepreneurs succeed in business, diversify economic ownership and create jobs through education, mentoring and support. To date over 500 Bermudian entrepreneurs and small businesses have benefited from the programme. In 2021, he co-founded Bermuda Investor Community Limited, which is designed to enhance the flow of capital from angel investors into the entrepreneurial community in Bermuda. It provides coaching and advisory services to entrepreneurs seeking capital and promotes an electronic platform where investors and entrepreneurs can enter into transactions. In January, 2026 Mr. Patterson was awarded the King’s Certificate and Badge of Honour by King Charles III for his services to the Bermuda community. We believe Mr. Patterson's extensive financial and audit experience qualifies him to serve on the Company’s Board.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	9

Marvin Pestcoe
Mr. Pestcoe has served as a director of the Company since 2020 and Chair of our Underwriting & Risk Committee since May 2023. He also currently serves as non-executive Chair of Hamilton Select Insurance LLC. Mr. Pestcoe served as Executive Chair and Chief Executive Officer of Langhorne Re from January 2019 to April 2021 and continued as a director of Langhorne Re until March 2023. He is also currently a director at Catalina Insurance and a director of Employer’s Insurance. Mr. Pestcoe previously held senior positions in PartnerRe (2001 to 2017) and Swiss Re New Markets (1997 to 2001), and has over 40 years of experience in insurance, reinsurance and investments including a range of executive roles and leadership positions that focused on profit center management, investments, corporate strategy, data analytics and risk management. Mr. Pestcoe is also a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries. We believe Mr. Pestcoe’s expertise in insurance, reinsurance, investing and business leadership experience qualify him to serve on the Company’s Board.

David Priebe
Mr. Priebe has served as a director of the Company since 2025. Mr. Priebe is a seasoned leader in the reinsurance industry with expertise in capital markets and investment banking and a career that spanned over four decades at Guy Carpenter and Company ("GC"). Mr. Priebe recently retired from GC in January 2025. Mr. Priebe held the role of Chairman, with an emphasis on advancing GC’s engagement with clients and markets to identify opportunities and deliver solutions that help them drive profitable growth. Mr. Priebe was responsible for GC Securities, GC’s investment banking and capital markets group and GC Capital Solutions Group, which focused on delivering solutions that assist companies achieve their growth, capital and profitability objectives. Prior to becoming Chairman, Mr. Priebe was also Vice Chairman and previously held various senior leadership roles at GC, including as Executive Vice President, CEO and President of the UK and Continental Europe operations, Managing Director – Global Leaders of the Center of Excellence Practice Group, Managing Director – Global Leader of the Property Specialty Group and Managing Director – Client Account Executive. Mr. Priebe holds a Bachelor of Arts degree in Economics from St. Lawrence University as well as AICPCU/Wharton Advanced Executive Education. We believe Mr. Priebe’s extensive insurance industry experience qualifies him to serve on the Company’s Board.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	10

Everard Barclay Simmons
Mr. Simmons has served as a director of the Company since August 2023. Mr. Simmons is Chair and CEO at advisory firm Rose Investment Limited and Chair of the Bermuda Public Funds Investment Committee with responsibility for advising on the investment of Bermuda’s pension funds. He was formerly an investment banker with Goldman Sachs in New York and returned to Bermuda in 2006 as Managing Partner of Bermuda law firm Attride-Stirling & Woloniecki, where he worked until 2019. Mr. Simmons is a graduate of the University of Kent at Canterbury, where he graduated with a law degree, the Inns of Court School of Law where he qualified as a barrister, and Harvard Business School where he graduated with a Master in Business Administration. He is a member of the boards of Petershill Partners plc and Allshores Limited and is a former Chair of Butterfield Bank. We believe Mr. Simmons’ extensive financial and business experience in leadership positions qualifies him to serve on the Company’s Board.

Therese Vaughan
Ms. Vaughan has served as a director of the Company since March 2024. Ms. Vaughan is a seasoned educator, corporate director, and internationally recognized expert in insurance regulation. She was the CEO of the National Association of Insurance Commissioners and served over 10 years as Iowa Insurance Commissioner—the state’s longest-serving and first female insurance commissioner. Ms. Vaughan represented the US insurance regulatory system internationally, as a member of the Executive Committee of the International Association of Insurance Supervisors and of the steering committing for the US/EU Insurance Dialogue Project. She chaired the Joint Forum, a Basel, Switzerland-based group of banking, insurance, and securities supervisors. Ms. Vaughan recently served as a director of AIG, and is on the Board of Verisk Analytics, Wellmark Blue Cross and Blue Shield, WestBank, and the Food Bank of Iowa. We believe Ms. Vaughan’s extensive experience in insurance regulatory oversight and in leadership positions qualifies her to serve on the Company’s Board.

Peter W. Wilson
Mr. Wilson is being nominated for the first time as a potential director of the Company. Mr. Wilson is an accomplished insurance industry executive with more than three decades of leadership experience across global specialty, commercial, and professional liability markets. Most recently, he served as Chief Executive Officer of AXIS Insurance, where he led the company’s global Specialty Lines portfolio and oversaw operations across the U.S., U.K., Canada, Bermuda, Singapore, and Brussels. Under his leadership, AXIS Insurance grew gross written premiums from $2.4 billion to $4.9 billion, strengthened underwriting performance, integrated major acquisitions, and launched new digital distribution initiatives. Before joining AXIS, Mr. Wilson spent 20 years at CNA Insurance Companies, including as President and Chief Operating Officer of CNA Specialty. Mr. Wilson began his career at AIG, ultimately serving as Executive Vice President overseeing the commercial public Directors & Officers business. He served on multiple boards, including AXIS Specialty, Harrington Re , CNA Europe, CNA Surety and, most recently, QBE Insurance Group Board where he served on both the Audit and Risk Committees. He is a former President of the Professional Liability Underwriting Society (PLUS) and the PLUS Foundation. He holds a Bachelor of Arts in Economics and has completed advanced executive education programs. We believe Mr. Wilson’s extensive industry experience and executive leadership qualify him to serve on the Company's Board.

The Board recommends a vote "FOR" the election of the Class B Director nominees

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	11

Board Composition
We believe it is essential to have a qualified group of directors with an appropriate mix of skills, experience and attributes to oversee our business. Accordingly, the size and composition of the Board are reviewed periodically to balance the need for diverse perspectives and expertise, with the practical considerations of efficient corporate governance.
In addition to the foregoing, we entered into the Shareholders Agreement with certain shareholders who, together with their affiliates, owned at least 5% of our issued and outstanding common shares as of that date. Those shareholders included: the Magnitude Investor (collectively being, Magnitude Master Fund, a sub trust of the Magnitude Master Series Trust, Magnitude Institutional, Ltd., Magnitude Partners Master Fund, L.P., and Magnitude Insurance Master Fund, LLC), Sango Holdings (being Sango Hoken Holdings, LLC), Hopkins Holdings (being Hopkins Holdings, LLC) and the Blackstone Investor Group (collectively comprising BSOF Master Fund L.P. and BSOF Master Fund II L.P.), including any permitted transferee of any of the foregoing. Under the Shareholders Agreement, each such shareholder had the right to appoint one Shareholder Director, subject to the maintenance of certain ownership thresholds. Following the sale of its holdings in Hamilton back to the Company in 2024, the Blackstone Investor Group no longer meets the ownership threshold and its appointment right has terminated. The remaining Class B directors are elected by the holders of our Class B common shares for an annual term expiring at each annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.
Currently, the Shareholder Directors are Bradley Cooper and Marc Roston (who succeeded H. Hawes Bostic III as the Magnitude Investor director in February 2026) and the Class B directors are David A. Brown, Giuseppina (Pina) Albo, John J. Gauthier, Karen Ann Green, Anu (Henna) Karna, Stephen W. Pacala, David Priebe, Neil Patterson, Marvin Pestcoe, Everard Barclay Simmons and Therese Vaughan. Sango Holdings has retained its right to appoint one director pursuant to the terms of the Shareholders Agreement, but this seat currently remains unfilled.
In addition to the two (2) Shareholder Directors appointed in accordance with the Shareholders Agreement, the Board has nominated eleven (11) individuals to serve as Class B directors based upon the recommendation of the Nominating and Corporate Governance Committee. Ten of these individuals are incumbent directors and were elected by the shareholders at our 2025 annual general meeting. The other remaining individual, Peter W. Wilson, is being nominated for the first time as a potential director based upon the recommendation of the Nominating and Corporate Governance Committee following a comprehensive search and review of suitable candidates. This process incorporated the valuable referrals of industry contacts of our executive officers, which played a crucial role in identifying this qualified candidate.
Our bye-laws provide that our Board may appoint such officers as it may determine. This provides the Board with the flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer should it determine that utilizing one or the other structure would be in the best interests of the Company. David A. Brown, a non-executive director, continues to serve as Chairperson of the Board.
Our Board has concluded that our current leadership structure is appropriate at this time in light of the Board’s size and the cooperative and dynamic working relationship among our directors, including the Shareholder Directors and independent directors. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

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Shareholder Directors
Set forth below, and not for nomination or election at the Annual General Meeting, are the biographies of the two current Shareholder Directors:

Bradley Cooper
Mr. Cooper, age 59, has served as a director of the Company since 2024. Mr. Cooper is a Managing Partner of Capital Z Partners, a private equity fund focused on investing in the financial services sector. Prior to founding Capital Z in 1990, Mr. Cooper was an investment banker in the Financial Institutions Group of Salomon Brothers (now Citigroup). He has extensive Board experience with both publicly traded and privately held companies, having served on, and chaired many committees. Mr. Cooper served on the Board of non-profit Make-A-Wish Foundation of Metro New York for 16 years, the final three as Chair, and the University of Michigan, Stephen M. Ross School of Business Advisory Board for approximately 8 years. We believe that Mr. Cooper’s extensive experience in the financial services sector and business leadership experience qualify him to serve on the Company’s Board. Mr. Cooper was appointed as a director of the Company pursuant to Hopkins Holdings, LLC’s right under the Shareholders Agreement to appoint a director to the Board.

Marc Roston
Mr. Roston, age 56, has served as a director of the Company since February 2026. Mr. Roston is a Senior Research Scholar at Stanford University, where he has been affiliated since 2020. He also serves as an Operating Partner of DFW Capital Partners, a private equity firm, a role he has held since 2020, and has advised hedge funds, private equity firms, insurance companies, and family offices since 2009 through his advisory and investment firm, MNR Capital LLC. Mr. Roston has more than 30 years of experience as an investment professional, with extensive experience analyzing and evaluating financial performance and business strategy across a wide range of companies. Mr. Roston has served on the boards of several privately held companies, including Vantage Insurance Partners from September 2020 through January 2025 and ResourcePro Holdings LLC from September 2020 through December 2021. Mr. Roston holds a Ph.D. in Economics from the University of Chicago and a B.S. in Economics from Carnegie Mellon University. We believe that Mr. Roston’s extensive investment experience, analytical expertise, and knowledge of financial and economic matters qualify him to serve on the Company’s Board. Mr. Roston was appointed as a director of the Company pursuant to Magnitude Capital’s right under the Shareholders Agreement to appoint a director to the Board.

Directors Not Continuing in Office
The current term of Stephen W. Pacala, a current director, will expire immediately following the Annual General Meeting. Mr. Pacala served on the Company's Board from 2013 until May 2026. The Company gratefully acknowledges and thanks Mr. Pacala for his years of service and dedication to our Board.

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Skills, Qualifications and Experience of Directors
The Nominating and Corporate Governance Committee is responsible for, among other things, identifying, evaluating and recommending qualified candidates for positions on the Board and recommending to the Board director nominees for each annual meeting of shareholders. In carrying out this responsibility, and consistent with criteria approved by the Board, the committee assesses nominees' general understanding of various business disciplines and the Company's operations, analytical ability, independence, diversity of experience, viewpoints and backgrounds and willingness to devote adequate time to Board duties. The Nominating and Corporate Governance Committee expects the Board to foster, cultivate and preserve an inclusive culture. When considering a director nominee, the committee seeks those individuals with an appropriate mix of skills, experience and attributes to oversee our organization in light of our businesses strategy, regulatory environment and the mix of capabilities and experience already represented on the Board. The Board shall evaluate each individual in the context of the Board as a whole with the objective of maintaining a group that is best equipped to help ensure the Company’s success and represent shareholders’ interests through sound judgment. As reflected in the chart below, we believe that the Class B director nominees offer a wide range of skills and experience:

BOARD SKILLS MATRIX

	David A. Brown	Giuseppina Albo	John J. Gauthier	Anu (Henna) Karna	Neil Patterson	Marvin Pestcoe	Everard Barclay Simmons	Therese Vaughan	Karen Ann Green	David Priebe	Peter Wilson
Industry Experience	x	x	x	x	x	x	x	x	x	x	x
Reinsurance	x	x			x	x			x	x	x
Insurance	x	x	x	x	x	x		x	x	x	x
(US/Specialty)		x								x	x
Insurance (Lloyds)		x							x		x
Broker/Distribution										x	x
CEO Experience	x	x			x	x	x	x	x	x	x
C-Suite Experience	x	x	x	x		x	x		x	x	x
Global Experience	x	x		x	x	x	x		x	x	x
Public Company Experience	x	x	x	x	x	x	x	x	x		x
Risk Management Experience	x	x		x	x	x		x	x	x	x
Information Technology Experience				x							
Investments Experience	x	x	x			x	x		x	x	
Accounting and Finance Experience	x		x		x						
Actuarial Experience				x		x		x			
Legal / Regulatory Experience		x					x	x	x		
M&A Experience	x	x	x			x	x		x		x
Human Capital Experience	x	x	x	x	x				x		x
Sustainability Experience		x							x

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	14

APPENDIX – SUMMARY OF EXPERIENCE, EXPERTISE OR ATTRIBUTE

Industry Experience	Knowledge of the (re)insurance industry combined with a general understanding of the products offered by Hamilton to its clients.
CEO Experience	Current or prior CEO experience, with responsibility for managing an organization's overall operations, including delegating and directing agendas, driving profitability, managing organizational structure, strategy and communicating with the Board. Such experience may include CEO experience of a (re)insurer.
C-Suite Experience	Executive management expertise, with day-to-day responsibility for managing people, teams and product lines.
Global Experience	Experience in working with multinational companies.
Public Company Experience	Experience in governance, strategic decision-making and oversight within the context of a publicly listed company.
Risk Management Experience	Expertise in developing, managing or overseeing a comprehensive risk management framework. Such experience may include CRO/CEO (insurance) experience.
Information Technology Experience	Expertise in the support, administration and design of telecommunications and computer systems and cyber security. Such experience may include CTO or CISO experience.
Investments Experience	Expertise in investment matters including experience with the oversight of investment portfolios such as asset allocation and performance. Experience may include assisting an organization's Board in the oversight of its investments. Such experience may include CIO experience.
Accounting and Finance Experience	Qualified accountant with audit experience including the preparation of financial statements. Such experience may include CFO, CAO or Controller experience.
Actuarial Experience	Qualified actuary. Such experience may include Chief Actuary experience.
Legal / Regulatory Experience	Experience in interpreting and applying insurance regulations from various agencies, gained through working with or at a regulatory authority, or through time spent as a practicing attorney.
M&A Experience	Expertise in M&A, which may include business, operational, legal, finance, investment banking or strategic involvement.
Human Capital Experience	Expertise in developing human capital strategies, which may include the development of management incentive and succession plans, experience in overseeing an organization's general compensation philosophy and development combined with an understanding of the critical importance of organizational culture and talent management.
Sustainability Experience	Experience in sustainability, and/or overseeing Sustainability program

Board Refreshment Process
The Board views continuous and experienced leadership as a valuable asset to the Company. While we do not impose term limits on director tenure, the Nominating and Corporate Governance Committee reviews each director’s continued service annually, subject to the provisions of the Company’s Shareholders Agreement and bye-laws regarding the rights of certain shareholders to appoint directors. Directors are required to retire from the Board when they reach the age of 75, except in special circumstances as determined by the Nominating and Corporate Governance Committee in light of the then-ascertainable facts and circumstances, including the needs of the Company and the skills and attributes of the director. The Nominating and Corporate Governance Committee periodically reviews the retirement policy to ensure it remains appropriate in light of the Company’s needs.
Corporate Governance Highlights
Corporate governance is a key factor in our ability to deliver shareholder value. Highlights of our corporate governance standards include:
•Majority independent Board - our Board is composed predominantly of independent directors, ensuring objective oversight and accountability.
•No "over-boarding" - our directors other than our CEO may not serve on the board of directors of more than four other publicly held companies. A director who also serves as our CEO should not serve on more than one other board of a public company.

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•Independent Committees - each of our Audit, Compensation and Personnel and Nominating and Corporate Governance Committees are entirely comprised of independent directors
•Robust corporate governance framework - the Company is committed to conducting its business with the highest level of ethical conduct. The Board has adopted a Corporate Governance Framework and a Code of Conduct and Ethics, which, together with the Charters of the standing Board Committees, provide a strong governance foundation. Copies of these documents are available on our website.
•Active Board refreshment process - as part of our director succession planning, the Nominating and Corporate Governance Committee conducts an ongoing search for individuals whose backgrounds complement the Board’s skills matrix and support long‑term oversight needs.
•Access to Structured Continuing Education - directors have access to ongoing education modules to remain up to date with current 'hot topics' impacting our industry
Director Independence
The Board affirmatively determines on an annual basis whether each director qualifies as an independent director pursuant to the New York Stock Exchange ("NYSE") listing standards. Each independent director is expected to promptly disclose to the Board any existing or proposed relationships or transactions that could impact his or her independence. Members of the Audit Committee and the Compensation and Personnel Committee must meet the additional independence requirements set forth under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable provisions of the NYSE Listed Company Manual. The Nominating and Corporate Governance Committee undertakes an annual review of the independence of all non-employee directors and makes recommendations to the Board.
Our Board currently consists of thirteen (13) directors, eleven (11) of whom are independent. In its most recent review, the Board considered whether any director has a material relationship with the Company that could compromise independence. These determinations were based primarily on a review of each director’s responses to detailed questionnaires regarding employment and compensation history, family relationships, and affiliations, as well as discussions with the directors. The Board also considers the recommendations of the Nominating and Corporate Governance Committee and sought advice from outside counsel experienced in these matters.
The Board has affirmatively determined that David A. Brown, John J. Gauthier, Karen Ann Green, Anu (Henna) Karna, Neil Patterson, Marvin Pestcoe, David Priebe, Marc Roston, Everard Barclay Simmons, Therese Vaughan and Peter W. Wilson each qualify as “independent directors” under the Exchange Act and NYSE rules. The Board has further determined that Giuseppina (Pina) Albo is not independent as she serves as our Chief Executive Officer and Bradley Cooper is not independent given his role as the Hopkins Holdings Director and his relationship with Hopkins Holdings. In making these determinations, the Board considered all relevant facts and circumstances, including the current and prior relationships that each director has or had with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including, the beneficial ownership of our share capital by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” Accordingly, in accordance with the listing standards of the NYSE, a majority of our directors are independent.

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Board and Committee Evaluations
We firmly believe that a robust Board and Committee evaluation process is essential to good corporate governance. Our Corporate Governance Framework provides that the Board will conduct a self-evaluation to determine the effectiveness of the Board and its committees annually. The purpose of this review is not to single out the performance of particular directors, but to improve the Board's performance as a whole. The Board and the Nominating and Corporate Governance Committee review, evaluate and, as necessary or advisable, revise the framework for effectiveness and compliance with legal requirements and compliance with the NYSE. This framework is subject to modification by the Board upon recommendation by the Nominating and Corporate Governance Committee.
Certain Relationships and Related Party Transactions
Policies and Procedures for Related Party Transactions
We have adopted a related person transactions policy and implemented procedures for reviewing transactions with “related persons,” which is defined to include our executive officers, directors and nominees for director, any immediate family member or affiliated entity of any of our executive officers, directors or nominees for director and any person (and his or her immediate family members and affiliated entities) or entity (including affiliates) that is a beneficial owner of 5% or more of any class of our outstanding voting securities. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were, are or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest. Pursuant to this policy, an appropriate committee of our Board must approve the terms, arrangements and policies of, and provide ongoing oversight over, all transactions with a related party in which the amount involved exceeds $120,000. In conducting its initial and ongoing reviews, the Audit Committee takes into account, among other factors it deems appropriate, the terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related-party’s interest in the transaction, the qualifications and performance of the related party and other business considerations that would be applied to similar arrangements with unaffiliated parties. Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will determine the appropriate action, including ratification, rescission or amendment of the transaction.
The following is a summary of certain relationships and related‑party transactions, with the underlying agreements filed as exhibits to our periodic reports with the SEC and the descriptions herein qualified by reference to those filings.
Shareholder Agreement
The Company is party to the Shareholders Agreement with certain shareholders who, together with their respective affiliates, owned at least five percent (5%) of our issued and outstanding common shares at the time of execution providing for certain rights. At this time, those remaining shareholders include the Magnitude Investor, Sango Holdings and Hopkins Holdings. The Shareholders Agreement provides each such

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shareholder with certain rights, including information rights and the right to appoint a director to the Board and also obligates the Company to obtain and maintain directors’ and officers’ liability insurance and fiduciary liability insurance.
Registration Rights Agreement
We have entered into the registration rights agreement, dated December 23, 2013, with certain of our existing shareholders pursuant to which we have provided such shareholders with certain demand and piggy-back registration rights with respect to our common shares.
Commitment Agreement and Investment Management Agreement
The Company and Hamilton Re, Ltd., a subsidiary of the Company ("Hamilton Re"), are party to a Commitment Agreement (the "Commitment Agreement") and the Two Sigma Hamilton Fund investment management agreement (the "Two Sigma Hamilton Fund IMA") with Two Sigma and Two Sigma Principals, LLC (the managing member of the Two Sigma Hamilton Fund (the "Managing Member")). Under the Commitment Agreement, Hamilton Re is required to maintain an investment in the Two Sigma Hamilton Fund, LLC ("Two Sigma Hamilton Fund") in an amount up to the lesser of (i) $1.8 billion or (ii) 60% of Hamilton’s net tangible assets for a rolling three-year period commencing on July 1, 2023. The Commitment Agreement renews annually for a new three-year period unless a non-renewal notice is provided by either party in accordance with the Commitment Agreement. Our investment management agreement with Two Sigma requires Two Sigma Hamilton Fund to incur a management fee of 2.5% of the non-managing members' equity in the net asset value of the Two Sigma Hamilton Fund per annum. The management fee for the years ended December 31, 2025, 2024 and 2023 was $52.6 million, $46.9 million and $45.2 million, respectively.
The Two Sigma Hamilton Fund Limited Liability Company Agreement
Under the terms of the revised limited liability company agreement of the Two Sigma Hamilton Fund between Hamilton Re and the Managing Member, the Managing Member remains entitled to an incentive allocation equal to 30% of Two Sigma Hamilton Fund’s net profits, subject to high watermark provisions, and adjusted for withdrawals and any incentive allocation to the Managing Member. In the event there is a net loss during a quarter and a net profit during any subsequent quarter, the Managing Member is entitled to a modified incentive allocation whereby the regular incentive allocation will be reduced by 50% until subsequent cumulative net profits are credited in an amount equal to 200% of the previously allocated net losses. The Managing Member is also entitled to receive a revised additional incentive allocation as of the end of each fiscal year (or on any date Hamilton Re withdraws all or a portion of its capital), in an amount equal to 25% of the Excess Profits. "Excess Profits" for any given fiscal year (or other such accounting period) means the net profits over 10% for such fiscal year, net of management fees and expenses and gross of incentive allocations, but only after recouping previously unrecouped net losses. To the extent Hamilton Re contributes capital other than at the beginning of a fiscal year or withdraws capital other than at the end of a fiscal year, the additional incentive allocation hurdle with respect to such capital is prorated. The aggregate incentive allocation (inclusive of the additional incentive allocation) for the years ended December 31, 2025, 2024 and 2023 was $263.3 million, $212.7 million and $21.5 million.

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Share Conversion
On December 9, 2025, Sango Holdings converted 300,000 Class A common shares into an equal number of Class B common shares and on December 10, 2025 Hopkins Holdings converted 200,000 Class A common shares into an equal number of Class B common shares.
Indemnification Agreements
Our bye-laws provide that we will indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. Pursuant to our bye-laws, our shareholders have agreed to waive any claim or right of action that such shareholders may have, whether individually or by or in right of the Company, against our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties with or for the Company, except in respect of any fraud or dishonesty of such director or officer. Our bye-laws also permit us to purchase and maintain insurance for the benefit of any director or officer in respect of any loss or liability attaching to such director or officer in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such director or officer. The Company maintains a directors’ and officers’ liability policy for such a purpose.
The indemnification agreements and our bye-laws require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights. There is currently no pending material litigation or proceeding involving any of our directors.

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Board Committees
Our Board maintains Audit, Compensation and Personnel, Nominating and Corporate Governance, Underwriting and Risk, Investment and Technology Committees (each a "Committee"). The Technology Committee was formed in 2025 to provide oversight of technology strategy and related risks. Current copies of the charters for the Audit, Compensation and Personnel and Nominating and Corporate Governance Committees, as well as our Corporate Governance Framework, are available on our website at www.hamiltongroup.com.
The table below summarizes the Company's committee membership as of March 24, 2026 for each Committee. The table also identifies the independent directors (as indicated by an asterisk (*)) and the directors designated as an "audit committee financial expert" (as indicated by a plus (+)), each as determined by our Board based on the NYSE listing standards, the SEC rules and our Corporate Governance Framework.
As part of the Board's ongoing commitment to strong corporate governance and effective oversight, we regularly review our committee structure to ensure it aligns with the Company’s strategic priorities and evolving governance best practices. In consultation with the Nominating and Corporate Governance Committee, the Board is evaluating potential enhancements to committee responsibilities and leadership roles to further strengthen oversight. Any changes, if approved, will be disclosed following implementation.
The Board may also consider establishing new committees in areas of emerging priority. Any decision to form a new committee will be based on a comprehensive review of the Company's strategic priorities, regulatory developments, and governance best practices. If a new committee is established, the Board will establish a formal charter outlining its responsibilities, composition, and oversight framework to ensure alignment with the Company's long-term objectives and shareholder interests and applicable regulatory requirements.

Name	Audit	Compensation and Personnel	Nominating and Corporate Governance	Underwriting and Risk	Investment	Technology
David A. Brown (Chair of Board) *		X
Giuseppina (Pina) Albo (Chief Executive Officer)
Bradley Cooper				X	X
John J. Gauthier (Chair of Compensation and Personnel) *		X			X
Karen Ann Green *	X	X		X
Anu (Henna) Karna (Chair of Technology) *			X			X
Stephen W. Pacala (Chair of Nominating and Governance) *		X	X
Neil Patterson (Chair of Audit) *+	X		X			X
Marvin Pestcoe (Chair of Underwriting and Risk) *+				X	X	X
David Priebe *+	X			X		X
Marc Roston *				X	X
Everard Barclay Simmons (Chair of Investment) *	X				X	X
Therese Vaughan *		X		X
2025 Meetings	4	4	4	4	4	3

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Audit Committee
The Audit Committee is responsible for preparing the Audit Committee report required by the SEC to be included in our proxy statement. The purpose of the Audit Committee is to assist our Board with respect to its oversight of (a) the quality and integrity of our financial statements, (b) the qualifications and independence of our independent registered public accountants, (c) the performance of our internal audit function and independent registered public accountant, and (d) our compliance with legal and regulatory requirements. The responsibilities of the Audit Committee include assisting the Board with respect to: (1) our risk management policies and procedures, in consultation with other committees as needed; (2) the audits and integrity of our financial statements, and the effectiveness of internal control over financial reporting; (3) our compliance with legal and regulatory requirements; (4) the qualifications, performance and independence of the outside auditors; (5) the performance of our internal audit function; (6) the evaluation of related party transactions; (7) pre-approving audit and non-audit services and fees; and (8) the establishment and maintenance of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters, or federal and state rules and regulations, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. All of our Audit Committee members are considered independent under the listing standards of the NYSE governing the qualifications of the members of the audit committee and the independence requirements under Rule 10A-3 of the Exchange Act. The Board has identified Mr. Patterson and Mr. Pestcoe as current members of the Audit Committee who meet the definition of "audit committee financial expert" established by the SEC.
Compensation and Personnel Committee
The Compensation and Personnel Committee assists our Board in discharging its responsibilities relating to (1) setting our compensation philosophy and compensation of our executive officers and directors, (2) monitoring our succession plans, and (3) reviewing and recommending to the Board compensation plans, policies and programs from time to time, including equity-based and certain incentive compensation plans and approving individual executive officer compensation as provided in the charter. The Compensation and Personnel Committee also prepares the Compensation and Personnel Committee report required to be included in our proxy statement or Annual Report under the rules and regulations of the SEC when such disclosure is required by SEC rules, reviews and discusses the Compensation Discussion and Analysis (CD&A) with management and recommends its inclusion in the Company’s filings, and appoints, compensates, and oversees any compensation consultants or other advisers retained to assist the committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other things, (1) reviewing board structure, composition and practices and making recommendations on these matters to our Board, (2) reviewing, soliciting and making recommendations to our Board and shareholders with respect to candidates for election to the Board, (3) overseeing our Board’s performance and self-evaluation process, and (4) developing and reviewing a set of corporate governance principles and overseeing compliance with the Company’s Corporate Governance Framework. The committee is also responsible for reviewing and making recommendations to the Board on matters relating to the Company’s capital structure and financing as well

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as periodically reviewing Board size, committee composition, director qualifications and independence, and overseeing director orientation and continuing education programs.
Underwriting and Risk Committee
The Underwriting and Risk Committee is responsible for, among other things, overseeing, reviewing and evaluating the Company's policies, guidelines, performance, risk management, processes and procedures relating to the underwriting of (re)insurance risks undertaken by the Company and enterprise risk management activities (including the risk management framework employed by management). The Underwriting and Risk Committee also reviews and makes recommendations to the Board regarding underwriting matters.
Investment Committee
The Investment Committee oversees our investment activities, including establishing and reviewing our investment policy and guidelines and monitors the performance and risk of our investment portfolios against our investment objectives, guidelines, benchmarks and risk appetite. Our investment policy sets out guidelines on permitted and prohibited asset classes, minimum credit quality standards, duration targets, liquidity requirements and sustainability parameters.
Technology Committee
The Technology Committee was formed in 2025 and is responsible for, among other things, assisting our Board in its responsibility for oversight of the Company's (1) technology strategy, (2) technology service delivery, (3) technology governance and (4) cybersecurity risk management program. In carrying out its responsibilities, the Technology Committee engages with the Audit Committee, as appropriate, on policies and procedures relating to cybersecurity and other technology‑related risks to support alignment within the Company’s overall risk management and internal control framework. This collaboration helps the Board maintain a comprehensive view of both financial and technology risk.
Meetings of the Board and its Committees
Pursuant to our Corporate Governance Framework, we expect our directors to regularly attend meetings of the Board and the committees on which they serve and to devote the time and effort necessary to discharge their responsibilities, including staying informed about the Company's business and operations. Each director is also encouraged to attend the Company's annual meeting of shareholders and ten (10) directors attended our annual meeting in 2025. Our Board met four (4) times during the year ended December 31, 2025. No director attended fewer than 75% of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served (during the period that each director served on the Board or such Committee).
Meetings of Non-Management Directors
The Board believes that one of the key elements of effective, independent oversight is for the independent directors to meet in executive session on a regular basis without the presence of management. In 2025, the independent directors met in executive session at each of our four (4) regularly scheduled Board meetings.

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Compensation and Personnel Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2025, each of David A. Brown, John Gauthier, Karen Ann Green, Stephen W. Pacala and Therese Vaughan served on our Compensation and Personnel Committee. Other than David A. Brown, who served as the interim Chief Executive Officer of the Company from May 14, 2017 until January 22, 2018 and interim Chief Executive Officer of Hamilton Re from August 1, 2020 until October 5, 2020, none of our Compensation and Personnel Committee members have served as an officer or employee of the Company. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation and personnel committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving on our Compensation and Personnel Committee or our Board. None of the members of the Compensation and Personnel Committee have any other relationship required to be disclosed under this caption under the rules of the SEC.
Board Leadership Structure
The Board reviews the Company's leadership structure from time to time to ensure that we have a strong and independent Board. The Board has determined that the role of independent lead director is not currently necessary as our Chair of the Board, David A. Brown, is a non-management / independent director. All directors, with the exception of our Chief Executive Officer, Giuseppina (Pina) Albo, and Bradley Cooper, the Hopkins director, are independent as defined under the applicable listing standards of the NYSE.
Consideration of Director Nominees
The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders to be nominated to our Board for election at the Annual General Meeting. A shareholder who wishes to submit a candidate for consideration must be a shareholder of record at the time that such shareholder submits a candidate for nomination and must be entitled to vote for the candidate at the meeting. If the shareholder (or a qualified representative of the shareholder) does not appear at the Annual General Meeting to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company. Shareholders who wish to submit director nominees for election at the 2027 annual general meeting of shareholders must follow the notice procedures described in “Shareholder Proposals for the 2027 Annual General Meeting." The notice must include:
•The name and address of such shareholder (as they appear in the Company's Register of Members) and any such beneficial owner
•The class or series and number of shares of the Company which are held of record or are beneficially owned by such shareholder and by any such beneficial owner
•A description of any agreement, arrangement or understanding between or among such shareholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business

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•A representation that the shareholder is a holder of record of shares of the Company entitled to vote at such general meeting and that that shareholder (or qualified representative of that shareholder) intends to appear in person or by proxy at the general meeting to bring such nomination or other business before the general meeting
•A representation as to whether such shareholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding shares required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from shareholder in support of such proposal or nomination.
A shareholder shall also comply with all applicable requirements of the Exchange Act.
Board Oversight of Risk and Risk Management
Although management is responsible for the day-to-day management of the risks our Company faces, our Board and its committees take an active role in overseeing risk management, and the Board has ultimate responsibility for risk oversight. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends quarterly meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board.

Our committees assist the Board in fulfilling its risk oversight responsibilities:
•Audit Committee — Oversees the Company’s risk management policies and procedures, including financial reporting, compliance, and enterprise risk management. The Audit Committee retains oversight of cybersecurity risks in coordination with the Technology Committee, consistent with NYSE and SEC expectations.

•Technology Committee — Provides focused oversight of the Company’s technology strategy, technology service delivery, technology governance, and cybersecurity risk management program, including emerging threats, mitigation strategies, and cyber insurance coverage.

•Compensation and Personnel Committee — Oversees risks arising from our compensation policies and programs.

•Nominating and Corporate Governance Committee — Oversees risks related to board structure, composition, governance practices, succession planning, and corporate governance principles.

•Underwriting and Risk Committee — Oversees risks related to underwriting policies, guidelines, performance, and processes, as well as enterprise risk management activities, including the risk management framework employed by management.

•Investment Committee — Oversees risks related to investment performance, guidelines, and risk appetite.

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Code of Conduct and Corporate Governance Framework
Our Corporate Governance Framework, together with our Code of Conduct and Ethics and the charters of our Board committees, provides the foundation for the Company’s governance practices. These documents address matters such as director qualification standards, director responsibilities and duties and director compensation.
Our Corporate Governance Framework and Code of Conduct and Ethics apply to all of our directors, officers and employees including our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions.
The Code of Conduct and Ethics is available free of charge on our website, www.hamiltongroup.com, and we will also provide a printed version of the Code of Conduct and Ethics to any shareholder who requests it. Requests may be made by regular mail to our Secretary at Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.
Any amendment or waiver of the Code of Conduct and Ethics applicable to any director and/or executive officer may be made only by our Board or Nominating and Corporate Governance Committee and will be promptly disclosed to shareholders on our website in accordance with NYSE listing standards.
In Good Company: How We Work and What We Stand For
When you work at Hamilton, you're in good company—in every sense. Our colleagues work hard, share a deep passion for the service and results we deliver, and understand that what we do each day is meaningful to our customers, our communities, and our business.
This sense of shared purpose extends directly into our commitment to corporate citizenship and responsibility. At Hamilton, we are proud to have dynamic and talented colleagues who are focused on building a company that respects all of our stakeholders. We strive to act responsibly and apply our business strengths to create long‑term value for our shareholders, clients, and employees.
Hamilton has a long history of operating with integrity and accountability. Since our inception, we have partnered with others who share our goals of advancing our industry and supporting the communities in which we live and work. As a global specialty insurance and reinsurance company enhanced by data and technology, our focus is on producing sustainable underwriting profitability and delivering significant shareholder value.
We anchor our actions in our Hamilton values, which guide how we build our team, how we make decisions, and how we succeed—together. Our approach emphasizes responsible business practices and strong risk management that align with our values and support long‑term performance. We focus on areas where we can make a meaningful impact on our business and stakeholders, and we are committed to continually improving how we operate.
Because at Hamilton, being “in good company” is more than a phrase—it shapes how we work, how we lead, and how we create lasting value. These values also guide how we build our team and make decisions, ensuring our culture reinforces our governance objectives and supports our long‑term strategy.

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Governance‑Driven Long-Term Value Creation
Hamilton’s governance framework emphasizes accountability, an inclusive and high‑performing culture, prudent underwriting, and disciplined investment strategies to deliver durable value. Our commitment to implementing, monitoring, and evolving our governance practices is critical to our success in building a strong, more resilient company. Our strategy is anchored in financial strength and disciplined risk management, ensuring sustainable value creation over the long-term.
Accountability
Hamilton’s long‑term value creation is rooted in strong governance and clear accountability. The Board and its committees actively oversee strategy, risk, financial discipline, and culture to ensure decisions align with our long‑term objectives and stakeholder interests. Management executes the strategy within defined controls, policies, and risk tolerances, and provides regular reporting on performance, risk, and operational integrity. We maintain disciplined financial and risk management practices supported by transparent reporting and robust internal controls. This structure promotes resilience, prudent decision‑making, and a culture where colleagues understand their responsibilities, take ownership, and uphold Hamilton’s values.
Talent and Culture
Hamilton aims to be a magnet for talent by cultivating an inclusive, entrepreneurial culture that supports collaboration, accountability, and alignment with our values. We work to attract, develop, and retain top talent by providing opportunities for ownership, encouraging open communication, and fostering a workplace where individuals can make a meaningful impact.
Feedback from our regular employee surveys and informal engagement indicates that our colleagues view Hamilton as an inclusive and entrepreneurial workplace, supported by teamwork, collaboration, and a flat organizational structure. This structure provides meaningful opportunities for employees who want to “move the needle,” take ownership, and embrace accountability.

Statistics as at December 31, 2025, including the average scores for the biannual Hamilton Pulse Surveys conducted in 2025

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Underwriting
Disciplined underwriting is central to Hamilton’s financial strength and long‑term resilience. Hamilton is a responsible underwriter committed to disciplined risk management and long-term resilience. We embed rigorous risk assessment and analytics into every underwriting decision.
Our underwriting approach includes:
•Comprehensive catastrophe risk monitoring to ensure capital adequacy and claims-paying ability under extreme scenarios.
•Building relationships with clients and partners who share our commitment to sound risk practices.
•Offering products that help communities recover from catastrophic events and maintain economic stability.
While our primary focus is financial strength and risk mitigation, we also consider sustainability where it aligns with prudent underwriting—such as supporting clients engaged in responsible practices and resilience-building initiatives. This balanced approach ensures we meet our obligations to policyholders and deliver consistent value to shareholders.
Investments
Responsible capital deployment supports Hamilton’s long‑term value creation objectives. Hamilton deploys its invested capital responsibly. Investment decisions are driven by Board-established processes and guidelines and are monitored regularly to ensure alignment with our strategic objectives. Our investment strategy prioritizes capital preservation, liquidity, and risk-adjusted returns in accordance with Board-approved guidelines, while considering sustainability factors where they align with prudent risk management and long-term value creation.
FIXED INCOME PORTFOLIOS
Hamilton’s fixed income investment portfolios are managed to achieve strong risk-adjusted performance while maintaining diversification and credit quality. While our primary focus is financial resilience, we also take into account relevant sustainability considerations as part of our broader risk assessment process.
TWO SIGMA HAMILTON FUND
Hamilton’s investment in the Two Sigma Hamilton Fund follows disciplined risk management and governance standards established by the investment manager. Two Sigma applies advanced data-driven strategies to optimize returns within defined risk parameters and incorporates select sustainability factors where they support long-term performance and risk mitigation.

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Human Capital Management
Our corporate tagline "In good company." underpins our employee value proposition, embodies our inclusive, entrepreneurial, and collaborative culture, and drives our success in recruitment, development, and retention of leading industry talent.
Health, Safety and Wellness
We are committed to the health, safety and wellness of our workforce and offer our employees a variety of tools to support their physical and emotional well-being. Examples include access to healthcare insurance, subsidized gym membership, access to a leading workplace wellness platform, monthly wellness webinars and employee assistance programs. Hamilton continues to offer a Flexible Working Policy, supporting employees in balancing their professional and personal lives and promoting well-being and engagement.
Talent Development
We support the learning and development of our employees and provide opportunities to further their education and professional development to help them achieve their career goals. Some of our 2025 initiatives included:
•A wide range of essential skills and software skills training available to all employees
•Ongoing partnerships with organizations such as the London Market Association, Chartered Insurance Institute and Insurance Information Institute to provide professional development, external coaches (including parental transition coaching), and in-house 1:1 training to provide just-in-time learning
•Targeted development pathways for high-potential employees following the annual talent review process to grow their skills, create engagement, foster collaboration, and prepare them for future opportunities
•A summer Internship program at our London, Richmond and Bermuda offices as part of our commitment to attracting and educating future talent into Hamilton and the Insurance Industry
•A group-wide mentoring program
•Bespoke training program to support team members new to management and leadership roles.
Employee Engagement
We believe that engaged employees are an essential part of Hamilton’s success as they drive productivity and innovation and contribute to our vibrant and dynamic culture. Our employee engagement initiatives include (i) regular updates to ‘Hamilton-on-a-Page’: an at-a-glance view of the company’s strategy, business imperatives and other essential business information to help employees understand and create ownership of what we want to achieve as a business and where they fit in (ii) participation in local employee-nominated charitable causes and other company events, and (iii) an extensive program of employee engagement activities such as group and local town halls and regular, targeted communication with real-time engagement data.
We conduct biannual engagement surveys across the organization to measure engagement and gain insights into the employee experience and identify ways to strengthen our culture. Based on the average scores obtained in 2025 (where we achieved a response rate of 83% against an industry norm of 75%), notable

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scores include: 93% of our workforce understands how their work contributes to Hamilton’s success, 83% say that Hamilton is a great place to work, 89% say we collaborate across teams to get the job done and 85% of participants feel supported in their roles by their managers We are proud to have maintained positive, above-industry survey engagement and scores as reflected in our annualized voluntary employee turnover, reducing from 8.4% year-end December 31, 2024 to 7.5% year-end December 31, 2025.
Compensation and Benefits
To attract and retain our industry’s top talent, we offer a competitive fixed and variable compensation program to our employees tailored to local market conditions and designed to reward high performance at both company and individual levels.
Our compensation packages align with our pay-for-performance philosophy and are assessed annually through year-end compensation reviews. Our packages are regularly benchmarked against financial services, specialty insurance and reinsurance companies.
Compensation components include market-competitive salaries, short-term annual incentive programs (i.e., bonus payments), and long-term incentives for senior-level employees, through equity grants. Following the listing of the business on November 10, 2023, all employees employed in the month prior to the initial public offering ("IPO") were eligible to receive shares in the Company via the Value Appreciation Pool ("VAP"), designed to align long-term Company and shareholder interests. The VAP vested in two tranches, the first of which vested on November 10, 2024 (the first anniversary of the IPO) and the second vested on November 10, 2025 (the second anniversary of the IPO), in each case, subject to an employee’s continued employment with us through each such vesting date (unless an employee experienced a qualifying employment termination). Accordingly, all awards granted under the VAP have now fully vested and the program is complete.
Our comprehensive benefits packages include paid time off, health insurance, employee wellness initiatives, retirement savings plans with employer contributions and work-life benefits, including parental leave policies and flexible work arrangements for eligible employees. During 2025, 49 employees received a Hamilton Service Award, recognizing their dedication and illustrating our commitment to retention, a key part of our ‘Magnet for Talent’ business imperative.
Succession Planning
We have a robust talent and succession planning process. On an annual basis, management conducts a talent and succession plan for each member of our executive committee and their direct reports, focusing on high-performing and high-potential talent. On an annual basis, our Board reviews the succession plan for each member of our executive committee.
Shareholder Engagement
As a growing public company, we are committed to maintaining a transparent, proactive and long‑term dialogue with our investors to ensure alignment with their expectations and to build trust as we execute on our strategic vision. Direct engagement with shareholders provides valuable feedback on a wide variety of topics, including corporate governance, executive compensation, business strategy and related matters. This

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feedback helps us refine our practices, evolve our governance approach, and tailor our disclosure to address the interests and priorities of our shareholders.
Since becoming a public company, we have implemented a robust, multi‑faceted outreach program designed to foster ongoing, meaningful investor engagement. These efforts include maintaining accessible communication channels and providing structured opportunities for investors to hear from and interact directly with senior leadership. Our program incorporates:
•One‑on‑one and small‑group investor meetings throughout the year, including meetings initiated by both the Company and investors, to discuss strategy, performance, outlook, governance, compensation and other matters of interest.
•Quarterly financial results conference calls, during which management provides updates on financial performance, operational progress and market conditions, followed by an open question‑and‑answer session to allow for real‑time investor dialogue.
•Regular participation in investor and industry conferences, enabling management to share insights into our business, market dynamics and long‑term strategy with a broad set of institutional investors and research analysts.
•Press releases, earnings materials, and other public communications, which provide timely updates on developments across our business.
•Our investor website, which serves as a centralized resource for financial information, presentations, governance documents, SEC filings and other disclosures that support transparency and facilitate investor understanding of our Company.
Collectively, these touchpoints ensure that investors have consistent access to information and opportunities for engagement. They also enable us to gather constructive feedback, deepen our understanding of shareholder perspectives, and incorporate that feedback into our governance practices and strategic priorities.
As we continue to mature as a public company, we are committed to enhancing our shareholder engagement initiatives to ensure ongoing transparency, accountability and constructive dialogue. Our goal is to build strong, lasting relationships with our shareholders that support long-term value creation and reflect best practices in corporate governance.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of March 6, 2026 regarding beneficial ownership of our common shares by each of the following:
•Each person or group known to us to be the beneficial owner of more than 5% of our Class A common shares or Class B common shares
•Each of our directors and nominees for director
•Each of our named executive officers ("NEOs")
•All of our directors and executive officers as a group
Beneficial ownership is determined according to the SEC rules. Generally, a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days after the applicable measurement date. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all common shares shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
Our calculation of the percentage of beneficial ownership is based on 17,320,078 Class A common shares, 66,959,044 Class B common shares and 15,403,649 Class C common shares outstanding as of March 6, 2026.
Common shares issuable pursuant to restricted stock units ("RSU") which are subject to vesting and settlement conditions within 60 days after March 6, 2026, are deemed to be outstanding and to be beneficially owned by the person holding the RSU for the purpose of computing the percentage ownership of the person holding these RSUs and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Hamilton Insurance Group, Ltd., Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

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	Common Shares Beneficially Owned
Name & Address of Certain Beneficial Owners	Class A Common Shares	Percentage of Total Voting Power of Class A Common Shares(1)	Class B Common Shares	Percentage of Total Voting Power of Class B Common Shares(2)	Percentage of Total Voting Power (Class A and Class B Common Shares)(3)	Percentage of Total Shares Owned (Class A, B and C Common Shares)
Greater than 5% shareholders:
Entities affiliated with Magnitude(4)			15,096,940	22.55%	17.91%	15.14%
Hopkins Holdings, LLC(5)	8,760,039	50.58%	200,000	*	10.63%	8.99%
Sango Hoken Holdings, LLC(6)	8,560,039	49.42%			10.16%	8.59%
Wellington Management Group LLP(7)			4,658,454	6.96%	5.53%	4.67%
Named Executive Officers, Directors and Director Nominees:
Giuseppina (Pina) Albo(8)			1,151,086	1.72%	1.37%	1.15%
Craig Howie			206,227	*	*	*
Adrian Daws			169,147	*	*	*
Alex Baker			81,721	*	*	*
Gemma Carreiro			159,915	*	*	*
David A. Brown(9)			598,192	*	*	*
Bradley Cooper
John J. Gauthier			19,896	*	*	*
Karen Ann Green				*	*	*
Anu (Henna) Karna			9,896	*	*	*
Stephen W. Pacala			49,831	*	*	*
Neil Patterson(10)			30,130	*	*	*
Marvin Pestcoe			56,432	*	*	*
David Priebe
Marc Roston
Everard Barclay Simmons			10,836	*	*	*
Therese Vaughan			13,705	*	*	*
Peter Wilson
All directors, director nominees and executive officers as a group (25 persons)			3,008,562	4.49%	3.57%	3.02%
Megan Graves (11)			43,885	*	*	*
* Represents beneficial ownership of less than one percent (1%)

1.Pursuant to the Company bye-laws, the total voting percentage with respect to matters on which certain Class A shareholders and Class B shareholders vote together is cut back to 9.5% for each shareholder and any percentage in excess of the cutback percentage is reallocated to other shareholders.
2.Pursuant to the Company bye-laws, the total voting percentage with respect to matters on which certain Class B shareholders vote as a class is cut back to the product of (a) 9.5% and (b) the quotient reached by dividing (x) the total number of Directors by (y) the number of Class B directors for each Class B shareholder and any percentage in excess of the actual cutback percentage is reallocated to other Class B shareholders.
3.Percentage of total voting power represents voting power with respect to all of our Class A common shares, entitled to one vote per share, and Class B common shares, entitled to one vote per share. Our Class C common shares have no voting rights, except as otherwise required by law. The percentage of total voting power in the column for each shareholder does not take into account any applicable voting cutback to reflect the reduction of voting power of any shareholder subject to the cutback and does not take into

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account any reallocation to other shareholders of any voting power due to the reduction of voting power of any shareholder subject to a voting cutback.
4.Consists of 11,255,805 Class B common shares held by Magnitude Master Fund CL A ("MMF"), 2,397,962 Class B common shares held by Magnitude Partners Master Fund LP ("MPMF"), 1,375,626 Class B common shares held by Magnitude International Ltd. ("MIL") and 67,547 Class B common shares held by Magnitude Insurance Master Fund, LLC ("MIMF"). MMF is a sub-trust of the Magnitude Master Series Trust, a Cayman Islands unit trust. MMF is controlled by its trustee, MTS Ltd., a Cayman Islands company. MPMF, a Delaware limited partnership, is controlled by its general partner, Magnitude Management, LLC, a Delaware limited liability company, which is in turn controlled by its managing members - Benjamin S. Appen and James M. Hall. MIL, a Cayman Islands exempted company, is controlled by its directors - Patrick Agemian and Georgia Prinsloo. MIMF, a Delaware limited liability company is controlled by its non-member manager, Magnitude Capital, LLC, a Delaware limited liability company, which is in turn controlled by its managing members - Benjamin S. Appen and James M. Hall. Each of Benjamin S. Appen, James M. Hall and H. Hawes Bostic, III, may be deemed to have beneficial ownership of our common shares held by entities affiliated with Magnitude as a result of their service on the investment committee of Magnitude Capital, LLC, but disclaims beneficial ownership of securities held by entities affiliated with Magnitude. Information regarding beneficial ownership of our common shares by entities affiliated with Magnitude is included herein based, in part, on a Schedule 13G/A filed with the SEC on May 9 , 2024, relating to such shares beneficially owned as of December 31, 2023. The business address for each of these entities is 200 Park Avenue, 56th Floor, New York, NY 10166, USA.
5.The registered address for Hopkins Holdings LLC is 100 Avenue of the Americas, 16th Floor, New York, NY 10013, USA.
6.The address for Sango Hoken Holdings LLC is 100 Avenue of the Americas, 16th Floor, New York, NY 10013, USA.
7.According to a Schedule 13G/A filed with the SEC on May 12, 2025, Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP reported beneficial ownership of 4,658,454 shares of our Class B common stock as of March 31, 2025. These entities act as investment managers and exercise investment discretion on behalf of certain private investment funds. The registered address for Wellington is 280 Congress Street, Boston, MA 02210, USA. The information is based solely on the Schedule 13G/A and may not reflect current ownership.
8.Consists of (i) 877,287 Class B common shares held by Ms. Albo and (ii) 273,799 Class B common shares held by The Albo 2018 LLC, a trust in which Ms. Albo has voting or investment power over the shares.
9.Consists of (i) 98,192 Class B common shares held by Mr. Brown and (ii) 500,000 Class B common shares held by Leyton Ltd., an investment holding company held by Thelwall Trust, a family trust established for the benefit of Mr. Brown and his family.
10.Consists of (i) 8,995 Class B common shares held by Mr. Patterson and (ii) 21,135 shares held by Doublehead Investment Holdings Limited, an investment holding company established for the benefit of Mr. Patterson and his family.
11.Megan Graves served as a named executive officer during fiscal year 2025 and resigned as an officer effective September 1, 2025, remaining employed through December 31, 2025 to facilitate a leadership transition. Share ownership information for Ms. Graves is based on records from the Company’s equity award administration system as of March 6, 2026 and includes shares in respect of RSUs and PSUs that vest within 60 days after March 6, 2026 notwithstanding her retirement.

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Executive Officers
The following table identifies certain information about our executive officers as of March 17, 2026. Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Giuseppina (Pina) Albo (1)	63	Director, Chief Executive Officer
Alex Baker	45	Chief Executive Officer, Hamilton Global Specialty
Russell Buckley	60	Group Chief Risk Officer
Gemma Carreiro	44	Group General Counsel, Secretary & Data Protection Officer
Adrian Daws	45	Chief Executive Officer, Hamilton Re
Brian Deegan	48	Group Chief Accounting Officer
Timothy Duffin	50	Group Chief Underwriting Officer
Daniel Fisher	56	Group Head of Human Resources, Communications & Culture
Craig Howie	62	Group Chief Financial Officer & Chief Investment Officer
Raymond Karrenbauer	57	Group Chief Information Officer
Anita Kuchma	62	Chief Executive Officer, Hamilton Select
Jonathan Levenson	58	Group Treasurer
1.Giuseppina (Pina) Albo's biography is available under "Class B Director Nominees".

Alex Baker
Mr. Baker assumed the position of Chief Executive Officer of Hamilton Global Specialty in 2025, following his tenure as Group Chief Risk Officer, a role he held since November 2022. He originally joined Hamilton in 2016 as Chief Risk Officer and Chief Actuary for Hamilton Global Specialty, later advancing to the Group leadership team. Mr. Baker has served in multiple different C-suite executive roles for Hamilton’s Lloyd’s Managing Agency over the past nine years, and additionally has served as Executive Director of Lloyd’s Managing Agency since 2021. Prior to joining Hamilton, Mr. Baker was the Chief Actuary of Chubb’s Lloyd’s Managing Agency (2013 to 2016), and held various roles at Chubb, Chaucer Syndicates and PricewaterhouseCoopers (2003 to 2009). Mr. Baker achieved Fellow of the Institute of Actuaries (FIA) qualifications from the Institute of Actuaries in 2006 and a Masters in Mathematics from Oxford University in 2002.

Russell (Russ) Buckley
Mr. Buckley assumed the role as Group Chief Risk Officer in 2025. Prior to joining Hamilton, Mr. Buckley was Senior Vice President and Chief Actuarial Officer at Old Republic Specialty Insurance Underwriters (2020- 2025), held senior actuarial leadership roles at The Hartford Insurance Group, including VP & Actuary for its Global Specialty Division and Specialty Division (2016–2020), and served as Global Head of Pricing – Financial Lines at AIG (2014–2016). He also held actuarial leadership positions at XL Group, Munich Re America, and Aetna Life and Casualty, accumulating over three decades of experience in reinsurance, pricing strategy, and actuarial governance. Mr. Buckley is a Fellow of the Casualty Actuarial Society and holds a Bachelor of Science in Mathematics from the University of Scranton.

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Gemma Carreiro
Ms. Carreiro has served as Group General Counsel and Secretary of Hamilton since 2017. Prior to joining Hamilton, she served as Secretary to the Board of PartnerRe Ltd. and General Counsel to its Bermuda subsidiaries. Prior to joining PartnerRe, she was an attorney at Conyers Dill & Pearman Limited, specializing in corporate law with a particular focus on insurance and reinsurance regulatory matters. Upon admittance to the Bermuda Bar, she began her law career as an Associate with Cox Hallett Wilkinson in its corporate department. Ms. Carreiro holds a Bachelor of Arts (Law) from Napier University, Scotland and a Post Graduate Diploma in Law from The University of Law, the United Kingdom. She also completed the Legal Practice Course at The University of Law.

Adrian Daws
Mr. Daws assumed the role of Chief Executive Officer of Hamilton Re in 2025, after serving as Chief Executive Officer of Hamilton Global Specialty since 2020. Mr. Daws was previously Active Underwriter of Syndicate 4000, and before that Active Underwriter of Syndicate 3334 at Hamilton which he joined in 2015 as Head of Specialty and Deputy Active Underwriter. Before joining Hamilton, Mr. Daws was head of the Specialty Division at CNA Hardy and worked at Trenwick and Limit as a Financial Institutions Underwriter.

Brian Deegan
Mr. Deegan joined Hamilton in 2020 and has served as Group Chief Accounting Officer since 2021. Prior to joining Hamilton, Mr. Deegan was Global Head of Finance and Treasury at Tokio Millennium Re (2012 to 2019), and Chief Financial Officer for Tokio Millennium Re (UK) Ltd. (2017 to 2019). Prior to joining Tokio, Mr. Deegan served in several positions at Lancashire Insurance Group from 2006 to 2012, including Senior Vice President, Controller. Mr. Deegan is a Fellow of the Institute of Chartered Accountants in Ireland and a member of the Chartered Professional Accountants of Bermuda. Mr. Deegan holds a Bachelor of Commerce degree and a Masters in Accounting from University College Dublin.

Timothy (Tim) Duffin
Mr. Duffin joined Hamilton in 2012 and has over 25 years of global insurance and reinsurance industry experience. He was appointed Group Chief Underwriting Officer in January 2026, having previously served as the Chief Underwriting Officer of Hamilton Re since 2017. He joined Hamilton as Senior Vice President, Property Reinsurance in 2012. From 2009 until 2012, Tim was a property catastrophe underwriter at Platinum Underwriters Bermuda, focusing on the US account and outwards retrocession purchases. From 1998 to 2009, he worked as a broker for Aon in London and Bermuda (from September 2004), where he was part of the global retrocession team. Tim holds an ACII designation from The Chartered Insurance Institute and a B.A. in English Literature and Psychology from Oxford Brookes University, UK.

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Daniel Fisher
Mr. Fisher has served as Group Head of Human Resources, Communications & Culture since 2018. He is responsible for overseeing the development of the Company’s human resources function, as well as strategy for recruiting, developing and retaining the talent to support Hamilton’s growth objectives. Mr. Fisher was previously the Global Head of Human Resources at the International Swaps & Derivatives Association (ISDA) and prior to working at ISDA, Mr. Fisher worked at Munich Re for 13 years. During that time Mr. Fisher served as Global Head of Human Resources Strategy (2015 to 2017) and as Senior Vice President and Regional Head of Human Resources, North America (2009 to 2015), and Director of Human Resources for Munich Re’s UK and Ireland division (2003 to 2009). Mr. Fisher has also worked as a consultant with KPMG (2001 to 2003). Mr. Fisher holds a Bachelor of Arts degree from the London School of Economics and a Master of Science degree in Human Resource Management from the University of Manchester’s School of Management. Mr. Fisher is also a Fellow of the Chartered Institute of Personnel & Development.

Craig Howie
Mr. Howie has served as Group Chief Financial Officer of Hamilton since 2021, bringing over 35 years’ global (re)insurance industry experience to his role. Prior to joining Hamilton, Mr. Howie served as Executive Vice President, Chief Financial Officer at Everest Re Group from 2012 to 2020. Prior to joining Everest, Mr. Howie spent over 23 years at Munich Re America where he held a number of senior finance positions. A Certified Public Accountant who began his career with EY, Mr. Howie holds a Bachelor of Science degree in Accounting from Drexel University and a Master of Business Administration, Finance and Taxation from Villanova University.

Raymond Karrenbauer
Mr. Karrenbauer assumed the role of Group Chief Information Officer in 2025. Mr. Karrenbauer joined Hamilton from the Cybersecurity Maturity Model Certification Accreditation Body, Inc. (the "Cyber AB") which supports the U.S. Department of Defense’s supply-chain cybersecurity compliance program. At The Cyber AB, he served as Executive Vice President from 2021, with strategic oversight of information technology and enterprise operations. Prior to that, Raymond was Senior Vice President and Chief Information Officer at IFG Companies, where he was responsible for the company’s digital transformation and core operations. He also held senior executive positions at Axis Capital and ING Group, where he led large-scale technology modernization initiatives and strengthen enterprise systems to support long-term growth. Mr. Karrenbauer was inducted into the CIO Hall of Fame in 2018, named among Computerworld’s “Premiere 100 IT Leaders”, selected as one of “The 25 Most Influential CTOs” by InfoWorld and received a Laureate Award from the Smithsonian Institution, among other accolades. He holds a Bachelor’s Degree in Nuclear Engineering from the University of Florida and a Masters in Business Administration from Cornell University. He additionally holds certifications by ISACA, Carnegie-Mellon, and the prestigious Order of the Engineer.

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Anita Kuchma
Ms. Kuchma has served as Chief Executive Officer of Hamilton Select Insurance Inc. since 2022. Ms. Kuchma has over 35 years of specialty insurance and reinsurance industry experience, having worked at Munich Re America for 16 years in numerous underwriting, financial, strategic and operational roles of increasing seniority. Ms. Kuchma holds an Associate in Reinsurance (ARe), is a Managed Healthcare Professional with Health Insurance Association of America and placed on Intelligent Insurer’s Influential Women list in Re/insurance in 2017. Ms. Kuchma also holds a Bachelor of Science in Finance and a Master of Business Administration in Finance with highest honors, each from La Salle University and a Master of Science in Business Intelligence and Analytics from Saint Joseph’s University.

Jonathan (Jon) Levenson
Mr. Levenson serves as Group Treasurer of the Company, having previously led Investor Relations. He joined Hamilton in 2023 as Senior Vice President of Finance and Investor Relations. Before Hamilton, Mr. Levenson was Senior Vice President and Head of Investor Relations for Everest Re Group, Ltd. (2018–2022). Earlier, he spent 12 years at Validus Holdings, Ltd. (2006–2018) in various leadership roles, including Senior Vice President and Head of Investor Relations and Executive Vice President and Group Treasurer. Mr. Levenson holds both a Bachelor of Arts and a Master of Business Administration from Duke University and has earned the Associate in Reinsurance designation from the Insurance Institute of America.

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Compensation
PROPOSAL TWO:
Non-Binding Advisory Vote on Fiscal 2025 Compensation Paid to our Named Executive Officers
Section 14A of the Exchange Act provides shareholders with the opportunity to cast a non-binding, advisory vote on the compensation paid to our named executive officers for fiscal year 2025. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our overall compensation program and the philosophy, policies, and practices described herein. It is not intended to address any specific element of compensation. Accordingly, shareholders are being asked to approve the following advisory resolution:
“RESOLVED, that the shareholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion.”
In considering their vote, shareholders are urged to read with care the information on our compensation policies and decisions regarding our named executive officers presented below in “Compensation Discussion and Analysis.” Our Board believes that the compensation paid to our named executive officers is necessary, appropriate and properly aligned with our compensation philosophy and policies.
Although the vote is intended to be advisory and non-binding, we value shareholder feedback. The Board and our Compensation and Personnel Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our executive compensation program and future compensation decisions.
We held our second annual say-on-pay vote at our 2025 annual general meeting. Our shareholders again indicated strong satisfaction with our executive compensation program through their significant support of the 2025 say-on-pay vote, with over 99% of the votes cast in favor. This represents an increase from the 82% support received in 2024, reflecting growing confidence in our compensation philosophy and goals. The Compensation and Personnel Committee and the other members of our Board believe this level of approval demonstrates continued and strengthened shareholder support. The Compensation and Personnel Committee considered this feedback, along with ongoing engagement with shareholders, in making decisions regarding pay policies and practices for 2026.
We have determined to include a “say-on-pay” proposal on the compensation of our named executive officers in our proxy statement annually until the next required vote on the frequency of say-on-pay votes, which will be in 2030. Accordingly, we expect to have a say-on-pay vote at each of the annual general meetings through 2030, at which time we will evaluate the results of the frequency vote.

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Recommendation

The Board recommends that shareholders vote their shares, on a non-binding advisory basis, "FOR" the proposal to approve the compensation paid to our named executive officers as described in this proxy statement

Vote Required
Approval of the advisory resolution on executive compensation requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy at the Annual General Meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

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Compensation Discussion and Analysis
Executive Summary — Section I
This compensation discussion and analysis ("CD&A") describes the philosophy, objectives, process, components and additional aspects of our executive compensation program for the fiscal year ended December 31, 2025. This CD&A is intended to be read in conjunction with the compensation tables that immediately follow this section, which provide historical compensation information for our named executive officers ("NEOs"), who are listed below:

Giuseppina (Pina) Albo	Chief Executive Officer
Craig Howie	Group Chief Financial Officer
Adrian Daws	Chief Executive Officer, Hamilton Re(1)
Gemma Carreiro	Group General Counsel
Alex Baker	Chief Executive Officer, Hamilton Global Specialty(2)
Megan Graves	Former Chief Executive Officer, Hamilton Re(3)
1.Mr. Daws was appointed CEO of Hamilton Re September 1, 2025. Prior to that he was CEO of Hamilton Global Specialty.
2.Mr. Baker was appointed CEO of Hamilton Global Specialty September 1, 2025. Prior to that he was Group Chief Risk Officer.
3.Ms. Graves stepped down as CEO of Hamilton Re August 31, 2025, and retired from the Company December 31, 2025.

CONSIDERATION OF MOST RECENT SAY-ON-PAY ADVISORY VOTE
We held our second say-on-pay vote at our 2025 annual general meeting. Our shareholders indicated their strong satisfaction with our executive compensation program through their significant support of the 2025 say-on-pay vote, with more than 99.99% of the votes cast in favor and less than 0.01% of votes cast against. The Compensation and Personnel Committee and the other members of our Board believe this level of approval of our executive compensation program indicates significant shareholder support of our compensation philosophy and goals. The Compensation and Personnel Committee considered the level of support and feedback from shareholders in making decisions regarding pay policies and decisions for 2026.
QUICK CD&A REFERENCE GUIDE

Executive Summary	Section I
Compensation Philosophy	Section II
Compensation Program Governance	Section III
Compensation Program Components	Section IV
Compensation Determination Process	Section V
Additional Compensation Policies and Practices	Section VI

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Compensation Philosophy — Section II
Our compensation philosophy is performance-driven and designed to align the financial interests of our executive officers, including our NEOs, with those of our shareholders. The key principles of our approach are:
Attract, motivate, and retain: We seek leaders with diverse experience, expertise, and perspectives to execute our strategy and deliver profitable growth. In setting competitive pay levels, we reference compensation practices and structures within our peer group.
Emphasize pay-for-performance through significant variable compensation: A substantial portion of executive pay is variable and at risk, reflecting Company performance and the executives’ ability to influence enterprise-wide results. Variable components include annual cash incentives and long-term equity awards, which are directly tied to financial, strategic, and business goals. This structure reinforces a pay-for-performance culture and provides upside potential for exceeding targets.
Reward achievement of clear, measurable objectives within a market context: Our program incentivizes executives to achieve goals that advance strategic and business objectives and increase shareholder value by linking Company and individual performance to compensation. We set clear, measurable quantitative and qualitative goals designed to elevate results and returns to shareholders. We strive for our rewards to be market competitive, aligned with market practice, and considerate of shareholder interests.
Align executive interests with shareholders through equity and long-term incentives: Equity-based long-term incentive compensation constitutes a significant portion of our executive officers’ overall compensation. We use equity as the form for long-term incentives to motivate and reward executive officers to achieve multi-year strategic goals and deliver sustained long-term value to shareholders. Equity compensation creates strong alignment with shareholders, provides a common interest in share price performance and fosters an ownership culture among executive officers by making them shareholders with a personal stake in the value they help to create.
Reward talent through a fair, competitive, and reasonable process: We believe that our executive compensation program should incentivize our executive officers to achieve our business goals and enable us to attract and retain executives whose talents, expertise, leadership, and contributions build and sustain growth in long-term shareholder value. To achieve these objectives, we regularly review our compensation policies and overall program design to ensure they are aligned with the interests of our shareholders and our business goals, and that the total compensation paid to our executives is fair, reasonable, and competitive for our size and stage of development.

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Compensation Program Governance — Section III
We assess the effectiveness of our executive compensation program from time to time and review risk mitigation and governance matters, which include maintaining the following best practices:

What we do
Pay for Performance	The majority of total executive compensation is variable and at-risk
Independent Compensation Committee	Our Compensation and Personnel Committee is comprised solely of independent directors
Independent Compensation Consultant	The Compensation and Personnel Committee engaged an independent compensation consultant to assist with its review for the fiscal year ended December 31, 2025
Clawback
Under our clawback policy, incentive compensation for our executive officers is subject to clawback if we are required to restate our financial statements due to material noncompliance with a financial reporting requirement or to correct an error that is not material to previously issued financial statements but would result in a material misstatement if the error were left uncorrected

Share Ownership Guidelines	We have guidelines for executive officers to maintain meaningful levels of share ownership
Caps on Annual Bonuses and Equity Grants	Our annual cash incentive plan and equity awards have upper limits on the amounts of cash and equity that may be earned
Double Trigger Change-in-Control Severance and Acceleration
The Company has entered into employment agreements with our NEOs that provide certain financial benefits if there is both a change in control and a qualifying termination of employment (a “double trigger”). A change in control alone will not trigger severance pay or accelerated vesting of equity awards

Peer Data	We use compensation peer groups comprised of companies based on industry sector, revenue and market capitalization as a reference for compensation decisions, and we review these peer groups annually
Multi-year Vesting and Earn-out Requirements	The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives
Risk Mitigation	Our executive compensation program is designed, in part, to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results
What we don't do
No Perks	We do not provide perquisites to executive officers
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on change-in-control payments
No Hedging or Pledging of Company Shares	We do not permit our executive officers and directors to pledge or hedge their Company shares

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No Guaranteed Performance Bonuses	We do not provide guaranteed performance bonuses to our NEOs at any minimum levels of payment under our annual cash incentive plan
No Dividend Equivalents on Unvested Performance Awards	We do not pay dividends or dividend equivalents on performance-based awards unless and until the performance awards are earned and vested

KEY ASPECTS OF THE 2025 EXECUTIVE COMPENSATION PROGRAM
Base Salaries
The base salary of our Chief Executive Officer remained unchanged from the prior year. Annual increases in base salary for our other NEOs ranged from 2.4% to 11.6%(1), largely to bring them into better alignment with the market for these positions at peer companies. Mr. Daws received an additional base salary increase in September in connection with his appointment to CEO, Hamilton Re and relocation to Bermuda. Mr. Baker received an additional base salary increase in September in connection with his appointment to CEO, Hamilton Global Specialty.
Annual Incentive Opportunity
Our Compensation and Personnel Committee used Company financial and strategic and operational performance goals for the Company's annual cash incentive program. Our Compensation and Personnel Committee worked closely with management and with guidance from its independent compensation consultant to establish the targets and goals for the annual cash incentive program, setting them at levels that it considered rigorous and challenging, requiring substantial effort to achieve, appropriately incentivizing performance and considering the relevant risks and opportunities.
a.Financial Goals. 60% of the amount of the annual incentive pool funding was based on underwriting profitability as measured by our combined ratio (as described below). The Compensation and Personnel Committee selected this measure because it focuses executives on this critical business priority.
b.Strategic and Operational Goals. 40% of the amount of the annual incentive pool funding was based on the following strategic and operational measures:
1.    Strategic Growth (20%) – actions to sharpen our strategic focus, align our organizational structure with the group strategy and focus execution in line with communicated priorities to grow in the right lines of business at the right time in the cycle while continuing to optimize portfolio composition.
2.    Technology Enablement (10%) – actions to enhance technology capabilities, continue to build facilitating business platforms, capture data, and improve analytics.
3.    Magnet for Talent (10%) – actions to attract, develop and retain talent within the organization and create a vibrant entrepreneurial culture that fosters communication, collaboration and alignment with our corporate values and the execution of our sustainability strategy.
1.This range excludes incremental increases provided to Messrs. Daws and Baker in connection with their respective appointments to new roles during the year

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For the financial goal (60%), the combined ratio for the fiscal year ended December 31, 2025 was 92.9%. This performance equates to 182.3% of target achievement which translates to 109.4% earnings on the financial portion.
For the strategic and operational goals (40%), the Compensation and Personnel Committee determined that strategic growth (20%) was achieved at 150% of target, technology enablement (10%) was achieved at 100% and magnet for talent (10%) was achieved at 150%. These results translated to 55% earnings on the strategic and operational portion, for a total, when combined with the financial portion, of 164.4%. See “Compensation Program Components” below for more details on the types of strategic and operational goals.
2025 Long-Term Incentives
Equity grants for our NEOs in the fiscal year ended December 31, 2025 consisted of performance-based vesting restricted stock units (“PSUs”) and time-based vesting restricted stock units (“RSUs”), with the target value divided evenly between these awards. Long-term incentive equity awards are prospective in nature and are intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Compensation and Personnel Committee structures the long-term incentive opportunity to motivate executive officers, including our NEOs, to achieve multi-year strategic goals and deliver sustained long-term value to shareholders, and to reward them for doing so. For the fiscal year ended December 31, 2025, the Compensation and Personnel Committee selected two equally weighted PSU performance metrics for the 2025-2027 PSU performance period: Return on Equity ("ROE") and Book Value per Share Growth ("BVSG"), each measured on an absolute basis over a three-year performance period. The 2025 metrics were the same as ones used in 2024. Performance achievement for the 2023-2025 PSU performance period was attained at 200% of target based on the achievement of three-year performance for underwriting return on capital.
Compensation Program Components — Section IV
2025 COMPONENTS IN GENERAL
The Compensation and Personnel Committee selected the components of compensation set forth in the chart below to achieve our executive compensation program objectives. The Compensation and Personnel Committee regularly reviews all components of the program to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives, and that the component is serving a purpose in supporting the execution of our strategy. The majority of each executive officer’s compensation is variable and at-risk, with a meaningful portion that is performance based.
Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. In the fiscal year ended December 31, 2025, the Compensation and Personnel Committee structured the long-term incentive opportunity with PSUs and RSUs to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to shareholders and to reward them for doing so.

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Element	Description	Additional Detail
Base Salary	Fixed cash compensation based on each executive officer’s role, individual skills, experience, performance, and competitive market conditions	Intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a stable leadership team
Short-Term Incentives: Annual Cash Incentive Opportunities
◦Pool is 60% based on financial objectives and 40% based on strategic and operational goals
◦Variable cash compensation based on the level of achievement of pre-determined annual corporate and individual goals
◦Capped at a maximum of 200% of each NEO’s target opportunity

Designed to ensure executive officers are motivated to achieve our annual goals and reward them for doing so, and to attract and retain executive officers
Long-Term Incentives: Annual Equity-Based Compensation	Variable equity-based compensation: ◦PSUs: Performance stock units that vest based on achievement of financial performance goals. ◦RSUs: Restricted stock units that vest based on the passage of time	Designed to motivate and reward executive officers to achieve our multi-year strategic goals and to deliver sustained long-term value to Shareholders, as well as to attract and retain executive officers. Links with shareholder value creation to align with shareholders’ interests

2025 TARGET PAY MIX
Consistent with the Compensation and Personnel Committee’s pay-for-performance philosophy, a meaningful majority of annual target total compensation is variable, at-risk pay. The Compensation and Personnel Committee considers compensation to be “at-risk” if it is subject to operating performance or if its value depends on our share price. The following graphic shows the allocation of annual target total compensation payable to the Chief Executive Officer and the average allocation to the other NEOs. The Compensation and Personnel Committee allocated compensation among base salary, target annual cash incentive plan amounts and the grant date fair value of long-term incentives in the form of PSUs and RSUs. The values and allocations were determined by the Compensation and Personnel Committee with reference to, and consistent with, the allocations among such elements at the companies in our compensation peer groups.

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Each compensation element is discussed in more detail below and set forth in more detail in the 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards table below.

BASE SALARY
Base salaries provide fixed compensation to our NEOs and other executive officers and help to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. Base salaries are individually determined according to each executive officer’s areas of responsibility, role, and experience, and vary among executive officers based on a variety of considerations, including skills, experience, achievements, and the competitive market for the position.
The base salary of our Chief Executive Officer remained unchanged from the prior year. Annual increases in base salary for our other NEOs ranged from 2.4% to 11.6%(1), effective as of April 1, 2025, largely to bring them into better alignment with the market for these positions at peer companies. Mr. Daws received an additional base salary increase in September in connection with his appointment to CEO, Hamilton Re and relocation to Bermuda. Mr. Baker also received an additional base salary increase in September in connection with his appointment to CEO, Hamilton Global Specialty. From time to time, the Compensation and Personnel Committee will consider base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries but may also include a change of role or responsibilities, recognition for achievements, regulatory or contractual requirements, budgetary constraints, or market trends.
1.This range excludes incremental increases provided to Messrs. Daws and Baker in connection with their respective appointments to new roles during the year.

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NEO	2024 Base Salary ($)	2025 Base Salary ($)	Change (%)
Giuseppina (Pina) Albo	1,300,000	1,300,000	0
Craig Howie	640,000	660,000	3.1
Adrian Daws (1, 2)	491,684	660,000	34.2
Gemma Carreiro (3)	430,000	480,000	11.6
Alex Baker (4,5)	421,443	509,200	20.8
Megan Graves (3)	635,000	650,000	2.4
1.All amounts paid to Mr. Daws were paid in British pound sterling up to the end of August 2025. For purposes of this CD&A, all amounts paid to Mr. Daws during 2024 and up to August 31, 2025 were converted to U.S. dollars using the 2024 and 2025 average exchange rates, $1.2771 and $1.3400, respectively, except where otherwise indicated.
2.Mr. Daws received a 1.3% annual increase in base salary to $522,600 on April 1, 2025. He received an additional increase to $660,000 on September 1, 2025 in connection with his appointment to CEO, Hamilton Re, the position formerly held by Ms. Graves.
3.All amounts paid to Ms. Graves and Ms. Carreiro were paid in Bermuda dollars (BMD). BMD was converted to U.S. dollars at a rate of 1:1.
4.     All amounts paid to Mr. Baker were paid in British pound sterling. For purposes of this CD&A, all amounts paid to Mr. Baker during 2024 and 2025 were converted to U.S. dollars using the 2024 and 2025 average exchange rate, $1.2771 and $1.3400, respectively, except where otherwise indicated.
5.     Mr. Baker received a 6.1% annual increase in base salary to $469,000 on April 1, 2025. He received an additional increase to $509,200 on September 1, 2025 in connection with his appointment to CEO, Hamilton Global Specialty, the position formerly held by Mr. Daws.

ANNUAL CASH INCENTIVE PLAN
The annual cash incentive plan for executive officers is a cash-based plan that rewards executive officers, including our NEOs, for the achievement of key annual objectives. The structure of the annual cash plan incentivizes NEOs to meet or exceed annual financial and strategic and operational objectives and promotes collaboration through the achievement of common Company goals that the Compensation and Personnel Committee views as critical to the execution of our business strategy.
There is a bonus pool under the annual cash incentive plan that is funded based on our achievement against the financial measure of profitability (weighted 60%) as measured by our combined ratio and the measures of strategic growth (weighted 20%), technology enablement (weighted 10%) and being a magnet for talent (weighted 10%), as more specifically described above and below. If achievement relative to these measures does not reach at least the threshold level, then the bonus pool as it relates to that achievement measure will not be funded, regardless of the NEO's individual performance.
To the extent that the bonus pool is funded, the NEOs are entitled to payouts under the annual cash incentive plan based on the level of achievement relative to the financial and strategic and operational measures, subject to the Compensation and Personnel Committee’s discretion to decrease or increase the overall funding percentage and/or to decrease or increase any individual bonus payout.
TARGET OPPORTUNITIES
The Compensation and Personnel Committee determines a target cash incentive opportunity for each NEO under the annual cash incentive plan by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. For the fiscal year ended December 31, 2025, the Compensation and Personnel Committee determined individual target cash incentive opportunities should remain unchanged, except for Ms. Carreiro’s target opportunity, which was increased to enhance market competitiveness, and Mr. Baker’s target opportunity in connection with his appointment to CEO, Hamilton Global Specialty on September 1, 2025.

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NEO	2024 Target Cash Incentive Opportunity (as a % of Base Salary)	2025 Target Cash Incentive Opportunity (as a % of Base Salary)
Giuseppina (Pina) Albo	160	160
Craig Howie	150	150
Adrian Daws	140	140
Gemma Carreiro	100	110
Alex Baker (1)	110	120
Megan Graves	140	140
1.Mr. Baker received an increase in his target bonus percentage on September 1, 2025 from 110% to 120% in connection with his appointment to CEO, Hamilton Global Specialty.

FINANCIAL MEASURE (60%)
For the fiscal year ended December 31, 2025, 60% of the amount of the bonus pool funding for our annual cash incentive plan was based on underwriting profitability as measured by our combined ratio (as described below). The Compensation and Personnel Committee selected this measure because it focuses our NEOs and other executive officers on this critical business priority.
We use the combined ratio as our measure of underwriting profitability. This ratio is a relative measurement that describes, for every $100 of net premiums earned, the amount of losses and loss adjustment expenses, and the amount of other underwriting expenses, that would be taken from the premium. A combined ratio of less than 100% indicates that the insurance company’s underwriting activities are profitable and a combined ratio of over 100% indicates an underwriting loss. The appropriate combined ratio target for a company depends upon its mix of business, as the underwriting environment varies across countries and products, as does the degree of litigation activity, all of which affect the combined ratio. In addition, investment returns, local taxes, cost of capital, regulation, product type and competition can affect pricing and consequently profitability, as reflected in underwriting income and associated ratios.
For the financial measure, the Compensation and Personnel Committee set the target for combined ratio at a level that it considered rigorous and challenging, reflecting the Company’s risk profile and market conditions, and designed to require strong underwriting performance while maintaining appropriate underwriting discipline. The Committee believes this level appropriately balances the need to incentivize profitable growth with prudent risk management, thereby aligning executive actions with long-term shareholder value creation. In particular, the Compensation and Personnel Committee reviewed our annual operating budget for the fiscal year ended December 31, 2025 that resulted from our detailed budgeting process and evaluated various factors that might affect whether the target could be achieved, including the risks to achieving certain preliminary objectives that were necessary prerequisites to achieving the budget targets.
Considering these factors, the Compensation and Personnel Committee set the target for combined ratio at 99.6% for the fiscal year ended December 31, 2025 and set the threshold level of performance at 118.4%, and the maximum level of performance at 91.0%, a level that required exceptionally strong performance and represented a significant challenge.

Financial Measure	Weighting (%)	Threshold (%)	Target (%)	Maximum (%)
Combined Ratio	60	118.4	99.6	91.0
Funding Percentage (as a % of target funding)		0	100	200

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STRATEGIC AND OPERATIONAL MEASURES (40%)
For the fiscal year ended December 31, 2025, 40% of the amount of the bonus pool funding for our annual cash incentive plan is based on the following strategic and operational measures:
•Strategic Growth (20%) – actions to sharpen our strategic focus, align our organizational structure with the refined strategy and focus execution in line with communicated priorities to grow in the right lines of business at the right time in the cycle while continuing to optimize portfolio composition
•Technology Enablement (10%) – actions to enhance technology capabilities and service delivery, continue to build facilitating business platforms, capture data and improve analytics, and review and update the strategy
•Magnet for Talent (10%) – actions to enhance internal and external communications, marketing strategy, desired culture, increased engagement and execution of our sustainability strategy.
The Compensation and Personnel Committee believes that each of these goals is strongly aligned to the creation of shareholder value.

Strategic and Operational Measure	Key Accomplishments	Rating and Score
Strategic Growth (20%)
•Bought back $230m of targeted buybacks all at discount to book value
•Continued significant year-on-year growth in GPW (gross premiums written) of 20% in 2025 over prior year
•Continued reduction in our expense ratio to 9.3%
•Continued targeted build-out of Hamilton Select
•Performed SOX compliance with no material weaknesses
Partially Exceed 1.5
Technology Enablement (10%)
•Developed and began the evaluation and adoption of AI-driven use cases
•Established a formal top level IT governance structure, including the creation of a Technology Committee at the Board
•Achieved full stabilization of the MINT platform
•Delivered the Genasys ski system implementation
•Upgraded cybersecurity protocols and achieved compliance with latest regulatory standards
Meet 1
Magnet for Talent (10%)
•Continued positive results for pulse survey (average 83% strongly agree / agree Hamilton great place to work)
•Continued to attract, develop and retain top diverse talent
•Reduced staff turnover (7.5% at the end of 2025 from 8.4% at the end of 2024)
Partially Exceed 1.5
For the strategic and operational measures, the Compensation and Personnel Committee evaluates the degree or level of achievement in each of the categories relative to each business priority.

ANNUAL CASH INCENTIVE POOL FUNDING
The Compensation and Personnel Committee determined the annual cash incentive pool funding level based on the level of actual performance relative to the goals. To motivate performance and underscore the

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importance of achieving, or closely approaching, the financial measure goal at this critical time in our development, the Compensation and Personnel Committee set the funding level at 0% for achievement below the threshold level of performance. For performance between the threshold level and the target level, the funding level increases from 0% for achieving threshold performance to 100% of the target opportunity for achieving target performance. For performance between the target level and the maximum level, the funding level ranges from 100% of the target opportunity to 200% of the target opportunity. Achievement above the maximum level is capped at the maximum funding level of 200% of target. For performance between the threshold and target and between target and maximum, the bonus funding level is determined by linear interpolation. For the strategic and operational measures, the Compensation and Personnel Committee similarly determines achievement relative to each measure based on its qualitative rating of where performance fell on a scale of “does not meet” to “exceed” and translates that performance level to a corresponding bonus funding level ranging from 0% to 200%.
2025 ACHIEVEMENT OF FINANCIAL AND STRATEGIC AND OPERATIONAL MEASURES
For the fiscal year ended December 31, 2025, we had a combined ratio of 92.9%. We made significant progress regarding each of the strategic and operational measures, partially exceeding or, in some cases significantly exceeding, the goals in each category. The following table sets forth the Company’s achievement relative to the financial and strategic and operational measures and the corresponding overall annual cash incentive pool funding level of 165%:

Performance Measures	Weighting (%)	Threshold (%)	Target (%)	Maximum (%)	Actual Result (%)	Performance Achievement (%)	Weighted Payout (%)
Financial Measure: Combined Ratio	60	118.4	99.6	91.0	92.9	182.3	109.4
Funding Percentage (as a % of target funding)		0	100	200
Strategic and Operational Measures:
Strategic Growth	20	—	—	—	—	150	30
Technology Enablement	10	—	—	—	—	100	10
Magnet for Talent	10	—	—	—	—	150	15
Aggregate Weighted Funding Percentage:							164.4

PAYOUT DETERMINATIONS
As described above, the Compensation and Personnel Committee verifies achievement relative to the target for the financial measure and the strategic and operational measures to determine the respective performance levels. The Compensation and Personnel Committee then adds the amounts for the two components together to determine the annual cash incentive pool funding. The Compensation and Personnel Committee then takes this bonus pool funding level, together with each NEO’s individual annual performance review, and determines the payout, which may be more or less than the NEO’s target, ranging from a minimum of 0% and up to a maximum (assuming 100% funding of the bonus pool) of 200%. Each NEO’s individual performance level, other than the CEO’s, is determined as recommended by the CEO to the

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Compensation and Personnel Committee. The CEO’s individual performance level is determined by the Compensation and Personnel Committee based on its assessment of the achievement of Company goals.
The total payout under our annual cash incentive plan for each NEO for the fiscal year ended December 31, 2025 is reflected in the following table:

NEO	2025 Base Salary ($)	2025 Target Cash Incentive Opportunity (as a % of Base Salary)	Target Incentive ($)	Bonus Pool Funding Plus Individual Performance (%)	Total 2025 Cash Incentive Payout Amount ($)
Giuseppina (Pina) Albo	1,300,000	160	2,080,000	175	3,640,000
Craig Howie	660,000	150	990,000	175	1,732,500
Adrian Daws (1)	660,000	140	795,760	150(5)	1,379,728
Gemma Carreiro (2)	480,000	110	528,000	175	924,000
Alex Baker (3)	509,200	120	547,614	150(6)	920,761
Megan Graves (2)(4)	650,000	140	910,000	165	1,501,500

1.     The 2025 base salary for Mr. Daws is based on salary effective September 1, 2025 and paid in U.S. dollars. The target and total cash     incentive payout amounts for the fiscal year ended December 31, 2025, were pro-rated based on his salary as of April 1, 2025, converted using the exchange rate on February 24, 2026, the date when the Compensation and Personnel Committee approved the payout, and his salary effective September 1, 2025. For Mr. Daws’ base salary effective April 1, 2025, the 2025 average exchange rate of $1.3400 was used.
2.     All amounts paid to Ms. Carreiro and Ms. Graves were paid in Bermuda dollars (BMD). BMD is converted to the U.S. dollars using an exchange rate of 1:1.
3.     All amounts paid to Mr. Baker were paid in British pound sterling. The 2025 base salary is based on salary effective September 1, 2025. The target and total cash incentive payout amounts for the fiscal year ended December 31, 2025, were converted to U.S. dollars using the exchange rate on February 24, 2026, the date when the Compensation and Personnel Committee approved the payout. For Mr. Baker’s base salary, the 2025 average exchange rate of $1.3400 per British pound sterling was used.
4.     Ms. Graves retired as of December 31,2025. Per her Retirement Agreement (dated as of June 16, 2025) she remains eligible for her 2025 annual cash incentive plan payment at no less than target, payable in March 2026.
5.    Mr. Daws was appointed CEO of Hamilton Re effective September 1, 2025. Prior to that date, he served as CEO of Hamilton Global Specialty. His 2025 annual bonus reflected a weighted‑average of the bonus funding levels applicable to each role, resulting in an overall payout of 150%.
6.    Mr. Baker was appointed CEO of Hamilton Global Specialty effective September 1, 2025. Prior to that date, he served as Group Chief Risk Officer. His 2025 annual bonus reflected a weighted‑average of the bonus funding levels applicable to each role, resulting in an overall payout of 150%.

LONG-TERM INCENTIVES
The largest component of the executive compensation program is long-term incentive equity grants, which are prospective in nature and intended to tie a substantial portion of our NEOs' and other executive officers' pay to creating long-term shareholder value. The Compensation and Personnel Committee designed the long-term incentive opportunity to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. The long-term incentives create a strong link between payouts and performance, and significant alignment between the interests of executive officers and the interests of our shareholders. Long-term equity incentives also promote retention because executive officers will receive value through the vesting schedule only if they remain employed by us over the required term. Equity incentives also foster an ownership culture among our executive officers by making them shareholders with a personal stake in the value they are intended to create. The Compensation and Personnel Committee chose to award PSUs because they reward NEOs for future performance if performance goals relating to sustained underlying value are achieved and RSUs because they provide a retentive vehicle and alignment with long-term business performance.

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LONG-TERM INCENTIVE TARGET OPPORTUNITIES
The employment agreements with each of our NEOs set forth annual targets for grants of PSUs and RSUs. The target levels are expressed as dollar amounts, equal to a certain percentage of the NEO’s base annual salary. The number of shares covered by the awards is determined by dividing the applicable target dollar amount by the per share fair market value of our shares as of the date of the fourth quarter Compensation Committee meeting on February 26, 2025 ($18.41) for the grants made during the fiscal year ended December 31, 2025). In February 2025, the Compensation and Personnel Committee authorized grants of awards to our NEOs under our 2023 Equity Incentive Plan at their respective annual grant targets. In affirming and establishing these grant levels, the Compensation and Personnel Committee considered the following:
•The values of, allocations to, and proportion of total compensation represented by the long-term incentive opportunities at the companies in our compensation peer sets;
•Individual performance, criticality, and expected future contributions of the NEO;
•Time in role, skills, and experience; and
•Retention
The Compensation and Personnel Committee determines a target long-term incentive opportunity for each NEO under the long-term incentive plan by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. The Compensation and Personnel Committee also modified the target incentive percentages for the fiscal year ended December 31, 2025 to better align each NEO’s incentive targets to the market as follows:

NEO	2024 Target Long-term Incentive Opportunity (as a % of Base Salary)	2025 Target Long-term Incentive Opportunity (as a % of Base Salary)
Giuseppina (Pina) Albo	275	300
Craig Howie	230	240
Adrian Daws	160	170
Gemma Carreiro	100	120
Alex Baker(1)	120	120
Megan Graves	160	170
1.     Following Mr. Baker’s appointment to CEO, Hamilton Global Specialty effective September 1, 2025, his long-term incentive target percentage was increased from 120% to 150% for his 2026 award.

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EQUITY VEHICLES AND 2025 MIX: PSUs AND RSUs
The mix of long-term incentives granted to the NEOs during the fiscal year ended December 31, 2025 is shown in the following table:

Equity Vehicle	2025 Allocation	Vesting Period	Performance Metrics	Rationale for Use
PSUs	50%	3-year cliff	•3-year average Return on Equity •3-year annualized Book Value per Share Growth	•Focuses on core profitability and sustainable growth •Prioritizes increasing shareholder value •Promotes long-term focus and retention
RSUs	50%	3 years: 1/3 per year	•Value of stock at vesting	•Aligns with shareholders •Promotes retention •Provides value even during periods of share price or market underperformance
The Compensation and Personnel Committee structured the mix of equity vehicles, and the relative weight assigned to each type of award to motivate performance against long-term goals through PSUs, and to ensure some amount of value delivery through the RSUs. These are complementary because they have upside potential but deliver some value even if the share price does not increase, while also reinforcing an ownership culture and commitment to us.
PSU PERFORMANCE METRIC
For the fiscal year ended December 31, 2025, the Compensation and Personnel Committee retained the same equally-weighted performance metrics used in the prior year: three-year average Return on Equity (ROE) and three-year annualized Book Value per Share Growth ("BVSG"). These metrics align with peer group market practices and our status as a public company. ROE was selected because it measures the Company’s ability to generate profits, leading to sustainable growth and alignment with shareholder interests. BVSG was selected because it reflects the underlying value of the Company’s assets minus its liabilities, providing a clear measure of financial health and encouraging a long-term focus on sustainable performance.
TARGET, THRESHOLD AND MAXIMUM PERFORMANCE LEVELS
Similar to the annual cash incentive plan, for the PSUs, the Compensation and Personnel Committee defines payout levels representing the number of PSUs to be earned by our NEOs and other executive officers based on the level of actual performance relative to the target. The Compensation and Personnel Committee believes that it has set the performance goals at rigorous and challenging levels to require significant effort and achievement by our executive officers, and that these goals have been established in light of our internal forecast as well as the macroeconomic and industry environments. Depending on where the Company’s three-year ROE and BVSG performance falls, the payout percentage will be determined by linear interpolation. Ultimately, the Compensation and Personnel Committee will approve the performance achievement percentages and the determination of the number of PSUs earned based on the outcome of the formula.

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2025 GRANTS OF PSUs AND RSUs
The following table summarizes the grants to our NEOs:

NEO	2024 Base Salary ($)	2025 Target Long-Term Incentive Opportunity (as a % of Base Salary)	Target Long-Term Incentive Value ($)	PSUs ($)	PSUs (#)	RSUs ($)	RSUs (#)
Giuseppina (Pina) Albo	1,300,000	300	3,900,000	1,950,000	105,921	1,950,000	105,921
Craig Howie	640,000	240	1,536,000	768,000	41,717	768,000	41,717
Adrian Daws (1)	491,684	170	835,863	417,931	22,478	417,931	22,478
Gemma Carreiro	430,000	120	516,000	258,000	14,015	258,000	14,015
Alex Baker (2)	421,443	120	505,732	252,866	13,600	252,866	13,600
Megan Graves	635,000	170	1,079,500	539,750	29,319	539,750	29,319
1.     All amounts paid to Mr. Daws for purposes of calculating 2025 long-term incentive opportunities were paid in British pound sterling. For purposes of this CD&A, all amounts paid to Mr. Daws during 2024 and 2025 were converted to U.S. dollars using the 2024 and 2025 average exchange rate, $1.2771 and $1.3400, respectively, except where otherwise indicated.
2.    All amounts paid to Mr. Baker for purposes of calculating 2025 long-term incentive opportunities were paid in British pound sterling. For purposes of this CD&A, all amounts paid to Mr. Baker during 2024 and 2025 were converted to U.S. dollars using the 2024 and 2025 average exchange rate, $1.2771 and $1.3400, respectively, except where otherwise indicated.

2023 PSUs WITH PERFORMANCE PERIOD COMPLETED AS OF FISCAL YEAR ENDED DECEMBER 31, 2025
In 2023, the Compensation and Personnel Committee granted PSUs with performance-based vesting requirements for the three-year performance period of 2023-2025 based on underwriting return on capital, which had the following performance curve:

2023 Performance Measure	Below Threshold (%)	Threshold (%)	Target (%)	Maximum (%)	Maximum or Above (%)	Actual (%)
Underwriting Return on Capital	<(2.3)	(2.3)	3	6.6	>6.6	8.6
Payout Percentage of Target Shares	0	0	100	200	200	200
The Compensation and Personnel Committee determined that the annualized underwriting return on capital for the 2023-2025 period was 8.6%, and correspondingly approved a performance payout at 200% of target. The Compensation and Personnel Committee then multiplied this payout percentage by the number of PSUs originally granted to determine the numbers of PSUs earned, which were as follows:

NEO	Earned PSUs (#)
Giuseppina (Pina) Albo	236,880
Craig Howie	87,464
Adrian Daws	40,874
Gemma Carreiro	22,448
Alex Baker	26,370
Megan Graves	61,224
Underwriting return on capital is determined by a fraction, the numerator of which consists of (1) GAAP underwriting profit, plus (2) a catastrophe loss bank adjustment, plus (3) a reserve adjustment, plus (4) a loss portfolio transfer adjustment, plus (5) investment income on insurance float; and the denominator of which consists of risk-adjusted underwriting capital. The Compensation and Personnel Committee approves

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underwriting return on capital for each of the three years in the performance period, and then compounds and annualizes them.
Compensation Determination Process — Section V
ROLE OF THE COMMITTEE
The Compensation and Personnel Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs. The Compensation and Personnel Committee structures the executive compensation program to accomplish our articulated compensation objectives in light of the compensation philosophy described above. In accordance with its charter, the Compensation and Personnel Committee establishes total compensation for the Chief Executive Officer, reviews and evaluates the performance of the Chief Executive Officer and develops base salary and incentive compensation recommendations. Our Chief Executive Officer does not play any role with respect to any matter affecting her own compensation and is not present when the Compensation and Personnel Committee discusses and formulates the compensation recommendation. With the input of the Chief Executive Officer, the Compensation and Personnel Committee also establishes the compensation for all the other executive officers.
ROLE OF THE CHIEF EXECUTIVE OFFICER
The Compensation and Personnel Committee works with our Chief Executive Officer to set the target compensation of each of our executive officers, including other NEOs. As part of this process, the Chief Executive Officer evaluates the market competitiveness of the various components of compensation and the performance of the other executive officers annually and makes recommendations to the Compensation and Personnel Committee regarding the compensation of each executive officer in the first quarter of the applicable fiscal year.
The Chief Executive Officer’s input is particularly important in connection with base salary adjustments and the determination of each executive officer’s individual goals under the annual cash incentive plan. The Compensation and Personnel Committee gives significant weight to the Chief Executive Officer’s recommendations in light of her greater familiarity with the day-to-day performance of her direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the Chief Executive Officer. Nevertheless, the Compensation and Personnel Committee makes the ultimate determination regarding the compensation for the executive officers.
ROLE OF MANAGEMENT
The Compensation and Personnel Committee also works with members of our management team, including human resources, finance, and legal professionals. Management supports the Compensation and Personnel Committee by assisting in plan design, providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters. The Compensation and Personnel Committee does not delegate any of its functions to others in setting the compensation of our NEOs.

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RISK MANAGEMENT
The Compensation and Personnel Committee conducted a risk assessment of the Company’s compensation program to confirm that the program is appropriately designed and does not encourage individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company. After reviewing the design, administration, and controls of the program, the Compensation and Personnel Committee concluded that the Company’s program is well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risk and that any risks arising from the program are not reasonably likely to have a material adverse effect on the Company. In particular, we have adopted the policies and procedures set forth under "Additional Compensation Policies and Practices " below, which are designed to help mitigate risk by deterring inappropriate risk-taking behavior, ensuring accountability for financial restatements and aligning executive actions with long-term shareholder interests.
COMPENSATION AND PERSONNEL COMMITTEE CONSULTANT
Our Compensation and Personnel Committee may engage its own external compensation consultant to advise on the Company's compensation program generally, prepare reports that compare our compensation program to those of our peers and help ensure the competitiveness and appropriateness of our compensation. The Committee has sole authority to select, retain and terminate any consultants or advisors used to provide independent advice to the Compensation and Personnel Committee and evaluate executive compensation, including the sole authority to approve the fees and any other retention terms for such consultant or advisor.
For the fiscal year ended December 31, 2025, the Committee retained Mercer (US) LLC ("Mercer") as the independent compensation consultant. Throughout the fiscal year, Mercer:
•Conducted peer group benchmarking
•Summarized proxy advisor feedback
•Provided a regulatory and compensation trends update
•Reviewed incentive practices for the short- and long-term incentive plan, including share usage
•Reviewed Board of Directors’ compensation against the market
•Reviewed executive benefits and perquisites

Each year, our compensation consultant is required to submit a letter describing any conflicts of interest and other factors relating to its independence. The Compensation and Personnel Committee has determined that Mercer is independent and their work during the fiscal year ended December 31, 2025 did not raise any conflicts of interest. During the fiscal year ended December 31, 2025, Mercer’s fees for executive compensation consulting were $483,162.
In addition to Mercer’s work on behalf of the Compensation and Personnel Committee, Mercer and its affiliates provide other non-executive compensation-related services to the Company. These services are approved by management, which oversees the specific areas of business for which the services are provided. The total amount paid for these other services in the fiscal year ended December 31, 2025 was $6,850,465. Most of these services are provided by other companies owned by Marsh (formerly Marsh & McLennan), the parent company of Mercer.

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PEER BENCHMARKING
In making determinations about executive compensation, the Compensation and Personnel Committee believes that obtaining relevant market data is important, because it serves as a reference point for making decisions and provides very helpful external context. When making decisions about the structure and component mix of our executive compensation program, the Compensation and Personnel Committee considers the structure and components of, and the amounts paid under, the executive compensation programs of other comparable companies, as derived from surveys, public filings, and other sources.
The Compensation and Personnel Committee, with the assistance of a compensation consultant and considering peer groups used previously, reviewed peer sets for the fiscal year ended December 31, 2025. Because our business includes reinsurance and specialty insurance, the peer sets include companies with businesses that encompass one or more of those segments.
The market data is used as a reference point and to provide information on the range of competitive pay levels and current compensation practices in our industry. The Compensation and Personnel Committee determined that the appropriate market reference was within the range for similar positions at peer companies. Executive officers’ total compensation may deviate from the level referenced to attract or retain key individuals or reflect their respective skills, experience, or performance.
We believe that the compensation practices of these peer sets provided us with appropriate compensation reference points for establishing the compensation of our NEOs for the fiscal year ended December 31, 2025. Consistent with best practices for corporate governance, the Compensation and Personnel Committee reviews our competitive market information annually.
Hamilton considers each element of total compensation and evaluates each NEO's competitive position on a total direct compensation basis, including base salary and short- and long-term incentive targets. When setting executive compensation, we consider market pay practices and pay levels using a compensation peer group and industry-leading surveys.
2025 Compensation Benchmarking Peer Group
For purposes of comparing our executive compensation against the competitive market, the Compensation and Personnel Committee regularly reviews and considers the compensation levels and practices of a group of comparable companies. In August 2024, the Compensation and Personnel Committee conducted a reassessment of its compensation and performance peer groups with the assistance of Mercer, its independent compensation consultant, to set compensation for 2025. Argo Group International Holdings, Inc was removed from the 2025 peer group because it was acquired by Brookfield Reinsurance in 2023 and Palomar was removed because of its smaller size compared to the Company. The following companies were added to maintain an appropriate sample size and so Hamilton’s revenue is positioned closer to the median of the peer group: Assured Guaranty Ltd., ProAssurance Corporation, SiriusPoint, Ltd. and United Fire Group, Inc. In addition, Mercer recommended removing three companies because they are UK-based and do not provide the same level of compensation disclosure: Bealzey Group PLC, Hiscox Ltd. and Lancashire Holdings Limited. These companies will continue to be part of a supplemental reference group that is considered for compensation practices but not pay level benchmarking.

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During the fiscal year ended December 31, 2025, the Compensation and Personnel Committee referenced the following compensation peer group for purposes of setting compensation and understanding the competitive market:

Arch Capital Group Ltd.	Kinsale Capital Group, Inc.	SiriusPoint Ltd.
Assured Guaranty Ltd.	Markel Group Inc.	Skyward Specialty Insurance Group, Inc.
AXIS Capital Holdings Limited	ProAssurance Corporation	The Hanover Insurance Group, Inc.
Everest Group, Ltd.	RenaissanceRe Holdings Ltd.	United Fire Group, Inc.
James River Group Holdings, Ltd.	RLI Corp.	W.R. Berkley Corporation
The Compensation and Personnel Committee regularly reviews the Company’s peer groups and considers advice from its compensation consultant. In selecting its compensation peer group, the Compensation and Personnel Committee seeks companies operating in similar industries, with a similar business model and similar size and geographic footprint.
Additional Compensation Policies and Practices — Section VI
PERQUISITES AND OTHER PERSONAL BENEFITS
Executives participate in the same market-competitive benefit programs as employees in their region and do not receive supplemental benefits or perks. We offer a broad range of benefits, which might include medical, dental, vision, life, and disability plans to our employees, including our NEOs. We pay all or most of the cost of medical plan coverage for all employees, including our NEOs, although we are not obligated to pay any increases in the cost of coverage after such NEO’s employment commencement date. We pay a majority of the employee share of payroll and social insurance taxes for all employees based in Bermuda, including our NEOs, which we believe is common practice at other Bermuda-based public companies.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs and are entirely aligned with benefits provided to all of our employees in their respective locations.
POST-EMPLOYMENT COMPENSATION
Qualified Retirement Plans
We offer a tax-qualified 401(k) defined contribution plan covering all of our U.S. employees, including our U.S.-based NEOs. Eligible employees may make voluntary pre-tax and post-tax contributions to the 401(k) plan and are eligible for matching company contributions in an amount equal to 100% of the first 6% of the employee’s eligible compensation contributed to the plan. The 401(k) plan also permits discretionary company contributions. All contributions to the 401(k) plan are subject to certain limitations under the Internal Revenue Code.
Ms. Albo receives an additional cash payment equal to 4% of her base salary, which, together with the 6% company matching contribution to the 401(k) plan, approximates the 10% retirement benefit contribution she received under a previous Bermuda employment agreement.
NEOs based in the U.K. are eligible to participate in the defined contribution pension scheme and receive a contribution of 10% of pensionable earnings plus a 2.5% match, aligned with all our U.K.-based employees. All

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employees in the U.K., including our NEOs, may elect to take cash in lieu of pension if they exceeded the annual tax threshold. subject to compliance with applicable law.
Termination And Change In Control Provisions
The Compensation and Personnel Committee believes that the long-term interests of shareholders are best served by providing reasonable protection to address potential change in control transactions in which NEOs may otherwise be distracted by their potential loss of employment in the event of a successful transaction.
Under the terms of our 2013 Equity Incentive Plan and our 2023 Equity Incentive Plan, vesting is accelerated for the unvested portion of awards due to a change in control if, within 12 months following the change in control, the NEO’s employment is either terminated by the Company without cause or by the NEO for good reason. For PSUs, performance conditions would be deemed achieved based on the greater of actual performance or target at the time of the change in control, with the number of shares also to be fully vested. These are called “double trigger” arrangements (i.e., benefits under these arrangements are triggered only by the consummation of a change in control followed by the NEO’s termination of employment under certain specified circumstances within 12 months following the change in control).
In addition, under the terms of our 2013 Equity Incentive Plan and our 2023 Equity Incentive Plan, if a change in control occurs and awards are not assumed or continued by the successor or surviving corporation, the unvested portion of any outstanding awards will generally vest on the date of the change in control, and the Compensation and Personnel Committee has discretion to settle such awards with cash.
We do not provide excise tax “gross-ups” to any of our executive officers related to change-in-control payments.
Severance Arrangements
We provide severance benefit protection to our NEOs through our individual employment agreements with each such individual (in addition to the special provisions in connection with a change in control). The Compensation and Personnel Committee believes these severance payments and benefits are important from a recruiting perspective to provide some level of protection to our executive officers from having their employment terminated without cause or constructively terminated in connection with a change in control, or from experiencing a life-changing disability, and that the amounts are reasonable when compared with similar arrangements adopted by comparable companies. See “Executive Compensation Tables—Potential Payments Upon a Termination or Change in Control” below for further information.
COMPENSATION RECOVERY (“CLAWBACK”) POLICY
We have adopted a compensation recovery (“clawback”) policy that complies with the Dodd-Frank Act and NYSE listing standards, requiring the Company to recover any erroneously awarded incentive-based compensation from current and former executive officers if the Company is required to prepare an accounting restatement under applicable securities laws. If the Company must prepare an accounting restatement due to either (i) material noncompliance with any financial reporting requirement under the securities laws, including a restatement to correct an error that is material to previously issued financial statements, or (ii) an error that is immaterial to prior statements but would result in a material misstatement if left uncorrected in the current period, then all incentive compensation paid or credited to each current or former executive officer for the restated period (up to three years) will be recalculated based on the restated

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results. If the recalculated amount is less than the compensation actually paid or credited for that period, the excess must be forfeited or returned to the Company. If an executive officer fails to repay any erroneously awarded compensation due under the clawback policy, the Company will enforce the clawback policy and pursue all remedies permitted by law, unless certain conditions are met and the Compensation and Personnel Committee determines that recovery would be impracticable.
INSIDER TRADING POLICY
Our insider trading policy governs the purchase, sale and other disposition of our securities by our directors, officers, employees, certain other designated individuals as well as their related persons or entities. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. The policy prohibits trading while in possession of material nonpublic information and during blackout periods, and provides for pre-clearance procedures for our executive officers, directors and certain other specified employees. It also includes related standards and procedures, as described below. The policy is an exhibit to our Annual Report for year ended December 31, 2025.
HEDGING AND PLEDGING RESTRICTIONS
Our insider trading policy prohibits any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. The insider trading policy also explicitly prohibits short sales of the Company’s equity securities, which are inherently speculative in nature and contrary to the best interests of the Company and its shareholders. The policy further prohibits the pledging of the Company’s securities in any circumstance, including by purchasing on margin or holding securities in a margin account.
RULE 10B5-1 PLANS
Our insider trading policy allows for each of our executive officers, the members of our Board, and certain other employees who have been designated as having regular access to material nonpublic information about the Company in the normal course of their duties to conduct any open market sales or purchases of our securities through use of stock trading plans adopted pursuant to Exchange Act Rule 10b5-1 (“Trading Plans”). Exchange Act Rule 10b5-1 provides a way for Company “insiders” to buy and sell our securities over a designated period by adopting pre-arranged Trading Plans entered into during an open trading window and at a time when they were not aware of material nonpublic information regarding the Company, following a cooling off period that extends to the later of 90 days after adoption or modification of their Trading Plan or two business days after the filing of our Annual Report on Form 10-K or a Quarterly Report on Form 10-Q covering the fiscal quarter in which the Trading Plan was adopted, up to a maximum of 120 days, and their shares of our securities are sold in accordance with the terms of their Trading Plans without regard to whether or not they are in possession of material nonpublic information about the Company at the time of the sale. Under a Trading Plan, a broker executes trades pursuant to parameters established by the executive officer, member of our Board, or other employee when entering into the plan, without further direction from such insider.

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EQUITY GRANT TIMING
We typically grant our annual equity awards following the Compensation and Personnel Committee's fourth quarter meeting (held in the first quarter of the following fiscal year). We do not currently grant stock options or similar stock appreciation rights as part of our equity compensation program. Accordingly, during fiscal year ended December 31, 2025, (i) none of our NEOs were awarded stock options with an effective date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. If stock options are granted in the future, the Company would aim to avoid granting such options in anticipation of releasing material nonpublic information that is likely to result in changes to the price of our common stock.
STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS
We believe that the Company and our shareholders are best served when executive officers manage the business with a long-term perspective. As such, we have adopted executive share ownership guidelines, as we believe stock ownership is an important tool to strengthen the alignment of interests among our executive officers and our shareholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment to sound corporate governance. The guidelines require that within five years of being appointed to a covered position, the Chief Executive Officer hold a minimum of six times, and the other executive officers hold a minimum of three times (as detailed below) the value of their annual base salary in Company shares.

Position	Stock Ownership Requirements
Chief Executive Officer	6x annual base salary
Other Executives	3x annual base salary
Non-employee Directors	5x annual retainer fee (excluding any committee chair fees)
For this purpose, RSUs (whether or not vested) and Company shares directly or beneficially owned by the executive, or the executive’s immediate family members, will count for purposes of satisfying the ownership requirement. However, unvested PSUs will not count toward the minimum requirements. After the initial five-year phase-in period, compliance with the ownership requirement will be measured as of the last trading day of each calendar year. All executives are currently in compliance with the Company’s stock ownership guidelines, as they are within the designated phase-in period for meeting the required ownership levels.
ACCOUNTING CONSIDERATIONS
We follow Financial Accounting Standards Board ASC Topic 718 for our stock-based compensation awards. In accordance with ASC Topic 718, stock-based compensation cost is measured at the grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We record this expense on an ongoing basis over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

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U.S. TAX CONSIDERATIONS
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain executive officers. Section 162(m) has limited effect for Hamilton because we are headquartered in Bermuda and U.S. tax law affects only a portion of our income. While we are aware of and have assessed the impact of this rule when developing and implementing our executive compensation program, deductibility of compensation under Section 162(m) has not been a driving factor in its operation.

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Compensation and Personnel Committee Report
The Compensation and Personnel Committee has reviewed and discussed with management the disclosure set forth under the heading “Compensation Discussion and Analysis” in this proxy statement. Based on the review and discussions referred to above, the Compensation and Personnel Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
This report is provided by the following independent directors, who constitute the Compensation and Personnel Committee(1):
•John J. Gauthier, Chair
•David A. Brown
•Karen Ann Green
•Stephen W. Pacala
•Therese Vaughan

1.The Compensation and Personnel Committee Report was approved by the Compensation and Personnel Committee on February 24, 2026.

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth information concerning the compensation awarded to, earned by or paid to our NEOs by the Company in respect of our fiscal years ended December 31, 2025, 2024 and 2023.

		Salary(1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Giuseppina (Pina) Albo	2025	1,300,000	—	3,900,000	3,640,000	136,000	8,976,000
Chief Executive Officer	2024	1,300,000	—	3,575,000	3,640,000	130,000	8,645,000
	2023	1,300,000	500,000	6,909,468	3,952,000	130,000	12,791,468
Craig Howie	2025	660,000	—	1,536,000	1,732,500	21,000	3,949,500
Chief Financial Officer	2024	640,000	—	1,380,000	1,675,000	10,265	3,705,265
	2023	600,000	500,000	1,248,506	1,620,000	19,800	3,988,306
Adrian Daws (6)	2025	660,000	—	827,609	1,379,728	245,085	3,112,422
Chief Executive Officer of Hamilton Re	2024	491,684	—	732,105	1,108,188	48,370	2,380,347
	2023	447,768	102,418	609,292	1,078,820	43,222	2,281,520
Gemma Carreiro	2025	480,000	—	516,000	924,000	163,816	2,083,816
General Counsel	2024	430,000	—	400,000	725,000	151,650	1,706,650
	2023	400,000	500,000	351,636	580,000	187,205	2,018,841
Alex Baker(6)(7)	2025	509,200	—	500,738	920,761	47,570	1,978,269
Chief Executive Officer of Hamilton Global Specialty
Megan Graves	2025	650,000	—	1,079,500	1,501,500	190,241	3,421,241
Former Chief Executive Officer of Hamilton Re	2024	635,000	—	944,000	1,422,000	208,670	3,209,670
	2023	590,000	100,000	864,244	1,400,000	164,326	3,118,570
1. Salary amounts represent each NEO’s annual base salary in effect as of December 31 of the applicable year. For 2025, the actual salaries paid to each NEO was as follows: $1,300,000, for Ms. Albo, $655,000, for Mr. Howie, $566,725, for Mr. Daws, $467,500 for Ms. Carreiro, $475,700 for Mr. Baker and $646,250 for Ms. Graves.

2. The amounts shown in the Bonus column for 2023 reflect the bonus amounts received by the NEOs from a discretionary bonus pool established by the Board in connection with the initial public offering. For Mr. Daws, the amount was converted from British pound sterling (“GBP”) using the exchange rate on the payment date, which is $1.2490 per GBP on November 13, 2023.

3. The amounts disclosed in the Stock Awards column represent the aggregate grant date fair value of RSUs and PSUs, computed in accordance with FASB Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. Amounts disclosed in this column relating to RSUs and PSUs reflect the fair market value of a Class B common share on the date of grant multiplied by the number of shares underlying each award and assuming issuance at target for the PSUs (which reflects the probable achievement level of the applicable performance conditions). Assumptions, factors and methodologies used in our computations pursuant to ASC Topic 718 are set forth in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The value of the PSU awards granted in 2025 at the grant date assuming that the maximum level of performance conditions was achieved was as follows: $3,900,000 for Ms. Albo, $1,536,000 for Mr. Howie, $1,079,500 for Ms. Graves, $827,609 for Mr. Daws, $500,738 for Mr. Baker and $516,000 for Ms. Carreiro.

4. The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of our annual cash incentive plan, as determined by the Compensation and Personnel Committee. Payments pursuant to the annual cash incentive plan are generally made early in the year following the year in which they are earned. Amounts in this column for 2025 are with respect to payments made pursuant to amounts earned in 2025 but paid in 2026 under the annual cash incentive plan.

5. The amounts shown in this column for the fiscal year ended December 31, 2025 include (i) contributions by the Company to retirement plans or cash payments in lieu of contributions as follows: $136,000 for Ms. Albo, $21,000 for Mr. Howie, $66,750 for Ms. Graves, $56,673 for Mr. Daws, $47,571 for Mr. Baker and $46,750 for Ms. Carreiro; (ii) payments of the employee’s share of Bermudian government payroll and social insurance taxes: $104,406 for Ms. Graves, $117,066 for Ms. Carreiro and $34,581 for Mr. Daws (iii) reimbursement of Mr. Daws' relocation fees to Bermuda in the amount of $153,832 and (iv) reimbursement of Ms. Graves’ repatriation to the United States in connection with her retirement in the amount of $19,085.

6. The U.S. dollar amounts in the table above for Mr. Daws for years 2023, 2024 and prior to September 2025 following his appointment to CEO of Hamilton Re, were converted from British pound sterling (“GBP”) using the 2025 average exchange rate, $1.3400 per GBP, for his salary and all other compensation. The amounts reflected for base salary represent the salary at year end. The U.S. dollar amounts in the table above for Mr. Baker, were converted from British pound sterling ("GBP") using the 2025 average exchange rate, $1.3400 per GBP, for his salary and all other compensation and the exchange rate of $1.319 per GBP, for his 2025 non-equity incentive plan compensation. The amounts reflected for base salary represent the salary at year end.

7. Mr. Baker first became a named executive officer in 2025. In accordance with SEC rules, only compensation for fiscal year 2025 is required to be included in the Summary Compensation Table.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	64

Grants of Plan-Based Awards in 2025
The following table sets forth information about the non-equity incentive awards and equity-based awards granted by the Company to each of our NEOs in the fiscal year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value Of Stock Awards (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Giuseppina		0	2,080,000	4,160,000
(Pina) Albo	02/26/2025							105,921	1,950,006
	02/26/2025				52,961	105,921	211,842		1,950,006
Craig Howie		0	990,000	1,980,000
	02/26/2025							41,717	768,010
	02/26/2025				20,859	41,717	83,434		768,010
Adrian Daws (5)		0	795,760	1,591,520
	02/26/2025							22,478	413,820
	02/26/2025				11,239	22,478	44,956		413,820
Gemma Carreiro		0	528,000	1,056,000
	02/26/2025							14,015	258,016
	02/26/2025				7,088	14,015	28,030		258,016
Alex Baker(5)		0	547,614	1,095,228
	02/26/2025							13,600	250,376
	02/26/2025				6,800	13,600	27,200		250,376
Megan Graves		0	910,000	1,820,000
	02/26/2025							29,319	539,763
	02/26/2025				14,660	29,319	58,638		539,763
1. The amounts disclosed in these columns reflect the target and maximum annual cash incentive opportunities of our NEOs for the fiscal year ended December 31, 2025. The amounts of the annual cash incentive opportunities depend on the annual base salary in effect at year end for each NEO. Below or at threshold performance on the financial metrics results in 0% payout. See “Compensation Discussion and Analysis—Compensation Program Components—Annual Cash Incentive Plan” for a detailed description of our annual cash incentive plan, including the criteria for determining the amounts payable. Actual 2025 annual cash incentive plan results (for 2025 performance) are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The maximum award is 200% of target. Linear interpolation is used to determine the applicable payout amount between threshold and target and between target and maximum for results based on financial performance.

2. Amounts disclosed in this column for grants made in February 2025 reflect the number of shares that may be realized under the PSUs granted to our NEOs in 2025 based on the 3-year annualized growth in book value per share as well as the 3-year average return on equity for the three-year performance period. See “Compensation Discussion and Analysis—Compensation Program Components—Long-Term Incentives—PSU Performance Metric” or a detailed description of the performance conditions for the PSUs.

3. Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2025. The RSUs granted in February 2025 as part of the annual equity grant vest over three years; one-third of the RSUs will vest on March 1 of each year for three years after the grant date, subject to continued service.

4. The amounts shown in this column represent the grant date fair value of RSUs and PSUs, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Amounts disclosed in this column relating to RSUs reflect the fair market value of a Class B common share on the date of grant multiplied by the number of shares underlying each award and assuming issuance at target for the PSUs (which reflects the probable achievement level of the performance conditions). Assumptions, factors and methodologies used in our computations pursuant to ASC Topic 718 are set forth in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. Regardless of the value on the grant date, the actual value depends on the market value of our Class B common shares on a date in the future when the RSUs and PSUs vest.

5. The U.S. dollar amounts in the table above for Mr. Daws and Mr. Baker, were converted from British pound sterling (“GBP”) using the 2025 average exchange rate, $1.3400 per GBP, for their non-equity incentive awards. The U.S. dollar amounts in the table above are calculated using a prorated apportionment of their salaries pre and post their new appointments effective September 1, 2025.

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Employment and Other Agreements with Named Executive Officers
Executive Employment Agreements
Certain of the compensation paid to our NEOs reflected in the Summary Compensation Table was provided pursuant to employment agreements with us or one of our subsidiaries, which are summarized below. These employment arrangements establish the minimum terms and conditions of the executives’ employment, which are summarized below. For a discussion of the severance pay and other benefits to be provided to our NEOs in connection with a termination of employment and/or a change in control under arrangements with each of our NEOs, see “—Potential Payments Upon Termination or Change in Control” below.
GIUSEPPINA (PINA) ALBO
On September 12, 2023, we entered into an amended and restated employment agreement with Ms. Albo, our Chief Executive Officer. The agreement provides for an initial term ending November 1, 2026, with automatic one-year renewals unless either party gives six months’ prior written notice.
Under the agreement, Ms. Albo receives an annual base salary of $1,300,000, a target annual cash incentive opportunity equal to 160% of base salary (with actual payout ranging from 0% to 200% of target based on performance), and an annual target equity incentive award, all subject to annual review for increase, but not decrease. For the fiscal year ended December 31, 2025, her target equity award was 300% of base salary (which may be increased for subsequent fiscal years in the discretion of the Compensation and Personnel Committee), split equally between RSUs (vesting ratably over three years) and PSUs, which are earned based on achievement of designated performance metrics.
CRAIG HOWIE
On March 6, 2024, we entered into an amended and restated employment agreement with Mr. Howie, our Group Chief Financial Officer. The agreement provides for an annual base salary of $640,000 ($660,000 as of December 31, 2025), a target annual cash incentive opportunity equal to 150% of base salary, and an annual target equity incentive award equal to 230% of base salary (240% for the fiscal year ended December 31, 2025), each subject to annual review for increase, but not decrease. Equity awards are granted in the form of RSUs and PSUs, with PSUs earned based on achievement of designated performance metrics.
ADRIAN DAWS
Effective March 18, 2021, we entered into an employment agreement with Mr. Daws in connection with his role as Chief Executive Officer of Hamilton Global Specialty. That agreement provided for an annual base salary of £280,000, increased to £390,000 as of April 1, 2025, a target annual cash incentive opportunity equal to 100% of annual base salary (140% for 2025), and an annual target incentive equity award equal to 100% of annual base salary (170% for 2025), subject to annual review for increase.
In connection with his appointment as Chief Executive Officer of Hamilton Re, the Company entered into a new employment agreement with Mr. Daws dated June 13, 2025, effective September 1, 2025. The agreement provides for an annual base salary of $660,000 (his base salary as of December 31, 2025), a target annual cash incentive opportunity equal to 140% of base salary for 2025, and an annual target long‑term incentive award

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	66

equal to 170% of base salary for 2025, each subject to annual review for increase, but not decrease. The Company also agreed to reimburse Mr. Daws for certain expenses related to his relocation to Bermuda.
GEMMA CARREIRO
On August 6, 2022, we entered into an employment agreement with Ms. Carreiro, who serves as our Group General Counsel. The employment agreement with Ms. Carreiro provides for an annual base salary of $385,000, ($480,000 as at December 31, 2025) a target annual cash incentive opportunity equal to 70% of annual base salary (110% for the fiscal year ended December 31, 2025) and an annual target incentive equity award equal to 70% of annual base salary (120% for the fiscal year ended December 31, 2025), all of which will be reviewed annually for increase, but not decrease. The Company also pays the Bermuda payroll tax (employer and employee portions), except for 1.7% allocated to Ms. Carreiro in respect of the employee portion; however, the Company reserves the right to review, amend and terminate this benefit at any time
ALEXANDER BAKER
Effective January 1, 2023, we entered into an employment agreement with Mr. Baker in connection with his role as Group Chief Risk Officer. That agreement provided for an annual base salary of £300,000, which was increased to £350,000 as of April 1, 2025, a target annual cash incentive opportunity equal to 80% of annual base salary (120% for 2025), and an annual target incentive equity award equal to 100% of annual base salary (150% for 2025), subject to annual review for increase.
In connection with his appointment as Chief Executive Officer of Hamilton Global Specialty, the Company entered into a new employment agreement with Mr. Baker dated June 13, 2025, effective September 1, 2025. The agreement provides for an annual base salary of £380,000 (his base salary as of December 31, 2025), a target annual cash incentive opportunity equal to 120% of base salary for 2025, and a target annual long‑term incentive opportunity equal to 150% of base salary for 2025, in each case subject to annual review and discretionary determination. Mr. Baker is also eligible to participate in the Company’s U.K. pension and benefit plans
MEGAN GRAVES
Ms. Graves served as Chief Executive Officer of Hamilton Re until her retirement from that role on September 1, 2025 . Under her employment agreement dated September 1, 2020, she was entitled to an annual base salary of $500,000 (increased to $650,000 as of December 31, 2025), a target annual cash incentive opportunity (140% for 2025), and annual equity awards (170% for 2025), subject to annual review for increase. The Company also paid Bermuda payroll tax, except for 1.7% allocated to Ms. Graves.
In connection with her retirement, Ms. Graves entered into a retirement agreement providing for eligibility to receive her annual incentive award payment for 2025 at annual incentive pool target, reimbursement of repatriation expenses in an amount of up to $20,000, thirty-one days of continued medical benefits coverage (should alternative coverage not be in place) and continued vesting of outstanding RSUs and PSUs in accordance with their original terms, subject to compliance with post-employment restrictive covenants, including a non-compete.

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Long-Term Equity Compensation
The Compensation and Personnel Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. See “Compensation Discussion and Analysis—Compensation Program Components—Long-Term Incentives” above for further information.
Annual Incentive Plan
Our NEOs participate in an annual cash incentive plan which provides short-term incentive opportunities based on the achievement of key annual objectives. See "Compensation Discussion and Analysis—Compensation Program Components—Annual Cash Incentive Plan” above for further information.
Additional Benefits
Our NEOs are eligible to participate in retirement and health and welfare plans and programs broadly available to our employees. See "Compensation Discussion and Analysis—Additional Compensation Policies and Practices—Perquisites and Other Personal Benefits" above for further information.
Outstanding Equity Awards at Fiscal Year Ended December 31, 2025
The following table sets forth information about the outstanding equity awards to acquire our Class B common shares held by each of our NEOs as of the fiscal year ended December 31, 2025.

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				Stock Awards
				Number of shares or Units That Have Not Vested (1)	Market Value of Shares or Units that Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (4)
Name	Award Type	Grant Date		(#)	($)	(#)	($)
Giuseppina (Pina) Albo	RSU	03/10/2023	(5)	39,480	1,101,492
		11/10/2023	(6)	116,667	3,255,009
		03/05/2024	(7)	82,184	2,292,934
		02/26/2025	(8)	105,921	2,955,196
	PSU	03/10/2023	(9)			236,880	6,608,952
		11/10/2023	(10)			200,000	5,580,000
		03/05/2024	(11)			246,552	6,878,801
		02/26/2025	(12)			211,842	5,910,392
Craig Howie	RSU	03/10/2023	(5)	14,578	406,726
		03/05/2024	(7)	31,724	885,100
		02/26/2025	(8)	41,717	1,163,904
	PSU	03/10/2023	(9)			87,464	2,440,246
		03/05/2024	(11)			95,172	2,655,299
		02/26/2025	(12)			83,434	2,327,809
Adrian Daws	RSU	03/10/2023	(5)	6,813	190,083
		03/05/2024	(7)	16,830	469,557
		02/26/2025	(8)	22,478	627,136
	PSU	03/10/2023	(9)			40,874	1,140,385
		03/05/2024	(11)			50,490	1,408,671
		02/26/2025	(12)			44,956	1,254,272
Gemma Carreiro	RSU	03/10/2023	(5)	3,741	104,374
		03/05/2024	(7)	9,195	256,541
		02/26/2025	(8)	14,015	391,019
	PSU	03/10/2023	(9)			22,448	626,299
		03/05/2024	(11)			27,586	769,649
		02/26/2025	(12)			28,030	782,037
Alex Baker	RSU	03/10/2023	(5)	4,395	122,621
		03/05/2024	(7)	10,518	293,452
		02/26/2025	(8)	13,600	379,440
	PSU	03/10/2023	(9)			26,370	735,723
		03/05/2024	(11)			31,556	880,412
		02/26/2025	(12)			27,200	758,880
Megan Graves(13)	RSU	03/10/2023	(5)	10,204	284,692
		03/05/2024	(7)	21,701	605,458
		02/26/2025	(8)	29,319	818,000
	PSU	03/10/2023	(9)			61,224	1,708,150
		03/05/2024	(11)			65,104	1,816,402
		02/26/2025	(12)			58,638	1,636,000

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1. Amounts disclosed in this column reflect the number of unvested RSUs granted that had not vested as of December 31, 2025. See “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” for a summary of the treatment of RSUs upon death, disability, termination or change in control.

2. Amounts disclosed in this column reflect the market value of the RSUs using the fair market value of a Class B common share on December 31, 2025, $27.90 , multiplied by the number of shares underlying each award.

3. Amounts disclosed in this column reflect the number of unvested PSUs that are subject to open performance periods as of December 31, 2025. See “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” for a summary of the treatment of PSUs upon death, disability, termination or change in control.

4. Amounts disclosed in this column reflect the market value of the unvested PSUs using the fair market value of a Class B common share on December 31, 2025, $27.90, multiplied by the number of shares underlying each award (assuming issuance at target, which reflects the probable achievement level of the applicable performance conditions).

5. The RSUs granted to our NEOs on March 10, 2023 vest in three equal annual installments on March 1 of each of 2024, 2025, and 2026, respectively, subject to the NEO’s continued service through each vesting date.

6. The RSUs granted to Ms. Albo on November 10, 2023 cliff vest on the third anniversary of the grant date, subject to her continued service through the vesting date.
7. The RSUs granted to our NEOs on March 5, 2024 vest in three equal annual installments on March 1 of each of 2025, 2026, and 2027, respectively, subject to the NEO’s continued service through each vesting date.

8. The RSUs granted to our NEOs on February 26, 2025 vest in three equal annual installments on March 1 of each of 2026, 2027, and 2028, respectively, subject to the NEO’s continued service through each vesting date.

9. The PSUs granted to our NEOs on March 10, 2023 are earned based on our annualized underwriting return on capital for the 3-year performance period ending on December 31, 2025. The amounts reflect the maximum achievement of 200% (which reflects the achievement level of the applicable performance conditions).

10. The PSUs granted to Ms. Albo on November 10, 2023 are earned and vest based on the percentage increase in the price of our Class B common shares during the three-year period following the grant date ranging from 0% of the PSUs being earned and vesting if there is no (or negative) change in the value of our Class B common shares during the measurement period up to 100% of the PSUs being earned and vesting if the price of our Class B common shares doubles during the measurement period, with the number of PSUs that vest being determined based on linear interpolation for increases between 0% and 100%.

11. The PSUs granted to our NEOs on March 5, 2024 are earned based on the 3-year annualized growth in book value per share as well as the 3-year average return on equity for the 3-year performance period ending on December 31, 2026. The amounts reflect achievement at maximum as of December 31, 2025 (which reflects the probable achievement level of the applicable performance conditions).

12. The PSUs granted to our NEOs on February 26, 2025 are earned based on the 3-year annualized growth in book value per share as well as the 3-year average return on equity for the 3-year performance period ending on December 31, 2027. The amounts reflect achievement at maximum as of December 31, 2025 (which reflects the probable achievement level of the applicable performance conditions).

13. Per Ms. Graves’ retirement agreement, her unvested RSUs and PSUs will continue to vest subject to the terms of such agreement.

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Stock Vested in Fiscal Year Ended December 31, 2025
The following table sets forth information about the value realized by each of our NEOs as a result of RSUs that vested and PSUs that were earned during the fiscal year ended December 31, 2025.

	Stock Awards

	Number of Shares	Value Realized
	Acquired on Vesting (1)	on Vesting (2)
Name	(#)	($)
Giuseppina (Pina) Albo	389,799	8,428,573
Craig Howie	135,535	2,916,257
Adrian Daws	77,603	1,704,205
Gemma Carreiro	53,514	1,220,648
Alex Baker	44,682	1,060,857
Megan Graves	97,183	2,071,158

1. The amounts shown in this column represent the number of RSUs that vested and the PSUs that were earned for each NEO during the fiscal year ended December 31, 2025.
2. The amounts shown in this column reflect the value realized upon vesting of the RSUs and the earning of the PSUs for each NEO, as calculated based on the price of our Class B common shares on the vesting date, multiplied by the number of shares vested or earned on such date.

Pension Benefits
We do not currently sponsor or maintain any defined benefit pension benefit or retirement benefit plans providing specified retirement payments and benefits for our NEOs or any of our other employees.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
We do not currently sponsor or maintain any nonqualified defined contribution or other nonqualified deferred compensation plans for the benefit of our employees.
Potential Payments Upon Termination or Change in Control
As of the end of the fiscal year ended December 31, 2025, our NEOs were eligible to receive severance upon certain terminations of employment in accordance with their employment agreements, in each case, as described below.
Each employment agreement imposes restrictive covenants, including intellectual property assignment, confidentiality, non-disparagement, non-competition, and non-solicitation. Except as otherwise described below, the restricted period for the non-competition and non-solicitation provisions includes the term of employment plus a post-employment period of six (6) months following the date of termination (twelve (12) months for Ms. Albo), or twelve (12) months if the termination is in connection with a change in control.

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Giuseppina (Pina) Albo
If, other than in connection with a change in control, Ms. Albo’s employment is terminated (i) due to death, (ii) due to disability, (iii) by the Company without cause, (iv) by her resignation for good reason, or (v) due to non-renewal of the term of her employment agreement by the Company, then Ms. Albo would be entitled to any accrued but unpaid base salary and benefits, any then unpaid annual cash incentive payment for the year preceding the year of termination, any accrued but unused vacation, any accrued unpaid reimbursable expenses and, subject to her execution and non-revocation of a mutual general release of claims in favor of the Company, the following:
•Pro-rated cash incentive for the year in which notice of termination is provided, based on actual performance for the entire year and paid at the time such amount would otherwise be paid;
•Continuation of health insurance coverage for herself, her husband and eligible dependent for twelve (12) months following the termination date; and
•Immediate vesting of all unvested time-based equity-based compensation awards that would have vested in the twelve (12) month period following the termination date.
In addition to the above severance benefits, if Ms. Albo’s employment is terminated (i) by the Company without cause, (ii) by her resignation for good reason, or (iii) due to non-renewal of the term of her employment agreement by the Company, then Ms. Albo would be entitled to continuation of base salary for the remainder of the term of employment agreement or twenty-four (24) months following the termination date, whichever is longer, and a lump sum cash payment equal to 100% of her target annual cash incentive opportunity for the year of termination subject to her execution and non-revocation of a mutual general release of claims in favor of the Company.
If, within twelve (12) months following a change in control, Ms. Albo’s employment is terminated by the Company without cause, or if she resigns for good reason, then in addition to the above payments, all of her outstanding and unvested RSUs and PSUs will immediately vest (and any open performance periods would be deemed to end as of the change in control date, with all performance conditions being deemed to have been achieved based on the greater of estimated actual performance or target performance).
Messrs. Baker, Daws and Howie and Ms. Carreiro
The employment agreements with Messrs. Baker, Daws, Howie and Ms. Carreiro provide that each NEO’s employment may be terminated by the applicable employer without cause or by the NEO, in each case by providing the other with one hundred eighty (180) days prior written notice (or, if such resignation is for good reason, such earlier date specified in the notice of termination provided to the employer). The employer may elect to terminate the executives’ employment earlier by paying a lump sum cash payment in lieu of any base salary that would have been paid during the remainder of the notice period, and by continuing to provide the executive with employee benefits until the one hundred and eightieth (180th) day.
In the event of each of Messrs. Baker, Daws, Howie and Ms. Carreiro’s death, each NEO’s estate or beneficiary (as applicable) would be entitled to the NEO’s target annual incentive opportunity for the year of termination, pro-rated based on the number of days worked during such year.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	72

If, within twelve (12) months following a change in control, the employment of Messrs. Howie, Daws, Baker or Ms. Carreiro is terminated by the applicable company without cause, or if the NEO resigns for good reason, then, in addition to accrued compensation and benefits, the NEO would be entitled to (i) a lump sum cash payment equal to the sum of his or her annual base salary and target annual cash incentive opportunity, (provided that, with respect to Mr. Daws only, if such termination occurs during the period from September 1, 2025 through September 1, 2028, the lump sum cash payment equals two times annual base salary plus one times target annual cash incentive opportunity) in each case, less any sums paid by way of notice or payment in lieu of notice, and (ii) medical health insurance coverage for a maximum of twelve (12) month following the termination date or, if sooner, the date on which the NEO obtains substantially comparable medical health insurance under any other contract. The payment of such amounts and provision of benefits would be subject to the NEO’s compliance with the restrictive covenants in his or her employment agreement and his or her execution of documents in a form reasonably acceptable to the Company as it may require.
Estimated Potential Termination and Change in Control Payments and Benefits
The following table details the estimated value of the payments and benefits that our continuing NEOs would have been provided under their respective employment agreements, our annual cash incentive plan, and our 2013 Equity Incentive Plan and 2023 Equity Incentive Plan, including any award agreement thereunder, if their employment had been terminated on December 31, 2025, or if a change in control occurred on that date. The actual amounts that would be paid upon an NEO’s termination of employment and/or a change in control can be determined only at the time of such event.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	73

						Termination
				Involuntary Termination		without Cause
				Within 12 months		or for Good
		Change in		Following		Reason		Death or
Name	Compensation Component	Control		a Change in Control		Termination		Disability (1)
Giuseppina (Pina) Albo
	Cash Payment			6,760,000	(2)	6,760,000	(2)	2,080,000
	Long Term Incentives	6,975,000	(3)	34,582,775	(4)	9,604,631	(5)	9,604,631
	Benefits and Perquisites			41,507	(6)	41,507	(6)	41,507
	Total	6,975,000		41,384,282		16,406,137		11,726,137
Craig Howie
	Cash Payment			1,650,000	(7)	330,000	(8)	990,000
	Long Term Incentives			9,879,083	(4)
	Benefits and Perquisites			41,507	(9)	20,753	(10)
	Total			11,570,590		350,753		990,000
Adrian Daws
	Cash Payment			2,244,000	(11)	330,000	(8)	924,000
	Long Term Incentives			5,090,104	(4)
	Benefits and Perquisites			17,806	(9)	8,903	(10)
	Total			7,351,910		338,903		924,000
Gemma Carreiro
	Cash Payment			1,008,000	(7)	240,000	(8)	528,000
	Long Term Incentives			2,929,919	(4)
	Benefits and Perquisites			26,748	(9)	13,374	(10)
	Total			3,964,667		253,374		528,000
Alex Baker
	Cash Payment			1,120,240	(7)	254,600	(8)	611,040
	Long Term Incentives			3,170,528	(4)
	Benefits and Perquisites			5,718	(9)	2,859	(10)
	Total			4,296,487		257,459		611,040
1.The cash payment amounts disclosed in this column reflect cash severance equal to a pro-rated target bonus in the case of termination due to death or disability.
2.     Under Ms. Albo’s employment agreement, the amount reflects cash severance equal to (i) the sum of two times her base salary in effect immediately prior to termination and one times her target annual cash bonus; and (ii) a pro-rated bonus for the year of termination in the case of termination due to death or disability.
3.    The amount reflects, in the event that a change in control were to occur on December 31, 2025, the amount of potential payout of Ms. Albo's special IPO grant, using the fair market value of our Class B common shares on December 31, 2025, $27.90, multiplied by the number of unvested shares underlying the PSUs in her special IPO grant.
4.    The amounts reflect all unvested equity-based awards that will vest (assuming target performance where performance criteria are applicable) in the case of termination without cause or for good reason in connection with a change in control as provided under the 2013 Equity Incentive Plan and the 2023 Equity Incentive Plan, respectively, using the fair market value of our Class B common shares on December 31, 2025, $27.90 , multiplied by the number of unvested shares underlying each award. With respect to the PSUs in Ms. Albo’s special IPO grant, the payout would be determined based on applying the transaction price to the performance formula (instead of the average of the closing prices of a Class B common share for each of the last thirty (30) trading days). The figure reflected in this column assumes that the transaction price is $27.90 per share.
5.     Under Ms. Albo’s employment agreement, in the case of termination without cause or for good reason or termination due to death or disability, the amount reflects all her RSUs that would have vested in the 12-month period following termination, using the fair market

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	74

value of our Class B common shares on December 31, 2025, $27.90, multiplied by the number of shares underlying each unvested award. The amount also includes Ms. Albo's special IPO grant, using the fair market value of our Class B common shares on December 31, 2025, $27.90, multiplied by the number of unvested shares underlying the RSUs in the special IPO grant (and with respect to the PSUs in Ms. Albo’s special IPO grant, the payout would be determined based on applying to the performance formula the 30-day trading average ending on the assumed termination date of December 31, 2025).
6.     Under Ms. Albo’s employment agreement, in the case of termination without cause or for good reason or termination due to death or disability, the amount reflects company paid health insurance for twelve months. Ms. Albo’s employment agreement, in the case of termination without cause or for good reason or termination due to death or disability, the amount reflects company paid health insurance for twelve months. The value of medical continuation benefits is based on the medical insurance premium rates payable by the Company and applicable to Ms. Albo as of year-end 2025.
7.    Under employment agreements for Mr. Howie, Mr. Baker and Ms. Carreiro, the amounts reflect cash severance equal to twelve months of base salary plus target annual cash bonus in the case of termination without cause or for good reason in connection with a change in control.
8.    Under employment agreements for Mr. Howie, Mr. Daws, Mr. Baker and Ms. Carreiro, the amounts reflect cash severance equal to six months of base salary that the Company may elect to pay in lieu of 180-day termination notice in the case of termination without cause or for good reason.
9.    Under employment agreements for Mr. Howie, Mr. Daws, Mr. Baker and Ms. Carreiro, the amounts reflect company paid benefits and insurance for twelve months in the case of termination without cause or for good reason in connection with a change in control. The value of medical continuation benefits is based on the medical insurance premium rates payable by the Company and applicable to the NEOs as of year-end 2025.
10.     Under employment agreements for Mr. Howie, Mr. Daws, Mr. Baker and Ms. Carreiro, the amounts reflect company paid benefits and insurance for six months that the Company may elect to pay in lieu of 180-day termination notice in the case of termination without cause or for good reason.
11.    Under the employment agreement for Mr. Daws, the amount reflects cash severance equal to twenty-four months of base salary plus target annual cash bonus in the case of termination without cause or for good reason in connection with a change in control.
Payments to Former Named Executive Officer Upon Retirement
On December 31, 2025, Megan Graves, former Chief Executive Officer of Hamilton Re, retired from the Company. Under her retirement agreement and applicable Company plans, she remained entitled to her discretionary 2025 bonus ($1,501,500); continued vesting of outstanding equity awards ($6,868,702 as of December 31, 2025, based on the $27.90 fair market value of our Class B common shares on that date, subject to her compliance with the non‑compete agreement); and repatriation benefits and health insurance continuation ($190,241).
Equity Compensation Plan Information Table
The following table provides information as of the end of the fiscal year ended December 31, 2025 with respect to our common shares that may be issued under our existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by shareholders (1)	_______	_______	5,452,566
Equity compensation plans not approved by shareholders:
Total	________	_______	5,452,566
1.Includes Class B common shares that may be issued pursuant to outstanding awards under our 2023 Equity Incentive Plan, as amended from time to time, as of December 31, 2025.
2.Reflects the shares remaining available for future issuance under our 2023 Equity Incentive Plan. No shares are reserved for future issuance under our 2013 Equity Incentive Plan, other than shares issuable upon exercise of equity awards outstanding under such plans at the time of our IPO in 2023. In addition, our 2023 Equity Incentive Plan contains an “evergreen” provision pursuant to which the number of shares reserved for issuance under that plan will automatically increase on the first day of each fiscal year, for a period of not more than ten (10) years from the date the 2023 Equity Incentive Plan was first approved by the shareholders of the Company, commencing on January 1, 2025 and ending (and including) the first day of the fiscal year commencing in 2033, in an amount equal to the lesser of (i) two percent (2%) of the outstanding common shares on the last day of the immediately preceding fiscal year, and (ii) such number of common shares as is determined by the Compensation and Personnel Committee. For the fiscal year commencing January 1, 2026, the Compensation and Personnel Committee decided not to increase the number of common shares reserved for issuance under the 2023 Equity Incentive Plan.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	75

Pay Versus Performance Table and Disclosures
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Personnel Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)	Combined Ratio (%)(5)
					TSR ($)	Peer Group TSR ($)
2025	8,976,000	24,792,818	2,909,050	5,422,742	186.00	152.78	577	92.9%
2024	8,645,000	17,224,450	2,751,683	4,461,080	126.87	138.79	400	91.3%
2023	12,791,468	15,585,998	2,851,809	3,489,754	99.67	102.44	280	90.1%

1.Non-PEOs included in the above compensation columns reflect the following:

Fiscal Year	PEO	Non-PEOs
2025	Giuseppina (Pina) Albo	Craig Howie; Megan Graves; Adrian Daws; Gemma Carreiro; Alex Baker
2024	Giuseppina (Pina) Albo	Craig Howie; Megan Graves; Adrian Daws; Gemma Carreiro
2023	Giuseppina (Pina) Albo	Craig Howie; Megan Graves; Adrian Daws; Gemma Carreiro
2.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company's NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards columns set forth in the Summary Compensation Table. The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for time-based vesting RSU awards, closing price on the applicable year-end date, or, in the case of vesting dates, the closing price on the applicable vesting dates, (2) for performance-based RSU awards (excluding awards with market-based vesting conditions), the same valuation methodology as RSU awards above except year-end values are multiplied by the probability of achievement as of each such date, (3) for awards with market-based vesting conditions, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) and (4) VAP, which are valued the same as other time-based RSU awards, Compensation Actually Paid to our PEO and the average Compensation Actually Paid to non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Fiscal 2025
	PEO	Average Non-PEO
Total Reported in Summary Compensation Table	8,976,000	2,909,050
Less, value of equity awards reported in Summary Compensation Table	(3,900,000)	(891,969)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	8,865,588	2,027,699
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	9,813,262	1,131,789
Plus, fair value of awards granted in fiscal year and that vested in this fiscal year	0	0
Plus, change in fair value of prior year awards that vested in this fiscal year	1,037,968	246,174
Less, fair value of prior year awards that failed to vest this fiscal year	0	0
Total Adjustments	15,816,818	2,513,693
Compensation Actually Paid	24,792,818	5,422,742
4.The Peer Group TSR set forth in this table utilizes the S&P 500 Property & Casualty Insurance Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting November 10, 2023 and ending on December 31, 2025 in the Company and in the S&P 500 Property & Casualty Insurance Index, respectively, including reinvestment of dividends. Historical stock performance is not necessarily indicative of future stock performance. .

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	76

5.We determined Combined Ratio to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. Please refer to the section of this proxy statement titled "Financial Measure (60%)" section for an explanation of Combined Ratio. This performance measure may not have been the most important financial performance measure in prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO Compensation Actually Paid and Total Shareholder Return
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEOs, and the Company’s cumulative total shareholder return ("TSR") over the three most recently completed fiscal years and the S&P 500 Property & Casualty Insurance Index TSR over the same period.

Compensation Actually Paid (millions) vs Cumulative TSR
Compensation Actually Paid (millions)
Cumulative TSR (value of initial $100 investment)
$26,000,000
$24,000,000
$22,000,000
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$195
$180
$165
$150
$135
$120
$105
$90
$75
$60
$45
$30
$15
$0
2023
2024
2025
Pina Albo
Average for other NEOs
Hamilton Insurance Group, Ltd.
S&P 500 Property & Casualty Insurance Index

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	77

Relationship Between PEO and Non-PEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEOs, and our net income during the three most recently completed fiscal years.

Compensation Actually Paid (millions) vs Net Income
Compensation Actually Paid (millions)
$26,000,000
$24,000,000
$22,000,000
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Net Income (millions)
$765
$720
$675
$630
$585
$540
$495
$450
$405
$360
$315
$270
$225
$180
$135
$90
$45
$0
2023
2024
2025
Pina Albo
Average for other NEOs
Net Income

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	78

Relationship Between PEO and Non-PEO Compensation Actually Paid and Combined Ratio
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEOs, and our combined ratio during the three most recently completed fiscal years.

Compensation Actually Paid (millions) vs Combined Ratio
Compensation Actually Paid (millions)
$26,000,000
$24,000,000
$22,000,000
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Combined Ratio
3%
12%
21%
30%
39%
48%
57%
66%
75%
84%
93%
102%
111%
120%
2023
2024
2025
Pina Albo
Average for other NEOs
Combined Ratio

Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEOs for 2025 to Company performance. The measures in this table are not ranked.

Most Important Performance Measures for Fiscal 2025	Combined Ratio
Underwriting Return on Capital
Strategic Growth
Technology Enablement
Magnet for Talent

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	79

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following reasonable estimate of the ratio of the compensation of Ms. Albo, our CEO, to that of a median employee, calculated in a manner consistent with Item 402 (u).
For the fiscal year ended December 31, 2025:
•The median employee's annual total compensation was $156,985.
•The annual total compensation of our CEO, Ms. Albo, was $8,976,000.
•Based on this information, the ratio of the annual total compensation of our CEO to that of the median employee was 57.18 to one.
We determined that as of December 31, 2025, our employee population consisted of 646 individuals. To identify our “median” employee, we obtained the annualized bases salary amounts from our internal compensation system for each employee in our global population. Base salary amounts for employees paid in currencies other than U.S. dollars were converted to dollars based on the average 2025 foreign exchange rates as of December 31, 2025. We then ranked the resulting base salaries of all employees to determine our median employee. Once we identified our median employee, we combined all of the elements of the median employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K relating to the summary compensation table.
With respect to the annual total compensation of Ms. Albo, we used the amount reported in the “Total” column of our Summary Compensation Table contained in this proxy statement.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	80

2025 Director Compensation
In accordance with our compensation program for non-employee directors, non-employee members of our Board receive the following compensation for service:
Annual Compensation Package: $250,000, consisting of:
•$150,000 in the form of RSUs granted on the date of the Annual General Meeting. These RSUs cliff vest on the earlier of one year or the date of the subsequent Annual General Meeting.
•$100,000 paid in cash on a quarterly, pro rata basis.
•Non-employee directors may elect to defer receipt of 50% or 100% of their RSUs.
Additional Compensation:
•Chair of the Board: An additional $175,000 (cash), bringing the Chair’s total annual compensation to $425,000, exclusive of any additional compensation payable for committee assignments or other Board responsibilities.
•Chair of Audit Committee: An additional $50,000 (cash).
•Chair of Compensation and Personnel Committee: An additional $25,000 (cash).
•Chair of other committees: An additional $20,000 (cash).
•Directors serving on the board of an operating subsidiary: An additional $20,000 (cash or Company shares, at the director’s election).
Non-employee directors who do not serve as committee chairs do not receive additional fees for committee service.
We also reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending meetings or performing other services in their capacity as directors.
Share Ownership Guidelines: To strengthen alignment with shareholders and demonstrate sound governance, non-employee directors must, within five years of appointment, hold Company shares equal to at least five times the value of their annual retainer (excluding any portion paid in Company shares and committee chair or subsidiary board fees).

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	81

Director Summary Compensation Table
The following table summarizes the total compensation paid to each non-employee director for the fiscal year ended December 31, 2025.

	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Name	($)	($)	($)
William C. Freda (3)	41,667	—	41,667
David Brown	295,000	150,000	445,000
Stephen Pacala	120,000	150,000	270,000
Marvin Pestcoe	140,000	150,000	290,000
Barclay Simmons	100,000	150,000	250,000
John Gauthier	125,000	150,000	275,000
Henna Karna	112,500	150,000	262,500
Terri Vaughan	100,000	150,000	250,000
Neil Patterson	150,000	150,000	300,000
Karen Green (4)	66,667	150,000	216,667
David Priebe (4)	66,667	150,000	216,667
Brad Cooper (5)	—	—	—
H. Hawes Bostic, III(6)	—	—	—

1. Annual director compensation for the fiscal year ended December 31, 2025 was comprised of $100,000 in cash and RSUs with a grant date value of $150,000, which are scheduled to vest at the Annual General Meeting. The amounts disclosed in this column reflect the amount of cash compensation received by each non-employee director. Additional compensation for the chair of the Board is $175,000. Additional compensation for chairs of the various committees are: $50,000 (Audit chair), $25,000 (Compensation and Personnel chair), and $20,000 (chairs of all other committees). All additional chair compensation is paid in cash.

2. The amounts disclosed in the Stock Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of the Company Class B common shares issued. Amounts disclosed in this column reflect the number of shares issued multiplied by the grant date fair value of a Class B common share on the grant date. These Class B common shares were issued in May 2025, and will vest on the earlier of the one-year anniversary of the grant date and the date of the subsequent Annual General Meeting. The aggregate number of stock awards outstanding for each non‑employee director as of December 31, 2025 consisted solely of the 7,187 unvested RSUs granted at the Annual General Meeting in May 2025. No stock options were outstanding for any non‑employee director as of December 31, 2025.

3. Mr. Freda retired from the Board on May 15, 2025 . His annual fee is prorated based on his service period.
4. Ms. Green and Mr. Priebe were elected to the Board on May 15, 2025 . Their annual fees are prorated based on their respective service periods.
5. Mr. Cooper serves on the Board without compensation as the Hopkins Holdings Shareholder Director.
6. Mr. Bostic served on the Board without compensation as the Magnitude Shareholder Director until February 20, 2026, when Marc Roston replaced him as the Magnitude Shareholder Director.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	82

Audit Matters
PROPOSAL THREE:
Appointment of Independent Auditors
The Audit Committee has recommended the appointment of Ernst & Young Ltd. ("EY") as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent public accounting firm. Pursuant to Bermuda law, shareholders are required to approve the Audit Committee's selection of the independent auditors. EY has served as our independent auditor since 2013 and reports directly to the Audit Committee. In selecting EY as our independent auditor for 2026, the Audit Committee considered a number of factors, including:
•The professional qualifications of EY, the lead audit partner and other key engagement partners
•EY’s depth of understanding of our businesses, accounting policies and practices and internal control over financial reporting
•EY’s independence program and its processes for maintaining independence
•The appropriateness of EY’s fees for audit and non-audit services
•The impact of a change in the independent auditor
The Audit Committee and the Board believe that retention of EY is in the best interests of the Company and its shareholders. Representatives of EY are expected to be present at the Annual General Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.
Recommendation

The Board recommends a vote "FOR" the appointment of EY as our independent registered public accounting firm for 2026 and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm

Vote Required
Approval of the ratification of the appointment of EY as our independent registered public accounting firm and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy at the Annual General Meeting and entitled to vote on the matter. Abstentions will not be considered votes cast and will have no effect on the outcome of this proposal.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	83

Audit Committee Report
The Audit Committee assists our Board in fulfilling its responsibility in relation to oversight of (i) the quality and integrity of the Company’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications, independence and performance, (iv) the Company’s risk management policies and procedures, including cybersecurity risks, in coordination with the Technology Committee, and (v) the performance of our internal audit function.
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company, and for establishing and maintaining internal control over financial reporting.
The Audit Committee is responsible for the appointment, retention and compensation of our independent registered public accounting firm. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors, as appropriate.
In performing its duties, the Audit Committee has:
•Reviewed our audited financial statements for the year ended December 31, 2025 and had discussions with management regarding the audited financial statements
•Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC
•Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence
•Discussed with the independent registered public accounting firm their independence, the audited financial statements and other matters the Audit Committee deemed relevant and appropriate
Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for that year for filing with the U.S. Securities and Exchange Commission. The Board approved the Audit Committee’s recommendations.
Audit Committee (1)
Neil Patterson (Chair)
Karen Ann Green
David Priebe
Everard Barclay Simmons

1.The Audit Committee Report was approved by the Audit Committee on February 24 , 2026.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	84

Principal Accountant Fees and Services
Audit and Non-Audit Fees
The following table summarizes the aggregate fees billed by EY in respect of the fiscal years ended December 31, 2025 and 2024, 100% of which were approved by the Company's Audit Committee:

$ in thousands	2025	2024
Audit fees(1)	$5,322	$5,210
Audit-related fees(2)	290	452
Tax fees(3)	291	305
All other fees(4)	—	—
Total	$5,902	$5,967
1.Audit fees for the fiscal years ended December 31, 2025 and 2024 consist of fees for (a) the audit of various annual consolidated financial statements, (b) review of our quarterly financial statements, and (c) statutory audits.
2.Audit-related fees for the fiscal years ended December 31, 2025 and 2024 consist of fees for the Statement of Actuarial Opinions for our managed Syndicates
3.Tax fees for the fiscal years ended December 31, 2025 and 2024 primarily relates to tax compliance services and routine on-call tax services.
4.There were no "all other fees" billed for the fiscal years ended December 31, 2025 or 2024.

The Audit Committee of the Board considered whether EY providing the non-audit services included in the table above was compatible with maintaining EY's independence and concluded it was. The Audit Committee approves all audit and, subject to the de minimis exception of Section 10A(i) of the Exchange Act and SEC rules promulgated thereunder, all permitted non-audit services provided by the independent registered public accountants, including specific approval of internal control-related services, and shall receive certain disclosure, documentation, and discussion of non-prohibited tax services by the independent registered public accountant. The Audit Committee does not engage the independent registered public accountants to perform non-audit services proscribed by law or regulation. Consistent with SEC policies regarding auditor independence, the Audit Committee has adopted a policy regarding the pre-approval of services of the Company’s independent auditors. Pursuant to this policy, the Audit Committee may delegate approval authority for non-audit services to a member of the Audit Committee or may pre-approve an annual budget for non-audit services without pre-approving each specific engagement. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. When pre-approving non-audit services by the independent auditor, the Audit Committee shall consider whether provision of such services is consistent with maintaining the independent auditor’s independence.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	85

Shareholder Proposals for 2027 Annual General Meeting
Shareholder Proposals for Inclusion in 2027 Proxy Statement
Notice of any shareholder proposals that are intended to be included in the proxy statement for our 2027 Annual General Meeting of Shareholders ("2027 AGM") pursuant to Rule 14a-8 under the Exchange Act should be sent to our Corporate Secretary at Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda no later than December 8, 2026. The 2027 AGM is expected to be held within 30 days of the one-year anniversary of the Annual General Meeting. However, if the date of next year’s annual meeting is more than 30 days before or after May 5, 2027, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our materials for the 2027 AGM. Any such notice must include the information required under our bye-laws.
Shareholder Proposals to be Introduced at the 2027 Annual General Meeting
For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2027 AGM, shareholders are advised to review our bye-laws as they contain requirements with respect to advance notice of shareholder proposals and director nominations. Under our bye-laws, a timely notice of a shareholder nomination of a candidate for election as a director or any other shareholder proposal to be made during the 2027 AGM and not submitted for inclusion in next year’s proxy statement must be delivered to our Corporate Secretary at the address above no earlier than January 5, 2027 and no later than February 4, 2027. If the date of the 2027 AGM is more than 30 days before or after May 5, 2027, a timely notice of such nomination or proposal must be received no earlier than 120 days prior to the 2027 AGM and no later than the later of (i) 70 days prior to the date of the 2027 AGM and (ii) the close of business on the fourth (4th) day following the day on which notice of the date of the 2026 AGM was mailed or public disclosure of the date of the 2027 AGM was made, whichever first occurs. Any such notice must include the information required under our bye-laws.
As well as satisfying the foregoing requirements, in order to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, in addition to the information required under our bye-laws, no later than March 7, 2027. If the date of the 2027 AGM is more than 30 days before or after May 5, 2027, the notice must be sent no later than the later of (i) 60 calendar days prior to the date of the 2027 AGM or (ii) the 10th calendar day following the day on which public announcement of the date of the 2027 AGM is first made by the Company.
A shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the 2027 AGM and who is entitled to vote at the 2027 AGM.
Please note that the deadlines set forth above are based on the anticipated dates of the 2026 and 2027 AGMs and may be subject to change if the date of either meeting changes. Any such changes will be disclosed in accordance with applicable SEC rules and our bye-laws.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	86

Voting and Meeting Information
Meeting Information
When and Where is the Annual General Meeting?
The Annual General Meeting will be held virtually via the internet on May 5, 2026 at 9 am, ET. Shareholders may access the Annual General Meeting at www.virtualshareholdermeeting.com/HG2026.
What Do I Need to Participate in the Annual General Meeting?
Shareholders can participate in the Annual Meeting by logging into the meeting website at www.virtualshareholdermeeting.com/HG2026. To log in, you will need the 16-digit control number provided on your proxy card, voting instruction form or Internet Notice of Internet Availability of Proxy Materials for the Shareholder Meeting (the “control number”). We recommend that you log in at least 15 minutes in advance of the Annual Meeting.
Can I Ask Questions at the Virtual Annual Meeting?
Shareholders will be able to submit written questions during the meeting in the “Ask A Question” field of the website by selecting a question topic, typing the question in the designated text box and clicking “Submit.”
Consistent with the rules of conduct for our Annual General Meeting, and to allow us to answer questions from as many shareholders as possible, each shareholder may submit a maximum of one question. We ask that questions be succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped and answered together to avoid repetition.
What if I Have Trouble Accessing, or Technical Difficulties During, the Annual Meeting?
We will have technicians ready to assist with any technical difficulties in accessing or participating in the Annual Meeting. The technical support number will be posted on the Annual Meeting log in page.
Who Solicits Proxies and How Are They Paid?
The proxy accompanying this proxy statement is solicited on behalf of our Board for use at the annual meeting and Hamilton pays the expenses of soliciting the proxies. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of our shares. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding solicitation material. We have not retained the services of a proxy solicitor.
Are there any other matters to be presented during the Annual Meeting?
We know of no specific matter to be brought before the meeting that is not referred to in this proxy statement. If any other matter properly comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote the proxies in accordance with their best judgment on such matter.
Who Can Vote at the Annual Meeting?
Hamilton’s Class A and B shareholders are entitled to vote at the Annual Meeting if you were a shareholder of record on March 17, 2026. On March 17, 2026, there were 17,320,078 outstanding Class A common shares and 66,721,755 Class B Shares entitled to vote at the Annual General Meeting. Subject to the voting limitations set forth in our bye-laws, each share of Hamilton Class A and B common stock held by you on the record date is entitled to one vote, provided only Class B common shareholders may vote on Proposal 1 (election of Class B

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	87

directors). You are entitled to direct the voting of your shares if you were a beneficial owner of shares held in street name on the record date.
What are the Voting Rights of the Holders of Class A, Class B and Class C Common Shares?
Subject to the voting limitations set forth in our bye-laws, our Class A and Class B common shares are entitled to one vote per share held of record and to vote together as a single class on all matters on which shareholders are entitled to vote generally, provided that only holders of our Class B common shares may vote for the election and removal of directors (aside from directors appointed via the Shareholders' Agreement). Our Class C common shares have no voting rights, except as otherwise required by law.
How Many Votes are Required to Transact Business at the Annual Meeting?
A quorum is required to transact business at the Annual Meeting. Two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum. If after a half hour from the time appointed for the meeting a quorum is not present, then the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.
How Do I Vote?
You are encouraged to vote in advance of the Annual General Meeting. You can use any of the following methods listed to vote: (i) via the Internet, (ii) by telephone, (iii) by mailing your completed voting information form or proxy card or (iv) during the annual meeting.
Shareholders may cast their vote in one of four ways:
•By Internet. Go to www.proxyvote.com. To be valid, your vote must be received by 11:59 pm, ET, on May 4, 2026. You will need your control number to access the website.
•By Telephone. Call 1-800-690-6903 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the U.S. or Canada. International calling charges apply outside the U.S. and Canada. You will need your control number to vote. To be valid, your vote must be received by 11:59 pm, ET, on May 4, 2026.
•By Mail. Mark your voting instruction form or proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your vote must be received by 11:59 pm, ET, on May 4, 2026.
•During the Annual Meeting
If you are a beneficial owner of common shares held in street name, please refer to the voting instruction form provided by the intermediary holding these shares. The availability of telephone and internet voting will depend on the voting process of the intermediary. Shares held beneficially may be voted at the Annual Meeting only if you obtain a legal proxy from your intermediary the right to vote the shares.
What is the Difference Between a Shareholder of Record and a Beneficial Owner of Shares Held in Street Name?
If your shares of Hamilton Class B common shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, LLC ("Broadridge"), you are considered a shareholder of record or a “registered shareholder” of those shares. If your shares are held in an account at a bank, brokerage firm or other intermediary, you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials, as well as a voting instruction form, from the intermediary holding your shares

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	88

and, as a beneficial owner, you have the right to direct the intermediary as to how to vote them. Most individual shareholders are beneficial owners of shares held in street name.
How Can I Revoke My Proxy or Change My Vote?
If you are a beneficial owner of common shares held in street name, you should contact the intermediary holding these shares regarding how to revoke your proxy.
If you are a registered shareholder you may change your vote at any time before the polls close at the Annual
Meeting by:
•voting again by telephone or through the internet prior to 11:59 pm, ET, on May 6, 2026;
•executing and mailing a later-dated proxy card that is received prior to 11:59 pm, ET, on May 6, 2026; or
•voting again at the Annual Meeting.
How are votes counted?
Each Class A and Class B common share entitles the holder of record to one vote, subject to the voting limitations set out in our bye-laws. Our bye-laws provide a mechanism under which the Company may, before a vote of the shareholders on any matter, in certain circumstances reallocate a proportion of the voting rights held by or attributed to certain shareholders or groups of shareholders among other shareholders so as to ensure that those certain shareholders or groups of shareholders and their affiliates are not deemed to own shares possessing voting power comprising more than 9.5% of the total combined voting power of all classes of shares of the Company (or, in the case of holders of our Class B common shares when voting as a class, such as in respect of the election or removal of directors other than for directors who are appointed by certain shareholders pursuant to the Shareholders Agreement and our bye-laws, an amount calculated by multiplying (a) 9.5% and (b) the quotient of dividing (x) the total number of directors by (y) the number of directors elected by holders of Class B common shares). In addition, our Board may, in its absolute discretion, limit a shareholder’s voting rights when it deems it appropriate to do so to avoid certain material adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company or any shareholder or its affiliates. Our bye-laws also eliminate the voting power for certain holders of our common shares that have a relationship with Two Sigma.
Who Counts the Votes?
Broadridge, an independent entity, will tabulate the votes. A representative of Broadridge will act as the independent Inspector of Election and supervise the voting, decide the validity of proxies and certify the results.
How Will My Shares Be Voted?
Your shares will be voted in accordance with your instructions. In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or the internet, the proxy holders will have, and intend to exercise, discretion to vote your shares in accordance with their best judgment on any matters not identified in this proxy statement that are brought to a vote at the Annual Meeting.

If your shares are registered in your name and you sign and return a proxy card or vote by telephone or the internet but do not give voting instructions on a particular proposal, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares in street name and do not give voting instructions on a proposal, your broker is only permitted under the rules of the NYSE to vote your shares in its discretion on “routine” matters and is required to withhold a vote on each of the other proposals, resulting in a so-called “broker non-vote.”

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	89

Which Proposals are considered “Routine” or “Non-Routine”?
Proposal 3 (appointment of Ernst & Young Ltd. to act as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and to authorize the Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm) is a matter considered routine under NYSE rules and therefore a broker or nominee may vote on Proposal 3. No broker non-votes are expected to exist in connection with Proposal 3.
Proposal 1 (election of Class B directors) and Proposal 2 (non-binding advisory vote on fiscal year 2025 compensation paid to our named executive officers) are considered non-routine under NYSE rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2.
How are Abstentions and Broker Non-Votes Treated?
Only votes cast “for” or “against” a proposal will be considered; abstentions and broker non-votes will not be treated as a vote “for” or “against” a proposal and therefore will have no effect on the vote. With respect to Proposal 1, Class B Directors shall be elected by Class B Shareholders by a vote of plurality of the votes of the Class B Members cast at the meeting, subject to the voting limitations set out in the Company bye-laws.
How Do You Determine Whether I Get One or More Paper Copies of the Proxy Materials?
To reduce the costs of printing and distributing proxy materials, we are taking advantage of the SEC rule that allows companies to furnish their proxy materials over the internet. As a result, we send many shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of our proxy materials. This Notice explains how you can access the proxy materials over the internet, and also describes how to request to receive a paper copy of the proxy materials. If you have requested paper copies of the proxy materials, you may have received one copy of our proxy statement, annual report or Notice for multiple shareholders in your household. This is because we and some brokers, banks and other record holders participate in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability and deliver only one copy to shareholders at one address unless we or they receive other instructions from you.
If these materials were delivered to an address that you share with another shareholder, we will promptly deliver a separate copy if you make a written or verbal request to our Secretary at Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, telephone: (441) 405-5200.
If you are receiving multiple copies and would like to receive only one copy for your household, you may make such request as follows:
•If you are a shareholder of record, by contacting either by calling toll free at +1 (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717; and
•If you are a beneficial owner of shares, by contacting your broker, bank or other holder of record.
The Company’s proxy materials are also available at www.hamiltongroup.com.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	90

Other Matters
Communication with Board
Shareholders and other interested parties may send communications to our Board by sending written notice to our Corporate Secretary at our headquarters at Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The notice may specify whether the communication is directed to the entire Board, to the non-management directors or to a particular Board committee or other director. Our Corporate Secretary will handle routine inquiries and requests for information or will otherwise determine whether the communication is made for a valid purpose and is relevant to the Company and its business and, if the Corporate Secretary so determines, will forward the communication to our Chair of the Board, to the non-management directors or to the appropriate committee chair or director. At each meeting of our Board, our Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors upon request.
Delivery of Proxy Materials
We have chosen to furnish proxy materials, which include this proxy statement and our Annual Report, to our beneficial shareholders by providing access to these documents on the Internet instead of mailing printed copies. In connection therewith, a Notice of Internet Availability of Proxy Materials were first made available, sent or given to shareholders beginning on or about March 24, 2026, which explains how to submit your proxy and provides details on how to request paper copies of our proxy materials, if desired. We hope that this process will expedite shareholders’ receipt of our proxy materials and also lower the printing and mailing costs and minimizing the environmental impact of printing paper copies.
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, our directors and executive officers and any persons who beneficially own, or are part of a group that owns, more than 10% of our outstanding Class B common shares are required to report their initial ownership of common shares and any subsequent changes in that ownership to the SEC. Specific filing dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any failure by such persons to file these reports in a timely manner. Based on our review of filings and representations from reporting persons, we believe that all Section 16(a) reporting requirements applicable to our directors and executive officers were satisfied, except for certain filings that were not made on a timely basis. The following filings were submitted after the required time period: a) Form 4 Filings related to an annual grant of restricted stock units to each of the following directors: David Brown, William Freda, John Gauthier, Henna Karna, Neil Patterson, Stephen Pacala, Marvin Pestcoe, Everard Barclay Simmons and Therese Vaughan b) a Form 4 Filing reflecting a gift transfer from Pina Albo to The Albo 2018 LLC and c) Form 3 filings related to Russell Buckley and Raymond Karrenbauer.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	91

Incorporation by Reference
No reports, documents or websites that are cited or referred to in this proxy statement shall be deemed to form part of, or to be incorporated by reference into, this proxy statement. To the extent that this proxy statement is incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, the sections of this proxy statement titled "Compensation and Personnel Committee Report" and "Audit Committee Report" will not, to the extent permitted by the rules of the SEC, be deemed incorporated, unless specifically provided otherwise in such filing. No information contained on our website, www.hamiltongroup.com, is intended to be included as part of, or incorporated by reference into, this proxy statement.
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, will be sent to any shareholder, without charge, by regular mail upon written request addressed to our Secretary at Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or in the investor relations section of our website.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	92

Appendix 1 - Non-GAAP Financial Measures
Non-GAAP Financial Measures Reconciliation
We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements are considered non-GAAP financial measures under SEC rules and regulations. In this proxy statement, we present underwriting income (loss), a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. We believe that non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most comparable GAAP figures are included below.
Underwriting Income (Loss)
We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.
The following table reconciles underwriting income (loss) for the year ended December 31, 2025, to net income (loss), the most comparable GAAP financial measure:

($ in thousands)	2025
Underwriting income (loss)	$148,823
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	775,132
Net foreign exchange gains (losses)	(5,985)
Corporate expenses	(57,167)
Amortization of intangible assets	(15,709)
Interest expense	(20,189)
Income tax (expense) benefit	15,124
Net income (loss), prior to non-controlling interest	$840,029

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	93

Other Underwriting Expenses
Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 9, Segment Reporting in our consolidated audited financial statements for the year ended December 31, 2025, it is considered a non-GAAP financial measure when presented elsewhere.
Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.
The following table reconciles other underwriting expenses for the year ended December 31, 2025 to general and administrative expenses, the most comparable GAAP financial measure:

($ in thousands)	2025
Other underwriting expenses	$221,743
Corporate expenses	57,167
General and administrative expenses	$278,910
Operating Ratios
Combined Ratio
Combined ratio is a measure of our underwriting profitability and is expressed as the sum of the losses and loss adjustment expense ratio, acquisition cost ratio and other underwriting expense ratio. A combined ratio under 100% indicates an underwriting profit, while a combined ratio over 100% indicates an underwriting loss.
Losses and Loss Adjustment Expense Ratio
Losses and Loss Adjustment Expense Ratio is a financial ratio calculated by dividing net losses and loss expenses by net premiums.
Acquisition Cost Ratio
Acquisition cost ration Is a ratio that represents commissions and other costs directly related to acquiring insurance business, calculated by dividing those costs by net premiums earned.
Other Underwriting Expense Ratio
Other Underwriting Expense Ratio is a measure of the other underwriting expenses (net of third party fee income) incurred by the Company and is expressed as a percentage of net premiums earned.

Hamilton Insurance Group, Ltd.	2026 Proxy Statement	94

Appendix 2: Class A Proxy Card

HAMILTON

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on May 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET on May 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88141-P50029

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HAMILTON INSURANCE GROUP, LTD.

CLASS A PROXY CARD

The Board of Directors recommends a vote "FOR" the following proposal:	**For**	**Against**	**Abstain**
1. Approve, on a non-binding, advisory basis, the fiscal 2025 compensation paid to our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote "FOR" the following proposal:	**For**	**Against**	**Abstain**
2. The appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

HAMILTON INSURANCE GROUP, LTD.

May 5, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Annual Report and the Notice and Proxy Statement are available at proxyvote.com.

Please mark, sign and date this proxy card on the reverse side and return promptly in the enclosed envelope.

V88142-P50029

HAMILTON INSURANCE GROUP, LTD.
PROXY CARD FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 5, 2026

This proxy is solicited by the board of directors of Hamilton Insurance Group, Ltd. (the "Company").
The undersigned hereby appoints Giuseppina Albo and Gemma Carreiro as proxies, each with full power of substitution, to represent the undersigned and to vote all common shares of the Company held of record by the undersigned on March 17, 2026, or which the undersigned would otherwise be entitled to vote at the Annual General Meeting to be held on May 5, 2026, and any adjournment thereof, upon all matters that may properly come before the Annual General Meeting. **All shares eligible to be voted by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the Annual General Meeting.**

The undersigned hereby acknowledges receipt of the Notice and Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and hereby revokes all previously granted proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

Continued and to be signed on reverse side

Appendix 3: Class B Proxy Card

HAMILTON

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on May 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET on May 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88143-P50029

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAMILTON INSURANCE GROUP, LTD.

CLASS B PROXY CARD

The Board of Directors recommends a vote "FOR" the election of the Class B Director nominees in the following proposal:

Nominees:	For	Against	Abstain
1a. David A. Brown	☐	☐	☐
1b. Giuseppina Albo	☐	☐	☐
1c. John J. Gauthier	☐	☐	☐
1d. Karen Ann Green	☐	☐	☐
1e. Anu (Henna) Karna	☐	☐	☐
1f. Neil Patterson	☐	☐	☐
1g. Marvin Pestcoe	☐	☐	☐
1h. David Priebe	☐	☐	☐
1i. Everard Barclay Simmons	☐	☐	☐
1j. Therese Vaughan	☐	☐	☐
1k. Peter Wilson	☐	☐	☐

The Board of Directors recommends a vote "FOR" the following proposal:	For	Against	Abstain
2. Approve, on a non-binding, advisory basis, the fiscal 2025 compensation paid to our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote "FOR" the following proposal:	For	Against	Abstain
3. The appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

HAMILTON INSURANCE GROUP, LTD.

May 5, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Annual Report and the Notice and Proxy Statement are available at proxyvote.com.

Please mark, sign and date this proxy card on the reverse side and return promptly in the enclosed envelope.

V88144-P50029

HAMILTON INSURANCE GROUP, LTD.
PROXY CARD FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 5, 2026

This proxy is solicited by the board of directors of Hamilton Insurance Group, Ltd. (the "Company").
The undersigned hereby appoints Giuseppina Albo and Gemma Carreiro as proxies, each with full power of substitution, to represent the undersigned and to vote all common shares of the Company held of record by the undersigned on March 17, 2026, or which the undersigned would otherwise be entitled to vote at the Annual General Meeting to be held on May 5, 2026, and any adjournment thereof, upon all matters that may properly come before the Annual General Meeting. **All shares eligible to be voted by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the Annual General Meeting.**

The undersigned hereby acknowledges receipt of the Notice and Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and hereby revokes all previously granted proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

Continued and to be signed on reverse side